Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 to Credit Agreement (this “Amendment”), dated as of September 17, 2026, by and among GMR INTERMEDIATE CORP., a Delaware corporation (“Holdings”), GLOBAL MEDICAL RESPONSE, INC., a Delaware corporation (the “Borrower”), each Person party hereto as a 2026 Term Loan Lender (as defined below) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of September 19, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among Holdings, the Borrower, the Lenders from time to time party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent and the Collateral Agent;

WHEREAS, the Borrower has requested that certain amendments and modifications to the Existing Credit Agreement be effected pursuant to Section 13.1 of the Existing Credit Agreement, which permits the Borrower to obtain Replacement Term Loans from any Lender in respect of all or a portion of outstanding Term Loans of any Class then outstanding under the Existing Credit Agreement;

WHEREAS, the Borrower proposes to amend and modify the Existing Credit Agreement to add a new term loan facility (the “2026 Term Loan Facility”; the loans thereunder, the “2026 Term Loans”) consisting of Replacement Term Loans in an aggregate amount equal to $2,712,000,000;

WHEREAS, the Borrower proposes to use the proceeds of the 2026 Term Loans to (i) refinance the Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date under the Existing Credit Agreement and (ii) pay fees, costs and expenses incurred in connection with the foregoing;

WHEREAS, each existing Lender of Term Loans on the Amendment No. 1 Effective Date, (each, an “Existing Term Lender”; the existing Term Loans held by it, its “Existing Term Loans”) that executes and delivers a signature page to this Amendment in the form of Annex I hereto (a “Term Loan Consent”) and in connection therewith agrees to continue all (or such lesser amount as allocated to such Existing Term Lender by the Left Lead Arranger (as defined below) and notified to such Existing Term Lender) of its outstanding Existing Term Loans as 2026 Term Loans (such continued Existing Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) pursuant to the “Cashless Settlement Option” will thereby (a) agree to the terms of this Amendment and (b) agree to continue all (or such lesser amount as allocated to such Existing Term Lender by the Left Lead Arranger and notified to such Existing Term Lender) of its Existing Term Loans outstanding on the Amendment No. 1 Effective Date (as defined below) as 2026 Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans of such Existing Term Lender (or such lesser amount as allocated to such Existing Term Lender by the Left Lead Arranger and notified to such Existing Term Lender);

WHEREAS, each Existing Term Lender that executes and delivers a Term Loan Consent and selects the “Assignment Settlement Option” will thereby (a) agree to the terms of this Amendment and (b) agree to have all of its Existing Term Loans repaid on the Amendment No. 1 Effective Date and receive an assignment of 2026 Term Loans from the Additional Term Lenders (as defined below) in a principal amount equal to the aggregate principal amount of its Existing Term Loans (or such lesser amount as allocated to

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such Existing Term Lender by the Left Lead Arranger and notified to such Existing Term Lender) (such Lenders, collectively, the “Post-Closing Settlement Option Term Lenders”);

WHEREAS, each Person (other than a Continuing Term Lender in its capacity as such and in the amount of its Continued Term Loans) that agrees to make 2026 Term Loans (collectively, the “Additional Term Lenders” and together with the Continuing Term Lenders, the “2026 Term Loan Lenders”) will make 2026 Term Loans to the Borrower on the Amendment No. 1 Effective Date (the “Additional Term Loans”) in such amount (not in excess of its Additional 2026 Term Loan Commitment (as defined below)) as is determined by the Left Lead Arranger and notified to such Additional Term Lender and set forth across from such Additional Term Lender’s name on Schedule 1 attached hereto;

WHEREAS, (a) (I) the Continuing Term Lenders are severally willing to continue all (or such lesser amount as allocated to such Continuing Term Lender by the Left Lead Arranger and notified to such Continuing Term Lender) of their Existing Term Loans as 2026 Term Loans, (II) each Post-Closing Settlement Option Term Lender is severally willing to receive an assignment of 2026 Term Loans from the Additional Term Lenders after the Amendment No. 1 Effective Date in a principal amount equal to the aggregate principal amount of its Existing Term Loans (or such lesser amount as allocated to such Continuing Term Lender by the Left Lead Arranger and notified to such Continuing Term Lender) and (III) the Additional Term Lenders are severally willing to make 2026 Term Loans, subject to the terms and conditions set forth in this Amendment and (b) the parties hereto wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement; and

WHEREAS, KKR Capital Markets LLC (the “Left Lead Arranger”), Barclays Bank PLC, BofA Securities, Inc., Capital One, National Association, Citibank, N.A., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC (collectively, the “Joint Lead Arrangers”) shall act as joint lead arrangers and joint bookrunners, in each case, with respect to this Amendment and the 2026 Term Loans provided for hereunder.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement.

2. 2026 Term Loans. Each party hereto agrees as follows:

(a)Subject to the satisfaction of the conditions set forth in Section 4 below,

(i)each Continuing Term Lender agrees to continue all (or such lesser amount as allocated to such Continuing Term Lender by the Left Lead Arranger and notified to such Continuing Term Lender) of its Existing Term Loans as 2026 Term Loans on the date hereof in a principal amount equal to such Existing Term Loans (or such lesser amount as allocated to such Continuing Term Lender by the Left Lead Arranger and notified to such Continuing Term Lender),

(ii)each Post-Closing Settlement Option Term Lender severally agrees to receive an assignment of 2026 Term Loans from the Additional Term Lenders after the Amendment No. 1 Effective Date in a principal amount equal to the aggregate principal amount of its Existing Term Loans (or such lesser amount as allocated to such Post-Closing Settlement Option Term Lender by the Left Lead Arranger and notified to such Post-Closing Settlement Option Term Lender); and

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(iii)each Additional Term Lender agrees to make a 2026 Term Loan on the date hereof to the Borrower in a principal amount equal to such Additional Term Lender’s Additional 2026 Term Loan Commitment (as defined below).

(b)A Person shall become a party to this Amendment and to the Amended Credit Agreement as a 2026 Term Loan Lender as of the Amendment No. 1 Effective Date by executing and delivering to the Administrative Agent on or prior to the Amendment No. 1 Effective Date a Term Loan Consent (in the case of Continuing Term Lenders) or a signature page to this Amendment (in the case of Additional Term Lenders) in its capacity as a 2026 Term Loan Lender.

(c)Each Additional Term Lender will make its 2026 Term Loan on the Amendment No. 1 Effective Date by making available to the Administrative Agent, in immediately available funds in accordance with the Existing Credit Agreement, an aggregate principal amount equal to the amount set forth opposite such 2026 Term Loan Lender’s name on Schedule 1 attached hereto (the “Additional 2026 Term Loan Commitment” and together with the commitment of each Continuing Term Lender to cashlessly exchange its Existing Term Loans pursuant to the Cashless Conversion (as defined below), the “2026 Term Loan Commitments”). The commitments of the Additional Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its 2026 Term Loan. The 2026 Term Loans may from time to time be Term SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with the Amended Credit Agreement.

(d)The obligation of each 2026 Term Loan Lender to make 2026 Term Loans on the Amendment No. 1 Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Amendment.

(e)On and after the Amendment No. 1 Effective Date, each reference in the Credit Documents to “Term Loans” shall be deemed a reference to the 2026 Term Loans contemplated hereby, except as the context may otherwise require, and each reference to “Lenders” shall be deemed to include the 2026 Term Loan Lenders, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Existing Credit Agreement with respect to indemnification, reimbursement of costs and expenses and increased costs shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Lender in respect of such Lender’s Existing Term Loans; provided that each Continuing Term Lender and each Post-Closing Settlement Option Term Lender waives any compensation under Section 2.11 of the Existing Credit Agreement in connection with the repayment or deemed repayment of its Existing Term Loans.

(f)The continuation of Continued Term Loans shall be implemented by each Continuing Term Lender cashlessly exchanging all (or such lesser amount as allocated to such Continuing Term Lender by the Left Lead Arranger and notified to such Continuing Term Lender) of its Existing Term Loans for 2026 Term Loans in a principal amount equal to such Existing Term Loans that are cashlessly exchanged (“Cashless Conversion”).

(g)To the extent any Existing Term Lender holding Existing Term Loans does not consent to this Amendment, the Existing Term Loans of such Existing Term Lender outstanding immediately prior to the Amendment No. 1 Effective Date shall be repaid in full, together with unpaid interest in respect thereof, with the proceeds of the Additional 2026 Term Loans borrowed on the Amendment No. 1 Effective Date.

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(h)Effective as of the Amendment No. 1 Effective Date, the 2026 Term Loans shall have terms and provisions identical to those applicable to the Initial Term Loans under the Amended Credit Agreement except as is otherwise set forth in this Amendment and the Amended Credit Agreement.

(i)By delivering a Term Loan Consent or a separate signature page to this Amendment to the Administrative Agent, each 2026 Term Loan Lender and each Post-Closing Settlement Option Term Lender thereby consents, authorizes and directs the Administrative Agent to execute, deliver and perform any obligations to be performed by the Administrative Agent under this Amendment and confirms that its obligations to the Administrative Agent under Section 12.7 of the Amended Credit Agreement extend to the actions taken by the Administrative Agent in connection with this Amendment.

(j)The commitment of any 2026 Term Loan Lender will be such amount (not exceeding any commitment offered by such 2026 Term Loan Lender) allocated to it by the Left Lead Arranger in the Left Lead Arranger’s sole discretion and notified to it on or prior to the Amendment No. 1 Effective Date.

(k)By delivering a Term Loan Consent to the Administrative Agent, each Existing Term Lender thereby agrees to waive the notice requirements and minimum prepayment amounts of Section 5.1(a) of the Existing Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

3.Amendments. Effective as of the Amendment No. 1 Effective Date, each of the parties hereto agrees that the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the marked copy of the Existing Credit Agreement attached as Exhibit A hereto.

4.Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied:

(a)

the Administrative Agent (or its counsel) shall have received from the Borrower, Holdings, the Administrative Agent and each 2026 Term Loan Lender (i) a counterpart of this Amendment executed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment;

(b)	the Administrative Agent (or its counsel) shall have received an executed legal opinion, in customary form, of Kirkland & Ellis LLP, as New York and Delaware counsel to Holdings and the Borrower;
(c)

the Borrower shall have paid (or caused to have been paid) to the Administrative Agent, (i) for the ratable account of each Existing Term Lender, substantially concurrently with the making (or deemed making) of 2026 Term Loans, all accrued and unpaid interest on the Existing Term Loans to, but not including the Amendment No. 1 Effective Date and (ii) for the benefit of the applicable Existing Term Lenders, substantially concurrently with the making (or deemed making) of 2026 Term Loans, all outstanding principal of Existing Term Loans that are not cashlessly exchanged for 2026 Term Loans on the Amendment No. 1 Effective Date;

(d)

the Administrative Agent shall have received a certificate of Holdings and the Borrower, dated the Amendment No. 1 Effective Date, with appropriate insertions, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by an Authorized

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Officer of Holdings and the Borrower, and including or attaching a copy of (i) the resolutions of the board of directors or other managers of Holdings and the Borrower (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of this Amendment and the other documents to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder (or a certificate from an Authorized Officer of Holdings and the Borrower that the resolutions previously delivered to the Administrative Agent authorize the same), (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings and the Borrower (or a certificate from an Authorized Officer of Holdings and the Borrower that the copies of such documents previously delivered to the Administrative Agent remain in effect without amendment since such delivery), (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings and the Borrower executing the Amendment (or a certificate from an Authorized Officer of Holdings and the Borrower that the incumbency certificate previously delivered to the Administrative Agent remains in effect), and (iv) a good standing certificate from the applicable Governmental Authority of Holdings’ and the Borrower’s jurisdiction of incorporation, organization or formation;

(e)

the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower certifying that, as of the Amendment No. 1 Effective Date, immediately after giving effect to this Amendment, the 2026 Term Loan Commitments and the borrowing of the 2026 Term Loans contemplated hereby, (i) no Event of Default or Default has occurred and is continuing and (ii) all representations and warranties of the Borrower and each other Credit Party contained herein and in the other Credit Documents are true and correct in all material respects (or, if qualified by materiality, material adverse effect or similar language, in all respects) on and as of the Amendment No. 1 Effective Date (after giving effect to all borrowings on the Amendment No. 1 Effective Date) with the same effect as though made on and as of the Amendment No. 1 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (or, if qualified by materiality, material adverse effect or similar language, in all respects) as of such earlier date);

(f)

the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that after giving effect to this Amendment and the funding of the 2026 Term Loans, the Borrower on a consolidated basis with the other Restricted Subsidiaries is Solvent;

(g)

the Administrative Agent shall have received, at least one (1) Business Day prior to the Amendment No. 1 Effective Date, (i) a Notice of Borrowing as required by Section 2.3 of the Existing Credit Agreement (which, for the avoidance of doubt, may request a Term SOFR Borrowing of 2026 Term Loans with a one (1) month Interest Period ending September 30, 2026) and (ii) a prepayment notice in respect of the prepayment of the Existing Term Loans;

(h)

the Administrative Agent and the 2026 Term Loan Lenders shall have received, at least one (1) Business Day prior to the Amendment No. 1 Effective Date to the extent reasonably requested in writing by such Person at least four (4) Business Days prior to the Amendment No. 1 Effective Date, all documentation and other information about each Credit Party as shall have been so reasonably requested in writing by such Person as required by applicable and customary regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and a beneficial ownership

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certification from the Borrower in accordance with the requirements of 31 C.F.R. § 1010.230; and

(i)

the Administrative Agent shall have received evidence that (i) all costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Joint Lead Arrangers and the Administrative Agent), required to be paid by the Borrower for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 1 Effective Date and (ii) all fees required to be paid by the Borrower to the Joint Lead Arrangers pursuant to the Amendment No. 1 Engagement Letter.

5.Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Existing Credit Agreement and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Existing Credit Agreement and the other Credit Documents) shall be deemed to include this Amendment.

6.Reaffirmation of Obligations. Each of Holdings and the Borrower, on behalf of itself and each other Credit Party, (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) reaffirms all of each Credit Party’s Obligations (including the 2026 Term Loans) under the Credit Documents after giving effect to the Amendment and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Credit Party’s Obligations under the Credit Documents after giving effect to the Amendment.

7.Reaffirmation of Security Interests. Each of Holdings and the Borrower, on behalf of itself and each other Credit Party, agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents after giving effect to the Amendment, which shall continue to secure the Obligations (including the 2026 Term Loans).

8.No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect. This Amendment shall not constitute a novation of the Existing Credit Agreement or any of the other Credit Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

9.Counterparts; Delivery. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

10.GOVERNING LAW. SECTION 13.12 OF THE EXISTING CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

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11.Jurisdiction; Waiver of Jury Trial; Severability. Sections 13.10, 13.13 and 13.15 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

GLOBAL MEDICAL RESPONSE, INC., as the Borrower

By:	/s/ Thomas A. A. Cook
Name:	Thomas A. A. Cook
Title:	Executive Vice President, General Counsel and Secretary

GMR INTERMEDIATE CORP., as Holdings

By:	/s/ Thomas A. A. Cook
Name:	Thomas A. A. Cook
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1 to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

By:	/s/ Jennifer DeFazio
Name:	Jennifer DeFazio
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

KKR CORPORATE LENDING LLC,
as an Additional Term Lender

By:	/s/ John Knox
Name:	John Knox
Title:	CFO

[Signature Page to Amendment No. 1 to Credit Agreement]

[Lender signature pages on file with the Administrative Agent]

ANNEX I

Term Loan Consent

[attached]

TERM LOAN CONSENT

This Term Loan Consent (this “Term Loan Consent”) is in respect of the Amendment No. 1 to Credit Agreement (the “Amendment”), to be entered into among Global Medical Response, Inc., a Delaware corporation (the “Borrower”), GMR Intermediate Corp., a Delaware corporation (“Holdings”), each lender party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), which amends that certain Amended and Restated Credit Agreement, dated as of September 19, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, the Administrative Agent and the other parties named therein. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Amendment posted to the Lenders on September 8, 2026 or the Existing Credit Agreement, as applicable.

EXISTING LENDERS OF INITIAL TERM LOANS

[Check ONLY ONE of the boxes below for your Initial Term Loans]

CASHLESS SETTLEMENT OPTION

☐

Each undersigned Initial Term Lender hereby (i) consents to each of the amendments to the Existing Credit Agreement contained in the Amendment, (ii) elects to continue as a Lender under the 2026 Term Loans after giving effect to the Amendment and deem all of its existing Initial Term Loans (or such lesser amount allocated to such Lender by the Left Lead Arranger) exchanged (on a cashless basis) for 2026 Term Loans and (iii) agrees that by executing and delivering a signature page to this Term Loan Consent, it is deemed to have executed and delivered a counterpart signature page to the Amendment directly as a party thereto and acknowledges and agrees that for all purposes of the Amended Credit Agreement and the other Credit Documents, it shall be subject to and bound by the terms of the Amendment and the Amended Credit Agreement and shall perform all the obligations of and shall have all rights of a 2026 Term Loan Lender thereunder.

ASSIGNMENT SETTLEMENT OPTION

☐

Each undersigned Initial Term Lender hereby (i) consents to each of the amendments to the Existing Credit Agreement contained in the Amendment and (ii) agrees to have an amount equal to the outstanding principal amount of the existing Initial Term Loans held by it prepaid on the Amendment No. 1 Effective Date and to purchase by assignment from the Additional Term Lenders 2026 Term Loans in an equal principal amount. By choosing this option, the undersigned Existing Term Lender hereby acknowledges and agrees that the Left Lead Arranger may, in its sole discretion, elect not to allocate any 2026 Term Loans to such Initial Term Lender or give such Initial Term Lender an allocation of 2026 Term Loans that is less than 100% of the principal amount of such Initial Term Lender’s existing Initial Term Loans.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Term Loan Consent to be duly executed and delivered by its proper and duly authorized officer(s).

[NAME OF INSTITUTION]

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

Name of Fund Manager (if any):

[Signature Page to Amendment No. 1 to Credit Agreement]

EXHIBIT A

AMENDMENTS TO EXISTING CREDIT AGREEMENT

[attached]

~~Execution Version~~Exhibit A

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 19, 2025

as amended by Amendment No. 1, dated as of September 17, 2026 among

GMR INTERMEDIATE CORP.,

as Holdings,

GLOBAL MEDICAL RESPONSE, INC.,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent and the Collateral Agent,

and

KKR CAPITAL MARKETS LLC,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

CAPITAL ONE, NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, N.A.,

GOLDMAN SACHS BANK USA,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,

UBS SECURITIES LLC,

CITIBANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,
and

SANTANDER BANK, N.A.,

as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

Page

Section 1.	Definitions	1

1.1	Defined Terms	1
1.2	Other Interpretive Provisions	7~~0~~1
1.3	Accounting Terms	71
1.4	Rounding	7~~1~~2
1.5	References to Agreements, Laws, Etc.	7~~1~~2
1.6	Exchange Rates	7~~1~~2
1.7	Rates	72
1.8	Times of Day	7~~2~~3
1.9	Timing of Payment or Performance	7~~2~~3
1.10	Certifications	7~~2~~3
1.11	Compliance with Certain Sections	7~~2~~3
1.12	Pro Forma and Other Calculations	7~~2~~3

Section 2.	Amount and Terms of Credit.	75

2.1	Commitments	75
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	7~~5~~6
2.3	Notice of Borrowing	7~~5~~6
2.4	Disbursement of Funds	76
2.5	Repayment of Loans; Evidence of Debt	77
2.6	Conversions and Continuations	7~~8~~9
2.7	Pro Rata Borrowings	7~~8~~9
2.8	Interest	~~79~~80
2.9	Interest Periods	~~79~~80
2.10	Increased Costs, Illegality, Etc.	8~~0~~1
2.11	Compensation	8~~2~~3
2.12	Change of Lending Office	8~~2~~3
2.13	Notice of Certain Costs	8~~3~~4
2.14	Incremental Facilities	8~~3~~4
2.15	Permitted Debt Exchanges	8~~6~~7
2.16	Defaulting Lenders	8~~7~~8
2.17	Benchmark Replacement Setting	8~~8~~9

Section 3.	[Reserved]	9~~0~~1

Section 4.	Fees	9~~0~~1

4.1	Fees	9~~0~~1
4.2	[Reserved]	9~~0~~1
4.3	Mandatory Termination of Commitments	9~~0~~1

Section 5.	Payments	9~~0~~1

5.1	Voluntary Prepayments	9~~0~~1

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Page

5.2	Mandatory Prepayments	9~~1~~2
5.3	Method and Place of Payment	9~~4~~5
5.4	Net Payments	9~~4~~5
5.5	Computations of Interest and Fees	9~~8~~9
5.6	Limit on Rate of Interest	9~~8~~9

Section 6.	Conditions Precedent to Initial Borrowing	9~~8~~9

6.1	Credit Documents	99
6.2	Collateral	~~99~~100
6.3	Legal Opinions	~~99~~100
6.4	[Reserved]	10~~0~~1
6.5	Restatement Certificates	10~~0~~1
6.6	Authorization of Proceedings of Holdings, the Borrower and the Guarantors; Corporate Documents	10~~0~~1
6.7	Fees	10~~0~~1
6.8	No Default; Representations and Warranties	10~~0~~1
6.9	Solvency Certificate	10~~0~~1
6.10	Patriot Act	10~~0~~1
6.11	[Reserved]	10~~0~~1
6.12	Refinancing	101
6.13	Notice of Term Loan Borrowing and Prepayment Existing Term Loans	10~~1~~2

Section 7.	Conditions Precedent to All Credit Events after the Restatement Date	10~~1~~2

7.1	No Default; Representations and Warranties	10~~1~~2
7.2	Notice of Borrowing	10~~1~~2

Section 8.	Representations and Warranties	10~~1~~2

8.1	Corporate Status	10~~1~~2
8.2	Corporate Power and Authority	10~~2~~3
8.3	No Violation	10~~2~~3
8.4	Litigation	10~~2~~3
8.5	Margin Regulations	10~~2~~3
8.6	Governmental Approvals	10~~2~~3
8.7	Investment Company Act	103
8.8	True and Complete Disclosure	10~~3~~4
8.9	Financial Statements; Material Adverse Effect	10~~3~~4
8.10	Compliance with Laws; No Default	10~~3~~4
8.11	Tax Matters	10~~3~~4
8.12	Compliance with ERISA	10~~4~~5
8.13	Subsidiaries	10~~4~~5
8.14	Intellectual Property	10~~4~~5
8.15	Environmental Laws	10~~4~~5
8.16	Properties	105
8.17	Solvency	10~~5~~6
8.18	Patriot Act	10~~5~~6

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Page

Section 9.	Affirmative Covenants.	10~~5~~6

9.1	Information Covenants	10~~5~~6
9.2	Books, Records, and Inspections	10~~8~~9
9.3	Maintenance of Insurance	110~~9~~
9.4	Payment of Taxes	110~~9~~
9.5	Preservation of Existence; Consolidated Corporate Franchises	110~~9~~
9.6	Compliance with Statutes, Regulations, Etc.	110~~9~~
9.7	ERISA	11~~0~~1
9.8	Maintenance of Properties	11~~0~~1
9.9	Transactions with Affiliates	11~~0~~1
9.10	End of Fiscal Years	11~~1~~2
9.11	Additional Guarantors and Grantors	11~~1~~2
9.12	Pledge of Additional Stock and Evidence of Indebtedness	11~~2~~3
9.13	Use of Proceeds	11~~2~~3
9.14	Further Assurances	11~~2~~3
9.15	Maintenance of Ratings	11~~4~~5
9.16	Lines of Business	11~~4~~5

Section 10.	Negative Covenants.	11~~4~~5

10.1	Limitation on Indebtedness	11~~4~~5
10.2	Limitation on Liens	12~~0~~1
10.3	Limitation on Fundamental Changes	12~~1~~2
10.4	Limitation on Sale of Assets	12~~2~~3
10.5	Limitation on Restricted Payments	12~~4~~5
10.6	Limitation on Subsidiary Distributions	13~~1~~2

Section 11.	Events of Default.	13~~2~~3

11.1	Payments	13~~3~~4
11.2	Representations, Etc.	13~~3~~4
11.3	Covenants	13~~3~~4
11.4	Default Under Other Agreements	13~~3~~4
11.5	Bankruptcy, Etc.	13~~4~~5
11.6	ERISA	13~~4~~5
11.7	Guarantee	13~~4~~5
11.8	Pledge Agreement	13~~5~~6
11.9	Security Agreement	13~~5~~6
11.10	Judgments	13~~5~~6
11.11	Change of Control	13~~5~~6
11.12	Remedies Upon Event of Default	13~~5~~6
11.13	Application of Proceeds	13~~5~~6

Section 12.	The Agents.	13~~6~~7

12.1	Appointment	13~~6~~7
12.2	Delegation of Duties	13~~7~~8
12.3	Exculpatory Provisions	13~~7~~8
12.4	Reliance by Agents	13~~8~~9

-iii-

Page

12.5	Notice of Default	1~~39~~40
12.6	Non-Reliance on Administrative Agent, Collateral Agent, and Other
	Lenders	1~~39~~40
12.7	Indemnification	14~~0~~1
12.8	Agents in Their Individual Capacities	14~~0~~1
12.9	Successor Agents	14~~1~~2
12.10	Withholding Tax	14~~2~~3
12.11	Agents Under Security Documents and Guarantee	14~~2~~3
12.12	Right to Realize on Collateral and Enforce Guarantee	14~~3~~4
12.13	Intercreditor Agreement Governs	14~~3~~4
12.14	Certain ERISA Matters	14~~4~~5
12.15	Erroneous Payments	14~~5~~6
12.16	Administrative Agent May File Proofs of Claim	14~~7~~8

Section 13.	Miscellaneous.	14~~8~~9

13.1	Amendments, Waivers, and Releases	14~~8~~9
13.2	Notices	15~~2~~3
13.3	No Waiver; Cumulative Remedies	153
13.4	Survival of Representations and Warranties	15~~3~~4
13.5	Payment of Expenses; Indemnification	15~~3~~4
13.6	Successors and Assigns; Participations and Assignments	15~~4~~5
13.7	Replacements of Lenders Under Certain Circumstances	1~~59~~60
13.8	Adjustments; Set-off	16~~0~~1
13.9	Counterparts	16~~1~~2
13.10	Severability	16~~1~~2
13.11	Integration	16~~1~~2
13.12	GOVERNING LAW	16~~1~~2
13.13	Submission to Jurisdiction; Waivers	16~~1~~2
13.14	Acknowledgments	16~~2~~3
13.15	WAIVERS OF JURY TRIAL	16~~3~~4
13.16	Confidentiality	16~~3~~4
13.17	Direct Website Communications	16~~4~~5
13.18	USA PATRIOT Act	16~~6~~7
13.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	16~~6~~7
13.20	Payments Set Aside	16~~6~~7
13.21	No Fiduciary Duty	16~~6~~7
13.22	Nature of Borrower Obligations	16~~7~~8
13.23	Amendment and Restatement; Binding Effect.	16~~8~~9
13.24	Acknowledgement Regarding Any Supported QFCs	1~~69~~70
13.25	Cashless Settlement	17~~0~~1

-iv-

SCHEDULES

Schedule 1.1(a)	Mortgaged Properties

Schedule 1.1(b)	Commitments of Lenders
Schedule 8.13	Subsidiaries
Schedule 8.15	Environmental
Schedule 9.14	Post-Restatement Actions
Schedule 10.1	Restatement Date Indebtedness
Schedule 10.2	Restatement Date Liens
Schedule 10.5	Restatement Date Investments
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Joinder Agreement

Exhibit B	Form of Guarantee
Exhibit C	Form of Pledge Agreement
Exhibit D-1	Form of Security Agreement
Exhibit D-2	Form of Vehicle Collateral Trust Agreement
Exhibit D-3	Form of Vehicle Security Agreement
Exhibit E	Form of Credit Party Closing Certificate
Exhibit F	Form of Assignment and Acceptance
Exhibit G	Form of Promissory Note
Exhibit H	Form of ABL Intercreditor Agreement
Exhibit I-1	Form of First Lien Intercreditor Agreement
Exhibit I-2	Form of Second Lien Intercreditor Agreement
Exhibit J-1	Form of Non-Bank Tax Certificate
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	Form of Non-Bank Tax Certificate
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3	Form of Non-Bank Tax Certificate
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	Form of Non-Bank Tax Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K	Form of Notice of Borrowing or Continuation or Conversion
Exhibit L-1	Form of Hedge Bank Designation
Exhibit L-2	Form of Cash Management Bank Designation

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 19, 2025, among GMR INTERMEDIATE CORP., a Delaware corporation (“Holdings”), GLOBAL MEDICAL RESPONSE, INC., a Delaware corporation and wholly-owned subsidiary of Holdings (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent and the Collateral Agent (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1).

WHEREAS, reference is hereby made to the Credit Agreement, dated as of April 28, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof and as in effect immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”), among Holdings, the Borrower, the lending institutions from time to time party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent;

WHEREAS, the Borrower has requested (a) that the Lenders extend credit in the form of Initial Term Loans to the Borrower on the Restatement Date, in an aggregate principal amount of $3,600,000,000 and (b) to amend and restate the Existing Credit Agreement in its entirety as set forth herein;

WHEREAS, the Lenders are willing to provide such Initial Term Loans to the Borrower and the Administrative Agent, the Collateral Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement, in each case, subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Borrower intends to repay and refinance all of the 2024 Extended Term Loans (as defined in the Existing Credit Agreement) (the “Existing Term Loans”) outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement with the proceeds of the Initial Term Loans borrowed pursuant hereto;

WHEREAS, the proceeds of the Initial Term Loans will be used, together with (i) any net proceeds of borrowings by the Borrower under the ABL Facility, (ii) the net proceeds of the 2025 Senior Notes Offering, and (iii) cash on hand, to consummate the Restatement Date Refinancing and to pay Transaction Expenses;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.Definitions

1.1Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“2025 New Senior Notes” shall mean the senior secured notes issued on the date hereof pursuant to that certain 2025 Senior Secured Notes Indenture.

“2025 New Senior Notes Obligations” shall mean the “Notes Obligations” under and as defined in the 2025 Senior Secured Notes Indenture.

“2025 Offering Memorandum” shall mean that offering memorandum in respect of the 2025 New Senior Notes to be issued under the 2025 Senior Secured Notes Indenture.

“2025 Series B Preferred Stock Redemption” shall mean, on the Restatement Date, the redemption of outstanding shares of Series B Preferred Stock of GMR Buyer Corp. up to an aggregate redemption price or repurchase price of $525,000,000.

“2025 Senior Notes Offering” shall mean the issuance of the 2025 New Senior Notes pursuant to the 2025 Senior Secured Notes Indenture.

“2025 Senior Secured Notes Indenture” shall mean that certain Indenture, dated as of the Restatement Date, by and among the Borrower, as issuer, Wilmington Trust, National Association, as trustee and the other parties party thereto.

“2026 Term Loan” has the meaning given to such term in Amendment No. 1. The aggregate amount of 2026 Term Loans on the Amendment No. 1 Effective Date is $2,712,000,000.

“2026 Term Loan Commitments” has the meaning given to such term in Amendment No. 1.

“2026 Term Loan Lender” has the meaning given to such term in Amendment No. 1.

“2026 Term Loan Maturity Date” shall mean October 1, 2032 or, if such date is not a Business Day, the immediately preceding Business Day.

“2026 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).

“2026 Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).

“ABL Administrative Agent” shall have the meaning assigned to the term “Administrative Agent” in the ABL Credit Agreement.

“ABL Collateral Agent” shall have the meaning assigned to the term “Collateral Agent” in the ABL Credit Agreement.

“ABL Credit Agreement” shall mean the Third Amended and Restated ABL Credit Agreement, dated as of the Restatement Date, among Holdings, the Borrower, the other borrowers party thereto, the lenders party thereto and the ABL Administrative Agent.

“ABL Credit Documents” shall mean the ABL Credit Agreement and each other document executed in connection therewith or pursuant thereto.

“ABL Cure Amount” shall have the meaning assigned to the term “Cure Amount” in the ABL Credit Agreement.

“ABL Facility” shall mean the asset-based revolving credit facility established pursuant to the ABL Credit Agreement.

“ABL Financial Covenant Default” shall mean any breach or violation of any financial maintenance covenant in the ABL Facility.

“ABL Intercreditor Agreement” shall mean that certain Amended and Restated ABL Intercreditor Agreement, dated as of the Restatement Date, by and among Holdings, the Borrower, the other Grantors party thereto, the Administrative Agent, the ABL Administrative Agent and each Additional Debt Agent (as defined therein) from time to time party thereto, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“ABL Loans” shall have the meaning provided to the term “Loans” in the ABL Credit Agreement and any modification, replacement, refinancing, refunding, renewal, or extension thereof.

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. for such day or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Selected Interest Rates (Daily) - H.15 as the “bank prime loan” rate for such day or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent), and (iii) the Adjusted Term SOFR Rate for a one-month Interest Period in effect on such date plus 1%; provided that, notwithstanding the foregoing, in no event shall the ABR applicable to the ~~Initial~~2026 Term Loans at any time be less than 1.00% per annum. Any change in the ABR due to a change in such rate determined by the Administrative Agent, in the Federal Funds Effective Rate or the Adjusted Term SOFR Rate be effective from and including the effective date of such change in such rate determined by the Administrative Agent, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, respectively.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to Holdings and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term Consolidated EBITDA.

“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional 2026 Term Loan Commitment” has the meaning given to such term in Amendment No. 1.

“Additional 2026 Term Loan Lenders” shall mean the “Additional Term Lenders” as defined in Amendment No. 1.

“Adjusted Term SOFR Rate” shall mean, with respect to any Term SOFR Loan denominated in Dollars for any Interest Period, an interest rate per annum equal to Term SOFR for such Interest Period; provided that the Adjusted Term SOFR Rate shall not be less than the Floor.

“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean Morgan Stanley Senior Funding, Inc., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Institutional Lender” shall mean (i) any Affiliate of the Sponsor that is either a bona fide debt fund or such Affiliate extends credit or buys loans in the ordinary course of business, (ii) KKR Corporate Lending LLC and KKR Capital Markets LLC, (iii) MCS Corporate Lending LLC and MCS Capital Markets LLC and (iv) any successor of each of the Persons set forth in clause (ii) and (iii).

“Affiliated Lender” shall mean a Lender that is the Sponsor or any Affiliate thereof (other than Holdings, the Borrower, any other Subsidiary of Holdings, or any Affiliated Institutional Lender).

“Agent Parties” shall have the meaning provided in Section 13.17(b).

“Agents” shall mean the Administrative Agent, the Collateral Agent and each Joint Lead Arranger and Bookrunner.

“Agreement” shall mean this Credit Agreement.

“Amendment No. 1” shall mean that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, 2026, among the Borrower, Holdings, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” shall mean September 17, 2026.

“Amendment No. 1 Joint Lead Arrangers” shall mean the “Joint Lead Arrangers” as defined in Amendment No. 1.

“Applicable Margin” shall mean, with respect to:

(i) ~~“Applicable Margin” shall mean, with respect to~~ the Initial Term Loans prior to the Amendment No. 1 Effective Date, (a) a percentage per annum equal to (~~i~~1) for Term SOFR Loans, 3.50% and (~~ii~~2) for ABR Loans, 2.50% and (b) at any time after the Borrower shall have achieved a Specified Rating, a percentage per annum equal to (~~i~~1) for Term SOFR Loans, 3.25% and (~~ii~~2) for ABR Loans, 2.25% (the “Subsequent Term Loan Margin”); provided that (i) the Subsequent Term Loan Margin shall be applicable with respect to the Term Loans commencing with the first Business Day after the Borrower provides written notice to the Administrative Agent that a Specified Rating has been achieved and that the Subsequent Term Loan Margin applies and (ii) the step-down to the Subsequent Term Loan Margin shall be permanent~~.~~; and

(ii)the 2026 Term Loans, on and after the Amendment No. 1 Effective Date, a percentage per annum equal to (a) for Term SOFR Loans, 2.75% and (b) for ABR Loans, 1.75%.

Notwithstanding the foregoing, (a) the Applicable Margin in respect of any Class of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (b) the Applicable Margin in respect of any Class of Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (c) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement and (d) in the case of the Term Loans and any Class of Incremental Term Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14.

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” shall mean:

(i)the sale, conveyance, transfer, or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Leaseback) (each a “disposition”) of Holdings or any Restricted Subsidiary, or

(ii)the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:

(a)any disposition of Cash Equivalents or Investment Grade Securities or obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business or any disposition of inventory, immaterial assets, or goods (or other assets) in the ordinary course of business;

(b)the disposition of all or substantially all of the assets of Holdings or the Borrower in a manner permitted pursuant to Section 10.3;

(c)the incurrence of Liens that are permitted to be incurred pursuant to Section 10.2 or the making of any Restricted Payment or Permitted Investment (other than pursuant to clause (i) of the definition thereof) that is permitted to be made, and is made, pursuant to Section 10.5;

(d)any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions after the Restatement Date with an aggregate Fair Market Value of less than the greater of (a) $126,000,000 and (b) 10% of

Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition;

(e)any disposition of property or assets or issuance of securities by (1) a Restricted Subsidiary to Holdings or (2) by Holdings or a Restricted Subsidiary to another Restricted Subsidiary;

(f)to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)any issuance, sale or pledge of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;

(h)foreclosures, condemnation, casualty or any similar action on assets (including dispositions in connection therewith);

(i)sales of accounts receivable, or participations therein, and related assets in connection with any Receivables Facility;

(j)any financing transaction with respect to property built or acquired by Holdings, the Borrower or any Restricted Subsidiary after the Closing Date, including Sale Leasebacks and asset securitizations permitted by this Agreement;

(k)(1) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims, (2) the termination or collapse of cost sharing agreements with Holdings or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of Holdings (or any direct or indirect parent company of Holdings) or any Subsidiary or any of their successors or assigns;

(l)the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m)the licensing, cross-licensing or sub-licensing of Intellectual Property or other general intangibles (whether pursuant to franchise agreements or otherwise) in the ordinary course of business;

(n)the unwinding of any Hedging Obligations or obligations in respect of Cash Management Services;

(o)sales, transfers, and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p)the lapse or abandonment of Intellectual Property rights, which in the reasonable business judgment of the Borrower are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(q)the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(r)dispositions of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (2) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(s)leases, assignments, subleases, licenses, or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(t)dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder;

(u)Restricted Payments permitted pursuant to Section 10.5; and

(v)other Asset Sales after the Restatement Date with a Fair Market Value less than or equal to the greater of (i) $265,000,000 and (ii) 21% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition.

“Asset Sale Prepayment Event” shall mean any Asset Sale subject to the Reinvestment Period allowed in Section 10.4; provided, further, that with respect to any Asset Sale Prepayment Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Asset Sale Prepayment Events, after giving effect to the reinvestment rights set forth herein, exceeds the greater of (i) $190,000,000 and (ii) 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (the “Prepayment Trigger”) in any fiscal year of Holdings, but then from all such Net Cash Proceeds (excluding amounts below the Prepayment Trigger).

“Assignment and Acceptance” shall mean (i) an assignment and acceptance substantially in the form of Exhibit F, or such other form as may be approved by the Administrative Agent and (ii) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2. 15, such form of assignment (if any) as may be agreed by the Administrative Agent and the Borrower in accordance with Section 2.15(a).

“Assumed Tax Rate” shall mean, for each taxable year, the highest combined marginal federal, state and local income (including under Sections 1401 through 1403 and Section 1411 of the Code) tax rate applicable for such tax year to an individual or corporation that is resident in New York City (whichever is higher), applicable to the character of net taxable income (e.g. ordinary income, qualified dividend income or capital gains, as appropriate), taking into account the holding period of the assets disposed of, and taking into account the deductibility of state and local income taxes as applicable at the time for federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code.

“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisor employed by Holdings, the Borrower, or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2. 15 or Dutch auction pursuant to Section 13.6(h); provided that none of Holdings or the Borrower shall designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither Holdings nor any of its Subsidiaries may act as the Auction Agent.

“Authorized Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person.

“Available Amount” shall have the meaning provided in Section 10.5.

“Available Tenor” shall mean as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(a).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as so determined would be less than the Floor, then the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent and the Borrower, which shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein solely to the extent such event applies to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark solely to the extent that a public statement or publication of information set forth above has occurred with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.17.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Borrowing” shall mean Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base Basket” shall mean, as of any date, an amount equal to 85% of the book value of all accounts receivable (including credit card receivables).

“Business Day” shall mean any day excluding Saturday, Sunday, and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close and, with respect to any interest rate settings as to a Term SOFR Loan, any fundings, disbursements, settlements and payments in respect of any such Term SOFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Term SOFR Loan, shall mean any day that is also a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by Holdings and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of Holdings and the Restricted Subsidiaries (including capitalized software expenditures, website development costs, website content development costs, customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs).

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.12.

“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, subject to Section 1.12.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Cash Equivalents” shall mean:

(i)Dollars,

(ii)(a) Euro, Pounds Sterling, Yen, Swiss Francs, Canadian Dollars, or any national currency of any Participating Member State in the European Union or (b) local currencies held from time to time in the ordinary course of business,

(iii)securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(iv)certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100,000,000,

(v)repurchase obligations for underlying securities of the types described in clauses (iii), (iv), and (ix) entered into with any financial institution meeting the qualifications specified in clause (iv) above,

(vi)commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof,

(vii)marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency) and in each case maturing within 24 months after the date of creation or acquisition thereof,

(viii)readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(ix)Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,

(x)solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction,

(xi)in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (i) through (ix) above of foreign obligors, which investments have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies, and

(xii)investment funds investing 90% of their assets in securities of the types described in clauses (i) through (ix) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under the Credit Documents regardless of the treatment of such items under GAAP.

“Cashless Roll Lender” shall mean each Existing Term Loan Lender (as defined in the Cashless Roll Lender), each of which elected the “Cashless Settlement Option” in a Lender New Commitment for Existing Term Loan Lenders that was executed and delivered by such Existing Term Loan Lender to the Joint Lead Arrangers and Bookrunners prior to the Restatement Date and thereby became a party to the Cashless Roll Letter and a Term Loan Lender hereunder.

“Cashless Roll Letter” shall mean that certain letter agreement regarding cashless settlement of Existing Term Loans, dated as of the Restatement Date, by and among the Borrower, each Cashless Roll Lender and the Administrative Agent.

“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash Management Agreement with Holdings or any Restricted Subsidiary, is an Agent or a Lender or an Affiliate of an Agent or a Lender or (ii) any Person that is designated by the Borrower as a “Cash Management Bank” by written notice to the Administrative Agent substantially in the form of Exhibit L-2 or such other form reasonably acceptable to the Administrative Agent.

“Cash Management Services” shall mean any one or more of the following types of services or facilities: (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services, including pursuant to any Cash Management Agreements and (iv) and other services related, ancillary or complementary to the foregoing.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property; provided, further, that with respect to any Casualty Event, the Borrower shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until the aggregate amount of Net Cash Proceeds from all such Casualty Events, after giving effect to the reinvestment rights set forth herein, exceeds $100,000,000 (the “Casualty Prepayment Trigger”) in any fiscal year of Holdings, but then from all such Net Cash Proceeds (excluding amounts below the Casualty Prepayment Trigger).

“Casualty Prepayment Trigger” shall have the meaning provided in the definition of the term Casualty Event.

“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a Domestic Subsidiary of the Borrower substantially all of the assets of which consist of equity of one or more Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean (i) the adoption of any law, treaty, order, policy, rule, or regulation after the Restatement Date, (ii) any change in any law, treaty, order, policy, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Date or (iii) compliance by any Lender with any guideline, request, directive, or order issued or made after the Restatement Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), including, for avoidance of doubt, any such adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III in each case, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean and be deemed to have occurred if (i) at any time prior to an IPO of Holdings, the Permitted Holders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the voting power of the outstanding Voting Stock of Holdings; (ii) any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings that exceeds 35% thereof, unless, in case of clause (i) or clause (ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; (iii) at any time, a Change of Control (as defined in the ABL Credit Agreement) shall have occurred; (iv) at any time a Change of Control (as defined in the 2025 Senior Secured Notes Indenture) shall have occurred; or (v) at any time prior to an IPO of Holdings, Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding equity interests of the Borrower. For the purpose of clauses (i), (ii) and (v), at any time when a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity or, if applicable, a Parent Entity acts as the manager, managing member or general partner of Holdings, references in this definition to “Holdings” shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock or acts as (or, if applicable, is a Parent Entity that directly or indirectly owns a majority of the outstanding Voting Stock of) such manager, managing member or general partner. For purposes of this definition, (a) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (b) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (c) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of Holdings, the IPO Entity or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (ii) of this definition is triggered and (d) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, 2026 Term Loans, New Term Loans (of each Series), Extended Term Loans (of the same Extension Series) or Replacement Term Loans (of the same Series), and (ii) when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, a 2026 Term Loan Commitment, or a New Term Loan Commitment.

“Closing Date” shall mean April 28, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property pledged, secured by a Lien or mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents, excluding in all events Excluded Property.

“Collateral Agent” shall mean Morgan Stanley Senior Funding, Inc., as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 12.9, and any Affiliate or designee of Morgan Stanley Senior Funding, Inc., may act as the Collateral Agent under any Credit Document.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Initial Term Loan Commitment, 2026 Term Loan Commitment, or New Term Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning provided in Section 13.17(a).

“Compliance Certificate” shall mean a certificate of a responsible financial or accounting officer of the Borrower delivered pursuant to Section 9.1(d) for the applicable Test Period.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted

Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(i)increased (without duplication) by:

(a)provision for taxes based on income or profits or capital, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added, and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest related to such taxes or arising from any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b)Fixed Charges of such Person for such period (including (1) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (2) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of Consolidated Interest Expense and any non-cash interest expense, in each case to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(c)Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(d)any expenses, fees, charges, or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, Restricted Payment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Restatement Date), including (1) such fees, expenses, or charges related to the incurrence of the 2025 New Senior Notes, the ABL Loans and the Loans hereunder and all Transaction Expenses, (2) such fees, expenses, or charges related to the offering of the Credit Documents and any other credit facilities, and (3) any amendment or other modification of the 2025 New Senior Notes, the ABL Loans, the Loans hereunder or other Indebtedness, and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(e)any other non-cash charges, including any write offs, write downs, expenses, losses, or items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(f)the amount of any net income (loss) attributable to non-controlling interests in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(g)the amount of management, monitoring, consulting, and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Initial Investors or any of their respective Affiliates, plus

(h)costs of surety bonds incurred in such period in connection with financing activities, plus

(i)the amount of reasonably identifiable and factually supportable “run-rate” cost savings, operating expense reductions, and other synergies that are projected by Holdings in good faith to result from actions either taken or expected to be taken within 24 months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, and synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, or synergies had been realized on the first day of such period), plus

(j)the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(k)any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock), plus

(l)the amount of expenses relating to payments made to option, phantom equity or profits interest holders of Holdings or any of its any direct or indirect subsidiaries or parent companies in connection with, or as a result of, any distribution being made to equity holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were equity holders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement and expenses relating to distributions made to equity holders of such Person or its direct or indirect parent companies resulting from the application of Financial Accounting Standards Codification Topic 718— Compensation – Stock Compensation (formerly Financial Accounting Standards Board Statement No. 123 (Revised 2004)), plus

(m)with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to Holdings’ and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(n)cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (2) below for any previous period and not added back, plus

(o)to the extent not already included in the Consolidated Net Income, (1) any expenses and charges that are reimbursed by indemnification or other similar provisions in connection with any investment or any sale, conveyance, transfer, or other Asset Sale of assets permitted hereunder and (2) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, plus

(p)charges, expenses and other items described in the Lender Presentation or the Sponsor Model, plus

(q)any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus

(r)the amount of “run-rate” Consolidated EBITDA (calculated on a pre-tax basis) that is projected by the Borrower in good faith to be derived from New Contracts (calculated on a Pro Forma Basis as though such Consolidated EBITDA had been realized on the first day of such period), net of the amount of actual earnings realized prior to or during such period from such New Contracts and without giving any benefit for any period after the termination of such New Contracts, plus

(s)the amount of any cash received in such period in respect of membership program fees in excess of the amount of membership revenue recognized for such period,

(ii)decreased by (without duplication), (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period other than non-cash gains relating to the application of Financial Accounting Standards Codification Topic 840— Leases (formerly Financial Accounting Standards Board Statement No. 13); provided that, to the extent non-cash gains are deducted pursuant to this clause (ii)(a) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, and (b) the amount of membership revenue recognized for such period in excess of the amount of any cash received in such period in respect of membership program fees, plus

(iii)increased or decreased by (without duplication):

(a)any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and

(b)any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815—Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP.

For the avoidance of doubt:

(i)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP,

(ii)there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by Holdings or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by Holdings or such Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and

(iii)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (each such Person, property, business, or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion); provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such disposition shall have been consummated.

“Consolidated First Lien Secured Debt” shall mean Consolidated Total Debt as of such date secured by a Lien on all or substantially all of the Collateral that ranks on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the Obligations. For the avoidance of doubt, any Indebtedness under the ABL Facility shall constitute Consolidated First Lien Secured Debt.

“Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated First Lien Secured Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of Holdings and the Restricted Subsidiaries to (ii) Consolidated EBITDA of Holdings for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated First Lien Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis”.

“Consolidated Interest Expense” shall mean the sum of (1) cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income of such Person and its Restricted Subsidiaries with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus (2) non-cash interest expense resulting solely from (x) the net amortization of original issue discount and original issuance premium from the issuance of Indebtedness of such Person and its Restricted Subsidiaries (excluding the Senior Notes and any Indebtedness borrowed under the ABL Facility or this Agreement in connection with the Transactions), plus (y) pay-in-kind interest expense of such Person and its Restricted Subsidiaries, but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (2) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (b) non-cash interest expense attributable to the movement of the mark-to-market valuation of Indebtedness or obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging, (c) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (d) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Receivables Facility, (e) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (f) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (g) penalties and interest relating to taxes, (h) accretion or accrual of discounted liabilities not constituting Indebtedness, (i) interest expense attributable to a direct or indirect parent entity resulting from push-down accounting, (j) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, and (k) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Transactions, any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and on an after-tax basis to the extent appropriate, and otherwise determined in accordance with GAAP; provided that, without duplication,

(i)extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or bases’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities or bases and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments), shall be excluded,

(ii)the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, shall be excluded,

(iii)any gain (loss) (less all fees and expenses relating thereto) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), shall be excluded,

(iv)any effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the board of directors of Holdings, shall be excluded,

(v)the Net Income for such period of any Person that is not Holdings, the Borrower or a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period, shall be excluded,

(vi)solely for the purpose of determining the amount available for Restricted Payments under clause (iii)(A) of Section 10.5 the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (a) has been legally waived, or otherwise released, (b) is imposed pursuant to this Agreement and other Credit Documents, the ABL Credit Documents, Permitted Debt Exchange Notes, New Term Loans, or Permitted Other Indebtedness, or (c) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Credit Documents (as determined by the Borrower in good faith); provided that Consolidated Net Income of the referent Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary in respect of such period, to the extent not already included therein, shall be excluded,

(vii)effects of adjustments (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by Financial Accounting Standards Codification Topic 805 – Business Combinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to the Transactions and any acquisition that is consummated after the Restatement Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii)(a) any effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Hedging Obligations pursuant to ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded,

(ix)any impairment charge, asset write-off, or write-down pursuant to ASC 350 and Financial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-Lived Assets (ASC 360) (formerly Financial Accounting Standards Board Statement No. 144) and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,

(x)(a) any non-cash compensation expense recorded from or in connection with any share-based compensation arrangements including stock appreciation or similar rights, phantom equity, stock options, restricted stock, capital or profits interests or other rights to officers, directors, managers, or employees and (b) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(xi)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance, or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Restatement Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(xii)accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Restatement Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,

(xiii)to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of the determination by the Borrower that there exists such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded,

(xiv)any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,

(xv)any costs or expenses incurred during such period relating to environmental remediation, litigation, or other disputes in respect of events and exposures that occurred prior to the Restatement Date shall be excluded, and

(xvi)costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs shall be excluded.

“Consolidated Senior Lien Secured Debt” shall mean Consolidated Total Debt as of such date secured by a Lien on all of the Collateral securing the Obligations.

“Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Lien Secured Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of Holdings, the Borrower and the Restricted Subsidiaries to (b) Consolidated EBITDA of Holdings for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated Senior Lien Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis”.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Total Debt shall not include Letters of Credit (as defined in the ABL Credit Agreement), except to the extent of Unpaid Drawings (as defined in the ABL Credit Agreement) thereunder.

“Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination, minus cash and Cash Equivalents (in each case, free and clear of all Liens other than Permitted Liens) of Holdings and the Restricted Subsidiaries to (ii) Consolidated EBITDA of Holdings for the Test Period most recently ended on or prior to such date of determination, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis”.

“Consolidated Working Capital” shall mean, at any date, the excess of (i) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, but excluding (for purposes of both clauses (i) and

(ii) above), without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Loans, ABL Loans and Letter of Credit Exposure (as defined in the ABL Credit Agreement) and Capital Leases to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (f) the effects from applying purchase accounting, (g) any accrued professional liability risks, (h) restricted marketable securities, and (i) deferred revenue reflected within current liabilities; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other payment obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contract Consideration” shall have the meaning provided in the definition of Excess Cash Flow.

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person (other than any Permitted Holder) who directly or indirectly controls, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity investments in Holdings and/or any Parent Entity.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term Consolidated EBITDA.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term Consolidated EBITDA.

“Credit Documents” shall mean this Agreement, Amendment No. 1, each Joinder Agreement, each Extension Amendment, each Permitted Repricing Amendment, the Guarantees, the Security Documents, and any promissory notes issued by the Borrower pursuant hereto.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan.

“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Party” shall mean Holdings, the Borrower and the other Guarantors.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by Holdings or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(w)(i)).

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Requirements of Law of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of Net Cash Proceeds.

“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided such term in the definition of Net Cash Proceeds.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of Holdings or the Borrower, setting forth the basis of such valuation, executed by either a senior vice president or the principal financial officer of Holdings or the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.

“Designated Preferred Stock” shall mean preferred stock of Holdings or any direct or indirect parent company of Holdings (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of Holdings or parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of Section 10.5(a).

“Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“disposition” shall have the meaning assigned such term in clause (i) of the definition of Asset Sale.

“Disqualified Lenders” shall mean such Persons (i) that have been specified in writing to the Administrative Agent and the Joint Lead Arrangers and Bookrunners prior to the commencement of “primary syndication” of the Initial Term Loans as being Disqualified Lenders, (ii) who are competitors of Holdings and its Subsidiaries that are separately identified in writing by the Borrower to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrower to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name; provided that any designation permitted by the foregoing shall not apply retroactively to any prior assignment or participation to any Lender or Participant. The schedule of Disqualified Lenders shall be maintained with the Administrative Agent. Upon request to the Administrative Agent, Lenders can request the validation of a prospective lender’s or participant’s inclusion on the list of Disqualified Lenders but the list of Disqualified Lenders shall not otherwise be posted or made available to Lenders. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Lender.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, condemnation event or similar event, in whole or in part, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date hereunder; provided that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Dollar Equivalent” shall mean, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars, as determined by the Administrative Agent on the basis of the Spot Rate (determined on the most recent date of determination) for the purchase of Dollars with such currency.

“Dollars” and “$” shall mean dollars in lawful currency of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of Holdings that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent in consultation with the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness in connection with the initial primary syndication thereof, but excluding any arrangement, structuring, ticking, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “Term SOFR floor” or “ABR floor,” (a) to the extent that the Adjusted Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that the Adjusted Term SOFR Rate (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims, notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief relating to the presence, Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule, regulation, ordinance, code, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata and natural resources such as flora, fauna, or wetlands, or protection of human health or safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to the generation, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.

“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” shall mean any public or private sale of common stock or preferred stock of the Borrower, Holdings or any direct or indirect parent company of Holdings (excluding Disqualified Stock), other than: (i) public offerings with respect to the Borrower or any of its direct or indirect parent company’s common stock registered on Form S-8 and (ii) issuances to any Subsidiary of Holdings or the Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414 (b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (i) the failure of any Plan to comply with any provisions of ERISA and/or the Code (and applicable regulations under either) or with the terms of such Plan; (ii) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (iii) any Reportable Event; (iv) the failure of any Credit Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (v) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (vi) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (vii) the termination of, or the appointment of a trustee to administer, any Pension Plan under Section 4042 of ERISA or the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (viii) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice to terminate any Pension Plan under Section 4041 of ERISA or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (ix) the failure by any Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (x) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (within the meaning of Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or the complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from any Multiemployer Plan; (xi) the receipt by any Credit Party or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or (xii) the failure by any Credit Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.

“Erroneous Payment” has the meaning specified in Section 12.15(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 12.15(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 12.15(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.15(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 12.15(e).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:

(i)the sum, without duplication (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), of:

(a)	Consolidated Net Income for such period,

(b)an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts to the extent excluded in arriving at such Consolidated Net Income,

(c)decreases in Consolidated Working Capital for such period (other than (1)   reclassification of items from short-term to long-term or vice versa and (2) any such decreases arising from acquisitions or Asset Sales by Holdings and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(d)an amount equal to the aggregate net non-cash loss on Asset Sales by Holdings and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(e)cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in Consolidated Net Income,

(f)increases in current and non-current deferred revenue to the extent deducted or not included in arriving at such Consolidated Net Income, and

(g)extraordinary gains;

over (ii) the sum, without duplication, of:

(a)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, cash charges to the extent excluded in arriving at such Consolidated Net Income, and Transaction Expenses to the extent not deducted in arriving at such Consolidated Net Income and paid in cash during such period,

(b)without duplication of amounts deducted pursuant to clause (k) below in prior periods, the amount of Capital Expenditures or acquisitions of Intellectual Property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long-term Indebtedness of Holdings or the Restricted Subsidiaries (unless such Indebtedness has been repaid other than with the proceeds of long-term indebtedness) other than intercompany loans,

(c)the aggregate amount of all principal payments of Indebtedness of Holdings and the Restricted Subsidiaries (including (1) the principal component of payments in respect of Capitalized Lease Obligations, (2) the amount of any scheduled repayment of Term Loans pursuant to Section 2.5, and (3) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a) to the extent required due to an Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (A) all other prepayments of Term Loans, and (B) all prepayments of ABL Loans (and any other revolving loans (unless there is an equivalent permanent reduction in commitments thereunder)) made during such period, except to the extent financed with the proceeds of other long-term Indebtedness of Holdings or the Restricted Subsidiaries,

(d)an amount equal to the aggregate net non-cash gain on Asset Sales by Holdings and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(e)increases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such increases arising from acquisitions or Asset Sales by Holdings and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(f)payments in cash by Holdings and the Restricted Subsidiaries during such period in respect of any purchase price holdbacks, earn-out obligations, and long-term liabilities of Holdings and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(g)without duplication of amounts deducted pursuant to clause (k) below in prior fiscal periods, the aggregate amount of cash consideration paid by Holdings and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions (but excluding Permitted Investments of the type described in clauses (i) and (ii) thereof) made during such period constituting Permitted Investments or made pursuant to Section 10.5 to the extent that such Investments were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,

(h)the amount of dividends paid in cash during such period (on a consolidated basis) by Holdings and the Restricted Subsidiaries, to the extent such dividends were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Capital Stock,

(i)the aggregate amount of expenditures actually made by Holdings and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income,

(j)the aggregate amount of any premium, make-whole, or penalty payments actually paid in cash by Holdings and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(k)without duplication of amounts deducted from Excess Cash Flow in other periods, (1) the aggregate consideration required to be paid in cash by Holdings or any of its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures, or acquisitions of Intellectual Property to be consummated or made during the period of four consecutive fiscal quarters of Holdings following the end of such period (except to the extent financed with any of the proceeds received from (A) the issuance or incurrence of long-term Indebtedness or (B) the issuance of Equity Interests); provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures, or acquisitions of Intellectual Property during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters,

(l)the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(m)cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income,

(n)decreases in current and non-current deferred revenue to the extent included or not deducted in arriving at such Consolidated Net Income, and

(o)	extraordinary losses.

“Excluded Contribution” shall mean net cash proceeds, the Fair Market Value of marketable securities, or the Fair Market Value of Qualified Proceeds received by Holdings from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by either a senior vice president or the principal financial officer of the Borrower on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (iii) of Section 10.5(a); provided that any non-cash assets shall qualify only if acquired by a parent of Holdings in an arm’s-length transaction within the six months prior to such contribution.

“Excluded Property” shall have the meaning set forth in the Security Agreement.

“Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents or the secured parties under the collateral documents with respect to the 2025 New Senior Notes Indenture shall be excessive in view of the benefits to be obtained by the Lenders and such secured parties therefrom, (ii) solely in the case of any pledge of Capital Stock and Stock Equivalents of any Foreign Subsidiary of a Domestic Subsidiary, any Voting Stock or Stock Equivalents of any class of such Foreign Subsidiary in excess of 66% of the outstanding Voting Stock of such class, (iii) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirements of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (iv) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock Equivalents are subject to a Lien permitted by clause (ix) of the definition of Permitted Lien or (B) any Capital Stock or Stock Equivalents of any Subsidiary that is not Wholly-Owned by Holdings and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (II) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is a Credit Party or Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Holdings or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (v) any Capital Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Capital Stock or Stock Equivalents would result in materially adverse tax consequences to Holdings or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent, (vi) any Capital Stock or Stock Equivalents that are margin stock, and (vii) any Capital Stock and Stock Equivalents of any Subsidiary that is not a Material Subsidiary or is an Unrestricted Subsidiary, a captive insurance Subsidiary, an SPV or any special purpose entity.

“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries determined by reference to the financial statements delivered to the Administrative pursuant to Section 9.1(a) and (b)) constitute a Material Subsidiary, (ii) each Subsidiary that is not a Wholly-Owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9 .11 (for so long as such Subsidiary remains a non-Wholly-Owned Restricted Subsidiary), (iii) any CFC Holding Company, (iv) any Subsidiary of a Foreign Subsidiary that is a CFC, (v) any Foreign

Subsidiary, (vi) each Subsidiary that is prohibited by any applicable Contractual Requirement or Requirements of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), (vii) each Subsidiary with respect to which, as reasonably determined by Holdings the consequence of providing a Guarantee of the Obligations would adversely affect the ability of the Borrower and its Subsidiaries to satisfy applicable Requirements of Law, (viii) each Subsidiary with respect to which, as reasonably determined by the Borrower in consultation with the Administrative Agent, providing such a Guarantee would result in material adverse tax consequences, (ix) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, as agreed in writing, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (x) each Unrestricted Subsidiary, (xi) any Receivables Subsidiary, (xii) each other Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed secured Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder, (xiii) captive insurance Subsidiaries and (xiv) each SPV or not-for-profit Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Credit Party, (a) any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Credit Parties and Hedge Bank applicable to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal or unlawful.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income, net profits, or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local, or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (ii) any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any Credit Document that is required to be imposed on amounts payable to or for the account of a Lender pursuant to laws in force at the time such Lender acquires an interest in any Credit Document (or designates a new lending office), other than in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13. 7 (or that designates a new lending office pursuant to a request by the Borrower), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding Tax pursuant to Section 5.4, (iii) any Taxes attributable to a recipient’s failure to comply with Section 5.4(e), or (iv) any withholding Tax imposed under FATCA.

“Existing ABL Credit Agreement” shall have the meaning provided in the definition of the term Existing ABL Facility.

“Existing ABL Facility” shall mean the asset-based revolving credit facility established pursuant to that certain Second and Amended Credit Agreement, dated as of May 16, 2022, by and among Holdings, Borrower the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (as amended, amended and restated or otherwise modified from time to time prior to the Restatement Date, the “Existing ABL Credit Agreement”).

“Existing Credit Agreement” shall have the meaning provided in the preamble to this Agreement.

“Existing Senior Notes” shall mean the Senior Secured PIK Notes due 2028 issued pursuant to an Indenture, dated as of May 20, 2024, as amended and supplemented from time to time, among the Issuer (as defined therein), the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent.

“Existing Term Loans” shall have the meaning provided in the preamble to this Agreement.

“Existing Unsecured Notes” shall mean the 6.50% Senior Unsecured Notes due 2025 issued pursuant to an Indenture, dated as of October 2, 2020, as amended and supplemented from time to time, by and among the Issuer (as defined therein), the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.

“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).

“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).

“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).

“Extension Date” shall have the meaning provided in Section 2.14(g)(v).

“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).

“Extension Request” shall mean a Term Loan Extension Request.

“Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, and amortization schedule.

“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“First Lien Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of the Restatement Date, by and among, inter alios, Holdings, the Borrower, Morgan Stanley Senior Funding, Inc., as senior representative for the lenders, and Wilmington Trust, National Association, as senior representative for the holders of the 2025 New Senior Notes, substantially in the form of Exhibit I-1, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“First Lien Obligations” shall mean the Obligations, the 2025 New Senior Notes Obligations and the Permitted Other Indebtedness Obligations that are secured by Liens on the Collateral that rank on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the Obligations.

“Fixed Amounts” shall have the meaning provided in Section 1.12(a).

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA for the Test Period most recently ended on or prior to such date of determination to (ii) the Fixed Charges for such Test Period.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:

(i)Consolidated Interest Expense of such Person and its Restricted Subsidiaries on a consolidated basis for such period, and

(ii)all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(iii)all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non -U.S. law that is maintained or contributed to by any Credit Party or any of its Subsidiaries, excluding any such arrangement that is administered by a Governmental Authority.

“Foreign Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Credit Party or any of its Subsidiaries, excluding any such arrangement that is administered by a Governmental Authority.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan or Foreign Benefit Arrangement, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan or Foreign Benefit Arrangement; (ii) the failure to register or loss of good standing (if applicable) with applicable regulatory authorities of any such Foreign Plan or Foreign Benefit Arrangement required to be registered; or (iii) the failure of any Foreign Plan or Foreign Benefit Arrangement to comply with any provisions of applicable law and regulations or with the terms of such Foreign Plan or Foreign Benefit Arrangement.

“Foreign Subsidiary” shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary.

“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean all Indebtedness of Holdings and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of Holdings or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation), and, in the case of the Credit Parties, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Furthermore, at any time after the Restatement Date, Holdings may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Agreement); provided any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.

“General Debt Basket” shall have the meaning provided in Section 10.1(l)(ii).

“General Debt Basket Reallocated Amount” shall mean any amount then available to be incurred under the General Debt Basket that, at the option of the Borrower, has been reallocated from the General Debt Basket to the Maximum Incremental Facilities Amount.

“General Liens Basket” shall have the meaning provided in clause (xx) of the definition of “Permitted Liens”.

“General Liens Basket Reallocated Amount” shall mean any amount then available to be incurred under the General Liens Basket that, at the option of the Borrower, has been reallocated from the General Liens Basket to the Maximum Incremental Facilities Amount (provided that, for the avoidance of doubt, such reallocated amount may be used to incur additional Indebtedness).

“Governmental Authority” shall mean any nation, sovereign, or government, any state, province, territory, or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory, or administrative functions of or pertaining to government, including a central bank or stock exchange (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean (i) the Second Amended and Restated Term Loan Guarantee made by Holdings and each other Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties on the Restatement Date, substantially in the form of Exhibit B, and (ii) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term guarantee obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties in effect on the Restatement Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (i) each Subsidiary of Holdings that is party to the Guarantee on the Restatement Date, (ii) each Subsidiary of Holdings that becomes a party to the Guarantee after the Restatement Date pursuant to Section 9.11 or otherwise, and (iii) Holdings; provided that in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary).

“Hazardous Materials” shall mean (i) any petroleum or petroleum products, radioactive materials, friable asbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, or substance, which is prohibited, limited, or regulated due to its dangerous or deleterious properties or characteristics, by any Environmental Law.

“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” shall mean (i) (a) any Person that, at the time it enters into a Hedge Agreement with the Borrower or any Restricted Subsidiary, is a Lender, an Agent or an Affiliate of a Lender or an Agent and (b) with respect to any Hedge Agreement entered into prior to the Restatement Date, any Person that is a Lender or an Agent or an Affiliate of a Lender or an Agent on the Restatement Date and (ii) any other Person that is designated by the Borrower as a “Hedge Bank” by written notice to the Administrative Agent substantially in the form of Exhibit L-1 or such other form reasonably acceptable to the Administrative Agent, including any Hedge Bank designated under the Existing Credit Agreement as a Hedge Bank pursuant to such notice prior to the Restatement Date.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreements.

“Holdings” shall mean the (i) Holdings (as defined in the preamble to this Agreement) or (ii) after the Restatement Date any other Person or Persons (“New Holdings”) that is a Subsidiary of Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (“Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Equity Interests of the Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c) if reasonably requested by the Administrative Agent, an opinion of counsel shall be delivered by the Borrower to the Administrative Agent to the effect that, without limitation, such substitution does not violate this Agreement or any other Credit Document, (d) all Capital Stock of the Borrower shall be pledged to secure the Obligations and (e) (i) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default and (ii) such substitution does not result in any adverse tax consequences to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder); provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to New Holdings.

“IFRS” shall have the meaning given to such term in the definition of GAAP.

“Immediate Family Members” shall mean, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Loans” shall have the meaning provided in Section 2.10(a).

“Increased Amount Date” shall mean the date of effectiveness of any New Term Loan Commitments.

“Incremental Facilities” shall have the meaning provided in Section 2.14(c).

“Incremental Ratio Test” shall mean, as of any date of determination, with respect to the last day of the most recently ended Test Period, (i) in the case of any Incremental Facility or Permitted Other Indebtedness that is secured by Liens on the Collateral that rank on an equal priority basis with the Liens on the Collateral securing the Obligations or the ABL Facility, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be no greater than the greater of (x) 4.50:1.00 and (y) the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio immediately prior to the incurrence of such Incremental Facility or Permitted Other Indebtedness, (ii) in the case of any Incremental Facility or Permitted Other Indebtedness that is secured by Liens on the Collateral that rank on a junior priority basis to the Liens on the Collateral securing the Obligations, either, at the option of the Borrower, (A) the Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be no greater than the greater of (x) 5.50:1.00 and (y) the Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio immediately prior to the incurrence of such Incremental Facility or Permitted Other Indebtedness or (B) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is no less than the lesser of (x) 2.00:1.00 and (y) the Fixed Charge Coverage Ratio immediately prior to the Incurrence of such Incremental Facility or Permitted Other Indebtedness and (iii) in the case of the case of any Incremental Facility or Permitted Other Indebtedness that is unsecured or secured by assets that are not Collateral, either, at the option of the Borrower, (A) the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be no greater than the greater of (x) 6.50:1.00 and (y) the Consolidated Total Debt to Consolidated EBITDA Ratio immediately prior to the Incurrence of such Incremental Facility or Permitted Other Indebtedness or (B) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is no less than the lesser of (x) 2.00:1.00 and (y) the Interest Coverage Ratio immediately prior to the Incurrence of such Incremental Facility or Permitted Other Indebtedness.

“incur” shall have the meaning provided in Section 10.1.

“Incurrence Based Amounts” shall have the meaning provided in Section 1.12(a).

“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), or (d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of Holdings solely by reason of push down accounting under GAAP shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, (6) any earn-out obligation until such obligation, within 60 days of becoming due and payable, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP, (7) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (8) accrued expenses and royalties or (9) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days. The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of Holdings, the Borrower and the other Restricted Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business consistent with past practice.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Person” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, other than Excluded Taxes or Other Taxes.

“Initial Investors” shall mean Kohlberg Kravis Roberts & Co. L.P., KKR North America Fund XI (AMG) LLC, KKR AMG Co-Invest L.P., KKR AMG Aggregator L.P., KKR Management Holdings LP, KKR North America Fund XI L.P., KKR North America Fund XI ESC L.P., KKR North America

Fund XI SBS L.P., KKR Partners III, L.P., KKR CIS Global Investor L.P., CPS Managers Fund L.P., KKR Principal Opportunities Partnership (Domestic) L.P. and KKR Principal Opportunities Partnership (Domestic) L.P. and each of their respective Affiliates.

“Initial Term Loan” shall have the meaning provided in Section 2.1(a). The Initial Term Loans were repaid in full on the Amendment No. 1 Effective Date.

“Initial Term Loan Commitment” shall mean, in the case of each Lender that is a Lender on the Restatement Date, the amount set forth opposite such Lender’s name on Schedule 1.1(b) as such Lender’s Initial Term Loan Commitment. The aggregate amount of the Initial Term Loan Commitments as of the Restatement Date is $3,600,000,000.

“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Maturity Date” shall mean October 1, 2032 or, if such date is not a Business Day, the immediately preceding Business Day.

~~“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).~~

~~“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).~~

“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA.

“Intellectual Property” shall mean U.S. intellectual property, including all (i) (a) patents, inventions, processes, developments, technology, and know-how; (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, Internet domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (d) trade secrets, confidential, proprietary, or non-public information and (ii) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisionals, re-issues, re-examinations, or similar legal protections related to the foregoing.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other Person and investments that are required by GAAP to be classified on the consolidated balance sheet (excluding the footnotes) of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of Holdings, the Borrower and the other Restricted Subsidiaries, intercompany loans (including guarantees), advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business.

For purposes of the definition of Unrestricted Subsidiary and Section 10.5,

(i)Investments shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) Holdings’ Investment in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by Holdings or a Restricted Subsidiary in respect of such Investment ( provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration).

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean:

(i)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(ii)debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among a Holdings and its Subsidiaries,

(iii)investments in any fund that invest at least 90% in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution, and

(iv)corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“IPO” shall mean the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in Holdings or a Parent Entity of a Holdings.

“IPO Entity” shall mean, at any time at and after an IPO, Holdings or a parent entity of a Holdings, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the IPO.

“IPO Listco” shall mean a wholly-owned subsidiary of Holdings formed in contemplation of an IPO to become the IPO Entity. Holdings shall, promptly following its formation, notify the Administrative Agent of the formation of any IPO Listco.

“IPO Reorganization Transactions” shall mean, collectively, the transactions taken in connection with and reasonably related to consummating an IPO, including (a) formation and ownership of IPO Shell Companies, (b) entry into, and performance of, (i) a reorganization agreement among any of

Holdings, its Subsidiaries and/or IPO Shell Companies implementing IPO Reorganization Transactions and other reorganization transactions in connection with an IPO and (ii) customary underwriting agreements in connection with an IPO and any future follow-on underwritten public offerings of common Equity Interests in the IPO Entity, including the provision by IPO Entity and Holdings of customary representations, warranties, covenants and indemnification to the underwriters thereunder, (c) the merger of one or more IPO Subsidiaries with one or more direct or indirect holders of Equity Interests in Holdings with the surviving entity in any such merger holding Equity Interests in Holdings, and the merger of such entities with any IPO Shell Company or IPO Subsidiary, (d) the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of Holdings in connection with any IPO Reorganization Transactions, (e) the entry into an exchange agreement, pursuant to which holders of Equity Interests of Holdings will be permitted to exchange such interests for certain economic/voting Equity Interests in IPO Listco, and (f) the entry into, and performance of, any tax receivables agreements by any IPO Shell Company or IPO Subsidiary, in each case of clauses (a) through (f), so long as after giving Pro Forma Effect to such agreement and the transactions contemplated thereby, (i) the security interests of the Lenders in the Collateral and the Guarantees of the Secured Obligations, taken as a whole, would not be materially impaired and (ii) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is no less than 1.75:1.00.

“IPO Shell Company” shall mean each of IPO Listco and IPO Subsidiary.

“IPO Subsidiary” shall mean a wholly-owned subsidiary of IPO Listco formed in contemplation of, and to facilitate, IPO Reorganization Transactions and an IPO. Holdings shall, promptly following its formation, notify the Administrative Agent of the formation of an IPO Subsidiary.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A.

“Joint Lead Arrangers and Bookrunners” shall mean KKR Capital Markets LLC, BofA Securities, Inc., Barclays Bank PLC, Capital One, National Association, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Regions Capital Markets, a division of Regions Bank, UBS Securities LLC, Citibank, N.A., Morgan Stanley Senior Funding, Inc. and Santander Bank N.A.; provided that on and after the Amendment No. 1 Effective Date, unless the context otherwise requires, the term “Joint Lead Arrangers and Bookrunners” shall also include the Amendment No. 1 Joint Lead Arrangers.

“Junior Debt” shall mean any Indebtedness (other than any permitted intercompany Indebtedness owing to Holdings, the Borrower or any Restricted Subsidiary) in respect Subordinated Indebtedness.

“KKR” shall mean each of Kohlberg Kravis Roberts & Co. L.P. and KKR North America Fund XI L.P.

“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Term Loan hereunder at such time, including the latest maturity or expiration date of any New Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“LCA Election” shall have the meaning provided in Section 1.12(b).

“LCA Test Date” shall have the meaning provided in Section 1.12(b).

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within one business day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one business day of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified, in writing, the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement or the ABL Facility, or a Lender has publicly announced that it does not intend to comply with its funding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), other than via an Undisclosed Administration, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt or such Distressed Person becomes the subject of a Bail -in Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof.

“Lender Presentation” shall mean the Lender Presentation of the Borrower dated September 2025.

“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to, give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license, sub-license or cross-license to Intellectual Property be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean any acquisition by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted to be acquired by this Agreement, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” shall mean any Term Loan or any other loan made by any Lender pursuant to this Agreement.

“Management Investors” shall mean the former, current or future officers, directors, employees and managers (and Controlled Investment Affiliates and Immediate Family Members of the foregoing) of

Holdings, any Restricted Subsidiary or any Parent Entity who are or become direct or indirect investors in Holdings, any Parent Entity or any Equityholding Vehicle, including any such officers, directors, employees and managers owning through an Equityholding Vehicle.

“Master Agreement” shall have the meaning provided in the definition of the term “Hedge Agreement.”

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties, or financial condition of Holdings and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (i) the ability of Holdings and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries at such date and (ii) whose revenues during such Test Period were equal to or greater than 5.0% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Restatement Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (ii) through (xiii) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries at such date and (b) revenues during such Test Period equal to or greater than 10.0% of the consolidated revenues of Holdings and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then Holdings shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.

“Maturity Date” shall mean the ~~Initial~~2026 Term Loan Maturity Date, the New Term Loan Maturity Date or the maturity date of an Extended Term Loan, as applicable.

“Maximum Incremental Facilities Amount” shall mean, at any date of determination, the sum of (i) the greater of (a) (x) $1,262,000,000 and (y) 100% of Consolidated EBITDA for the Test Period most recently ended (calculated on a Pro Forma Basis) on or prior to such date of determination (measured as of such date), plus (ii) the General Debt Basket Reallocated Amount plus (iii) the General Liens Basket Reallocated Amount plus (iv) the aggregate amount of (1) voluntary prepayments, redemptions or repurchases of Term Loans (including purchases of the Term Loans by Holdings and its Subsidiaries at or below par, in which case the amount of voluntary prepayments of Term Loans shall be deemed to equal the face principal amount of such Term Loans so purchased) and Permitted Other Indebtedness that is secured by Liens on the Collateral that rank on an equal or senior priority basis with the Liens on the Collateral securing the Obligations (including purchases of Permitted Other Indebtedness by the Borrower and its Subsidiaries at or below par, in which case the amount of voluntary prepayments of such Permitted Other Indebtedness shall be deemed to equal the aggregate face principal amount of such Permitted Other Indebtedness so purchased) and (2) payments to Non-Consenting lenders pursuant to Section 13.7, in each case, other than from proceeds of the incurrence of long-term Indebtedness, plus (v) an amount such that, after giving effect to the incurrence of such amount the Borrower would be in compliance on a Pro Forma Basis (including any adjustments required by such definition as a result of a contemplated Permitted Acquisition or similar Permitted Investment, but excluding any concurrent incurrence of Indebtedness pursuant to clauses (i) through (iv) above or the ABL Facility or any other incurrence of Indebtedness pursuant to a Fixed Amount) with the Incremental Ratio Test.

“MFN Protection” shall have the meaning set forth in the proviso to Section 2.14(d)(iii).

“Minimum Borrowing Amount” shall mean with respect to a Borrowing, $2,500,000.

“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably acceptable to the Collateral Agent and the Borrower, together with such terms and provisions as may be required by local laws.

“Mortgaged Property” shall mean, as of the Restatement Date, each parcel of real estate and the improvements thereto owned in fee by a Credit Party and identified on Schedule 1.1(a), and each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.14.

“MS Group” shall have the meaning provided in Section 12.3(e).

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions if liability to any Credit Party remains.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event and any incurrence of Permitted Other Indebtedness, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of Holdings or any of its Restricted Subsidiaries in respect of such Prepayment Event or incurrence of Permitted Other Indebtedness, as the case may be, less (ii) the sum of:

(a)the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated to be payable by Holdings or any of its Restricted Subsidiaries in connection with such Prepayment Event or incurrence of Permitted Other Indebtedness,

(b)the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (a) above) (1) associated with the assets that are the subject of such Prepayment Event and (2) retained by Holdings or any of the Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(c)the amount of any Indebtedness (other than the Loans, the 2025 New Senior Notes and Permitted Other Indebtedness) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such

Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(d)in the case of any Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that Holdings or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of Holdings or any of the Restricted Subsidiaries; provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless Holdings or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than 180 days following the last day of such Reinvestment Period, (1) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event or Casualty Event, or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or, if later, 180 days after the date Holdings or such Restricted Subsidiary has entered into such binding commitment, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (2) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i);

(e)in the case of any Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (e)) attributable to non-controlling interests and not available for distribution to or for the account of Holdings or a Wholly-Owned Restricted Subsidiary as a result thereof;

(f)in the case of any Asset Sale Prepayment Event or Permitted Sale Leaseback any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that Holdings and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction; and

(g)all fees and out-of-pocket expenses paid by Holdings or a Restricted Subsidiary in connection with any of the foregoing (for the avoidance of doubt, including, (1) in the case of the issuance of Permitted Other Indebtedness, any fees, underwriting discounts, premiums, and other costs and expenses incurred in connection with such issuance and (2) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses, and brokerage, consultant, accountant, and other customary fees), in each case, only to the extent not already deducted in arriving at the amount referred to in clause (i) above.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Contracts” shall mean newly executed or amended agreements or other letters of intent with customers and/or payors that have contracted with Holdings, the Borrower and their Subsidiaries,

for which pricing, volumes and margins from the covered product categories are readily identified.

“New Term Loan” shall have the meaning provided in Section 2.14(c).

“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).

“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).

“New Term Loan Repayment Date” shall have the meaning provided in Section 2.5(d).

“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(3).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or under any Secured Cash Management Agreement or Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), in each case, entered into with the Borrower or any of the Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any Credit Party under any Credit Document.

“Original Issue Date” shall mean October 22, 2010.

“Other Taxes” shall mean all present or future stamp, registration, court or documentary Taxes or any other excise, property, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include (i) any Taxes that result from an assignment, (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the Lender and the taxing jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), except to the extent that any such action described in this proviso is requested or required by the Borrower or Holdings or (ii) Excluded Taxes.

“Outstanding Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership), including any managing member, of Holdings and/or the Borrower.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).

“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” shall have the meaning provided in Section 13.18.

“Payment Recipient” has the meaning specified in Section 12.15(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” shall have the meaning provided in clause (iii) of the definition of Permitted Investments.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.4.

“Permitted Debt Exchange” shall have the meaning provided in Section 2.15(a).

“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.15(a).

“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.15(a).

“Permitted Holders” shall mean each of (i) the Initial Investors and their respective Affiliates (other than any portfolio company of an Initial Investor) and members of management (including

Management Investors and their Permitted Tranferees) of Holdings or the Borrower (or their respective direct or indirect parent or management investment vehicle) who are holders of Equity Interests of Holdings (or its direct or indirect parent company or management investment vehicle) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Initial Investors, their respective Affiliates (other than any portfolio company of an Initial Investor) and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Holdings or any other direct or indirect Parent Entity, (ii) any direct or indirect Parent Entity formed not in connection with, or in contemplation of, a transaction (other than the Transactions or IPO Reorganization Transactions) that, assuming such parent was not formed after giving effect thereto, would constitute a Change of Control and (iii) any entity (other than a Parent Entity) through which a Parent Entity described in clause (ii) directly or indirectly holds Equity Interests of Holdings and has no other material operations other than those incidental thereto.

“Permitted Investments” shall mean:

(i)any Investment in Holdings or any Restricted Subsidiary;

(ii)any Investment in cash, Cash Equivalents, or Investment Grade Securities at the time such Investment is made;

(iii)any Investment by Holdings or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment (a “Permitted Acquisition”), (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation, or transfer;

(iv)any Investment in securities or other assets not constituting cash, Cash Equivalents, or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.4 or any other disposition of assets not constituting an Asset Sale;

(v)(a) any Investment existing or contemplated on the Restatement Date and, in each case, listed on Schedule 10.5 and (b) Investments consisting of any modification, replacement, renewal, reinvestment, or extension of any such Investment; provided that the amount of any such Investment is not increased from the amount of such Investment on the Restatement Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Restatement Date;

(vi)any Investment acquired by Holdings or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of such Holdings of such other Investment or accounts receivable or (b) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(vii)Hedging Obligations permitted under clause (j) of Section 10.1 and Cash Management Services;

(viii)any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed the greater of (a) $420,000,000 and (b) 33% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (viii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (viii) for so long as such Person continues to be a Restricted Subsidiary;

(ix)Investments the payment for which consists of Equity Interests of the Borrower or Holdings or any direct or indirect parent company of the Borrower or Holdings (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (iii) of Section 10.5(a);

(x)guarantees of Indebtedness permitted under Section 10.1;

(xi)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 9.9 (except transactions described in clause (b) of such paragraph);

(xii)Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business;

(xiii)additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiii), that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $475,000,000 and (b) 37.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (xiii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (xiii) for so long as such Person continues to be a Restricted Subsidiary;

(xiv)Investments relating to any Receivables Subsidiary that, in the good faith determination of the board of directors of Holdings, are necessary or advisable to effect a Receivables Facility or any repurchases in connection therewith;

(xv)advances to, or guarantees of Indebtedness of, employees not in excess of the greater of (a) $65,000,000 and (b) 5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment;

(xvi)(a) loans and advances to officers, directors, managers, and employees for business-related travel expenses, moving expenses, and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent company thereof and (b) promissory notes received from stockholders of Holdings, any direct or indirect parent company of Holdings or any Subsidiary in connection with the exercise of stock options in respect of the Equity Interests of Holdings, any direct or indirect parent company of Holdings and the Subsidiaries;

(xvii)Investments consisting of extensions of trade credit in the ordinary course of business;

(xviii)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(xix)non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(xx)Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client, franchisee and customer contracts and loans or advances made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business;

(xxi)the licensing and contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in the ordinary course of business;

(xxii)advances of payroll payments to employees in the ordinary course of business;

(xxiii)contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(xxiv)Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; and

(xxv)any other Investments; provided that, either (A) the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be no greater than the greater of (x) 3.80:1.00 and (y) the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio immediately prior to giving effect to such Investment or (B) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is no less than the lesser of (x) 2.00:1.00 and (y) the Fixed Charge Coverage Ratio immediately prior to giving effect to such Investment.

“Permitted Liens” shall mean, with respect to any Person:

(i)pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds, in each case, incurred in the ordinary course of business;

(ii)Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, and mechanics’ Liens, in each case, for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(iii)Liens for taxes, assessments, or other governmental charges not yet overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or are not required to be paid pursuant to Section 8.11, or for property taxes on property of Holdings or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property;

(iv)Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v)minor survey exceptions, minor encumbrances, ground leases, easements, or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not, in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, taken as a whole;

(vi)Liens securing Indebtedness permitted to be outstanding pursuant to clause (a), (b)(x) (so long as such Liens are subject to the ABL Intercreditor Agreement and any Lien on the CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement) are junior to the Liens securing the Obligations), (b)(y) (so long as such Liens are subject to the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement and equal (or, in the Borrower’s sole discretion, junior) in priority to the Liens securing the Obligations), (d), (l)(ii), (r), (w), (x) or (y) of Section 10.1; provided that, (a) in the case of clause (d) of Section 10.1, such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under such clause (d) of Section 10.1, replacements of such property, equipment or assets, and additions and accessions and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender; (b) in the case of clause (r) of Section 10.1, such Lien may not extend to any assets other than the assets owned by the Restricted Subsidiaries incurring such Indebtedness; (c) in the case of Liens securing Permitted Other Indebtedness Obligations or Permitted Debt Exchange Notes that constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties or holders of Permitted Debt Exchange Notes (or, in each case, a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (x) if a First Lien Intercreditor Agreement is not then in effect, the Collateral Agent, the Administrative Agent and the representative for the holders of such Permitted Other Indebtedness Obligations or Permitted Debt Exchange Notes shall have entered into the First Lien Intercreditor Agreement or (y) if a First Lien Intercreditor Agreement is then in effect, the representative for the holders of such Permitted Other Indebtedness Obligations or Permitted Debt Exchange Notes shall have become a party to the First Lien Intercreditor Agreement in accordance with the terms thereof; and (d) in the case of Liens securing Permitted Other Indebtedness Obligations or Permitted Debt Exchange Notes that do not constitute First Lien Obligations pursuant to this clause (vi), the applicable Permitted Other Indebtedness Secured Parties or holders of Permitted Debt Exchange Notes (or, in each case, a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness or Permitted Debt Exchange Notes that do not constitute First Lien Obligations (or a Second Lien Intercreditor Agreement otherwise is not then in effect), the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations or Permitted Debt Exchange Notes shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness or Permitted Debt Exchange Notes that do not constitute First Lien Obligations (and a Second Lien Intercreditor Agreement is then in effect), the representative for the holders of such Permitted Other Indebtedness or Permitted Debt Exchange Notes shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (vi);

(vii)subject to Section 9.14, other than with respect to Mortgaged Property, Liens existing on the Restatement Date; provided that any Lien securing Indebtedness or other obligations in excess of $10,000,000 shall be set forth on Schedule 10.2, and, in each case, any modifications, replacements, renewals, or extensions thereof;

(viii)Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than, with respect to such Person, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(ix)Liens on property at the time Holdings or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Holdings or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, or designation; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than, with respect to such property, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(x)Liens on property of any Restricted Subsidiary that is not a Credit Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Credit Party, in each case, permitted under Section 10.1;

(xi)Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is, and is permitted hereunder to be, secured by a Lien on the same property securing such Hedging Obligations and Cash Management Services;

(xii)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(xiii)leases, subleases, licenses, or sublicenses (including of Intellectual Property) granted to others in the ordinary course of business;

(xiv)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(xv)Liens in favor of Holdings, the Borrower or any other Guarantor;

(xvi)Liens on vehicles or equipment of Holdings or any Restricted Subsidiary granted to Holdings or such Restricted Subsidiary’s client in the ordinary course of business;

(xvii)Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(xviii)Liens to secure any refinancing, refunding, extension, renewal, or replacement (or successive refinancing, refunding, extensions, renewals, or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (vi), (vii), (viii), (ix), (x), and (xv) of this definition of Permitted Liens; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness described under clauses (vi), (vii), (viii), (ix), (x), and (xv) at the time the original Lien became a Permitted Lien under this Agreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;

(xix)deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(xx)other Liens securing obligations (including Capitalized Lease Obligations) which do not exceed the greater of (a) $635,000,000 and (b) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Lien (this clause (xx), the “General Liens Basket”) less the General Liens Basket Reallocated Amount; provided that at the Borrower’s election, (a) in the case of Liens securing Permitted Other Indebtedness Obligations that constitute First Lien Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and (x) if a First Lien Intercreditor Agreement is not then in effect, the Collateral Agent, the Administrative Agent and the representative for the holders of such Permitted Other Indebtedness Obligations shall have entered into the First Lien Intercreditor Agreement and (2) if a First Lien Intercreditor Agreement is then in effect, the representative for the holders of such Permitted Other Indebtedness Obligations shall have become a party to the First Lien Intercreditor Agreement in accordance with the terms thereof; and (b) in the case of Liens securing Permitted Other Indebtedness Obligations that do not constitute First Lien Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness that does not constitute First Lien Obligations (or a Second Lien Intercreditor Agreement otherwise is not then in effect), the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into the Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness that does not constitute First Lien Obligations (and a Second Lien Intercreditor Agreement is then in effect), the representative for the holders of such Permitted Other Indebtedness shall have become a party to the Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (xx);

(xxi)Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.5 or Section 11.10;

(xxii)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxiii)Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(xxiv)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.1; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxv)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxvi)Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposits or sweep accounts of Holdings or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries, or (c) relating to purchase orders and other agreements entered into by Holdings or any of the Restricted Subsidiaries in the ordinary course of business;

(xxvii)Liens (a) solely on any cash earnest money deposits made by Holdings or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement or (b) consisting of an agreement to dispose of any property pursuant to a disposition permitted hereunder;

(xxviii)rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by Holdings or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(xxix)restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(xxx)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(xxxi)zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements, and contract zoning agreements;

(xxxii)Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(xxxiii)Liens arising under the Security Documents;

(xxxiv)Liens on goods purchased in the ordinary course of business, the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of its Subsidiaries;

(xxxv)(a) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (b) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any Restricted Subsidiary in joint ventures;

(xxxvi)Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder,

(xxxvii)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirements of Law, and

(xxxviii)to the extent pursuant to a Requirements of Law, Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees, expenses and other obligations payable with respect to, such Indebtedness.

“Permitted Other Indebtedness” shall mean subordinated or senior Indebtedness (which Indebtedness may (i) be unsecured, (ii) have the same lien priority as the First Lien Obligations (without regard to control of remedies); provided that, if such Permitted Other Indebtedness is in the form of secured first lien loans, then the MFN Protection shall be applicable, or (iii) be secured by a Lien ranking junior to the Lien securing the First Lien Obligations), in each case issued or incurred by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory repayment, or redemption or sinking fund obligations prior to, at the time of incurrence, the Latest Term Loan Maturity Date (other than, in each case, customary offers or obligations to repurchase upon a change of control, asset sale, or casualty or condemnation event, AHYDO payments and customary acceleration rights after an event of default), (b) the covenants, taken as a whole, are not materially more restrictive to Holdings and the Restricted Subsidiaries than those herein (taken as a whole) (except for covenants applicable only to the periods after the Latest Term Loan Maturity Date) (it being understood that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants are only applicable after the Latest Term Loan Maturity Date at the time of such refinancing); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within two Business Days after receipt of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) of which no Subsidiary of Holdings (other than the Borrower or a Guarantor) is an obligor and (d) that, if secured, is not secured by a lien any assets of Holdings or its Subsidiaries other than the Collateral.

“Permitted Other Indebtedness Documents” shall mean any document or instrument (including any guarantee, security agreement, or mortgage and which may include any or all of the Credit Documents) issued or executed and delivered with respect to any Permitted Other Indebtedness by any Credit Party.

“Permitted Other Indebtedness Obligations” shall mean, if any Permitted Other Indebtedness is issued or incurred, all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Permitted Other Indebtedness Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Other Indebtedness Obligations of the applicable Credit Parties under the Permitted Other Indebtedness Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Other Indebtedness Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any such Credit Party under any Permitted Other Indebtedness Document.

“Permitted Other Indebtedness Secured Parties” shall mean the holders from time to time of secured Permitted Other Indebtedness Obligations (and any representative on their behalf).

“Permitted Other Provision” shall have the meaning provided in Section 2.14(g)(i).

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by Holdings or any of the Restricted Subsidiaries after the Restatement Date; provided that any such Sale Leaseback not between Holdings and a Restricted Subsidiary is consummated for fair value as determined at the time of consummation in good faith by (i) Holdings or such Restricted Subsidiary or (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed the greater of (a) $505,000,000 and (b) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Sale Leaseback, the board of directors (or analogous governing body) of Holdings or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of Holdings or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Tax Distributions” shall mean, if Holdings is treated as a pass-through entity for U.S. federal income tax purposes:

(i)on a quarterly basis, an amount equal to the excess of (x) the sum of the following amounts for each equityholder of Holdings: (A) the excess of the estimated cumulative taxable income allocated (or allocable) to such equityholder for the taxable year through the end of such period (determined, for the avoidance of doubt, taking into account any allocations of items of income, gain, loss and deduction pursuant to Section 704(c) of the Code but without regard to any adjustments pursuant to Section 743 of the Code and assuming the only items of income, gain, loss and deduction arise from Holdings and its Restricted Subsidiaries) over cumulative taxable losses from prior taxable years (arising from Holdings and its Restricted Subsidiaries) allocated (or allocable) to such equityholder to the extent such prior losses are of a character that would permit such losses to be deducted against income or gain of the taxable year and have not previously been taken into account pursuant to this clause (i)(x)(A) with respect to a prior taxable year, multiplied by (B) the Assumed Tax Rate, over (y) distributions previously made pursuant to this clause (i) with respect to the taxable year; and

(ii)at any time after the end of each taxable year (including, for the avoidance of doubt, in any subsequent taxable year), an amount equal to the excess of (x) the sum of the following amounts for each equityholder of Holdings: (A) the excess of the cumulative taxable income allocated (or allocable) to such equityholder for the taxable year (determined, for the avoidance of doubt, taking into account any allocations of items of income, gain, loss and deduction pursuant to Section 704(c) of the Code but without regard to any adjustments pursuant to Section 743 of the Code and assuming the only items of income, gain, loss and deduction arise from Holdings and its Restricted Subsidiaries) over cumulative taxable losses from prior taxable years (arising from Holdings and its Restricted Subsidiaries) allocated (or allocable) to such equityholder to the extent such prior losses are of a character that would permit such losses to be deducted against income or gain of the taxable year and have not previously been taken into account pursuant to this clause (ii)(x)(A), multiplied by (B) the Assumed Tax Rate, over (y) distributions made pursuant to clause (i) of this definition with respect to the taxable year.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.

“Plan” shall mean, other than any Multiemployer Plan, any employee benefit plan (as defined in Section 3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Credit Party or, with respect to any such plan that is that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be reasonably likely to be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning provided in Section 13.17(a).

“Pledge Agreement” shall mean the Second Amended and Restated Term Loan Pledge Agreement, entered into by the Credit Parties party thereto and the Collateral Agent for the benefit of the Secured Parties on the Restatement Date, substantially in the form of Exhibit C.

“Post -Acquisition Period” shall mean, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event or any Permitted Sale Leaseback.

“Prepayment Trigger” shall have the meaning provided in the definition of the term Asset Sale Prepayment Event.

“primary obligor” shall have the meaning provided such term in the definition of Contingent Obligations.

“Prime Rate” shall mean the “prime rate” referred to in the definition of ABR.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by Holdings in good faith as a result of (i) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (ii) any additional costs incurred during such Post-Acquisition Period, in each case, in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of Holdings and the Restricted Subsidiaries; provided that (a) at the election of Holdings, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $10,000,000; and (b) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such cost savings will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio, or covenant hereunder, that (i) to the extent applicable, the Pro Forma Adjustment shall have been made and (ii) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (1) in the case of a sale, transfer, or other disposition of all or substantially all Capital Stock in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (2) in the case of a Permitted Acquisition or Investment described in the definition of Specified Transaction, shall be included, (b) any retirement of Indebtedness, and (c) any incurrence or assumption of Indebtedness by Holdings or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (x)(1) directly attributable to such transaction, (2) expected to have a continuing impact on Holdings, the Borrower or any of the other Restricted Subsidiaries, and (3) factually supportable or (y) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term Acquired EBITDA.

“Pro Forma Financial Statements” shall have the meaning provided in Section 6.12.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” shall mean costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Stock” of any Person shall mean Capital Stock of such Person other than Disqualified Stock of such Person.

“Ratio Debt” shall have the meaning provided in Section 10.1.

“Real Estate” shall have the meaning provided in Section 9.1(f).

“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to Holdings and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which Holdings or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which Holdings or any Subsidiary makes an Investment and to which Holdings or any Subsidiary transfers accounts receivables and related assets.

“Refinanced Term Loans” shall have the meaning provided in Section 13.1.

“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(m).

“Refinancing Permitted Other Indebtedness” shall have the meaning provided in Section 10.1(x).

“Refunding Capital Stock” shall have the meaning provided in Section 10.5(b)(2).

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Period” shall mean 450 days following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback.

“Rejection Notice” shall have the meaning provided in Section 5.2(f).

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Holdings or the Restricted Subsidiaries in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors and agents of such Person and its Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection, or leaching into or migration through the environment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” shall have the meaning provided in Section 12.9(b).

“Repayment Amount” shall mean the ~~Initial~~2026 Term Loan Repayment Amount, a New Term Loan Repayment Amount with respect to any Series, or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.

“Replacement Term Loan Commitment” shall mean the commitments of the Lenders to make Replacement Term Loans.

“Replacement Term Loans” shall have the meaning provided in Section 13.1.

“Reportable Event” shall mean any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which notice is waived pursuant to DOL Reg. § 4043.

“Repricing Transaction” shall mean (i) the incurrence by the Borrower of any Indebtedness denominated in Dollars and secured by Liens on the Collateral ranking equal in priority with the Liens on the Collateral securing the Obligations in the form of a term “B” loan that is broadly syndicated (a) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the ~~Initial~~2026 Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with a transaction that if consummated would be an IPO, Change of Control, dividend recapitalization, Transformative Acquisition, Permitted Investments, Transformative Disposition or otherwise results in the upsizing of the ~~Initial~~2026 Term Loans and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of ~~Initial~~2026 Term Loans or (ii) any effective reduction in the Effective Yield for the ~~Initial~~2026 Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a transaction that if consummated would be an IPO, Change of Control, dividend recapitalization, Transformative Acquisition, Permitted Investment, Transformative Disposition or otherwise results in an upsizing of the ~~Initial~~2026 Term Loans. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the ~~Initial~~2026 Term Loans.

“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Term Loan Commitment at such date and (ii) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Date” shall mean September 19, 2025.

“Restatement Date Funding Arrangements” shall have the meaning provided in Section 2.4(b).

“Restatement Date Refinancing” means the repayment, repurchase, redemption, defeasance or other discharge on the Restatement Date of the (i) Existing Term Loans, (ii) Existing ABL Facility (including through replacement of the Existing ABL Facility with the ABL facility pursuant to an amendment to or amendment and restatement of the Existing ABL Credit Agreement), (iii) Existing Unsecured Notes and (iv) Existing Senior Notes and, in each case, the payment of fees and expenses in connection therewith.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning provided in Section 10.5(a).

“Restricted Subsidiary” shall mean any Subsidiary of Holdings (including the Borrower) other than an Unrestricted Subsidiary.

“Retained Asset Sale Proceeds” shall have the meaning provided in Section 10.4.

“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).

“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(2).

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any arrangement with any Person providing for the leasing by Holdings or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Intercreditor Agreement” shall mean a First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit I-2 (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof of any other Permitted Other Indebtedness Secured Parties that are holders of Permitted Other Indebtedness Obligations or the representatives for purposes thereof of any other secured parties that are holders of Permitted Debt Exchange Notes having a Lien on the Collateral ranking junior to the Lien securing the Obligations.

“Section 2.14 Additional Amendment” shall have the meaning provided in Section 2.14(g)(iv).

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Holdings or any of the Restricted Subsidiaries and any Cash Management Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a Secured Cash Management Agreement hereunder.

“Secured Cash Management Obligations” shall mean Obligations under Secured Cash Management Agreements.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder. For purposes of the preceding sentence, the Borrower may deliver one notice designating all Hedge Agreements entered into pursuant to a specified Master Agreement as “Secured Hedge Agreements”. Notwithstanding anything to the contrary, a Hedge Agreement with a Restricted Subsidiary shall remain a Secured Hedge Agreement notwithstanding that such Restricted Subsidiary is subsequently designated an Unrestricted Subsidiary, unless otherwise agreed between such Restricted Subsidiary and Hedge Bank

“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.

“Secured Parties” shall mean the Administrative Agent, the Collateral Agent and each Lender, in each case with respect to the Credit Facilities, each Hedge Bank that is party to any Secured Hedge Agreement with Borrower or any Restricted Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with Holdings or any Restricted Subsidiary and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.

“Security Agreement” shall mean the Second Amended and Restated Term Loan Security Agreement entered into by Holdings, the Borrower, the other grantors party thereto, and the Collateral Agent for the benefit of the Secured Parties on the Restatement Date, substantially in the form of Exhibit D-1.

“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, the Vehicle Security Documents, the Mortgages, if executed, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, if executed, and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9. 11, 9.12, or 9.14 or pursuant to any other such Security Documents to secure the Obligations or to govern the lien priorities of the holders of Liens on the Collateral.

“Series” shall have the meaning provided in Section 2.14(a).

“Significant Subsidiary” shall mean, at any date of determination, (a) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for the Test Period most recently ended on or prior to such date were equal to or greater than 10% of the consolidated gross revenues of Holdings and the Restricted Subsidiaries for such period, determined in accordance with GAAP or (b) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total gross revenues (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Significant Subsidiary” under clause (a) above.

“Similar Business” shall mean any business conducted or proposed to be conducted by Holdings and the Restricted Subsidiaries on the Restatement Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the Term SOFR Loans comprising such Borrowing.

“Sold Entity or Business” shall have the meaning provided in the definition of the term Consolidated EBITDA.

“Solvent” shall mean, after giving effect to the consummation of the Transactions, (i) the sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (ii) the fair value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis; (iii) the capital of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv) the Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

“Specified Rating” means a public corporate family rating by Moody’s equal to or higher than B1.

“Specified Transaction” shall mean, with respect to any period, any Investment (including a Permitted Acquisition), any asset sale, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan or other event or action that in each case by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” shall mean any of KKR and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, any portfolio company of any of the foregoing or Holdings and its Subsidiaries).

“Sponsor Management Agreement” shall mean the monitoring agreement between the Sponsor, the Borrower and/or Holdings (or a Parent Entity), as in effect on the Restatement Date.

“Sponsor Model” shall mean the Sponsor’s financial model, dated as of September 2, 2025 used in connection with the syndication of the Facilities.

“Spot Rate” for any currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“SPV” shall have the meaning provided in Section 13.6(g).

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable, or exercisable.

“Subordinated Indebtedness” shall mean Indebtedness of Holdings, the Borrower or any other Guarantor that is by its terms subordinated in right of payment to the obligations of Holdings, the Borrower or such Guarantor, as applicable, under this Agreement or the Guarantee, as applicable.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of Holdings.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees, or other similar charges imposed by any Governmental Authority and any interest, fines, penalties, or additions to tax with respect to the foregoing.

“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Initial Term Loan Commitment, 2026 Term Loan Commitment and, if applicable, New Term Loan Commitment with respect to any Series and Replacement Term Loan Commitment with respect to any Series.

“Term Loan Extension Request” shall have the meaning provided in Section 2.14 (g)(i).

“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan. For the avoidance of doubt, each Cashless Roll Lender is a Term Loan Lender on the Restatement Date.

“Term Loans” shall mean the ~~Initial~~2026 Term Loans, any New Term Loans, any Replacement Term Loans, and any Extended Term Loans, collectively.

“Term SOFR” shall mean, with respect to any Interest Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference

Rate for such tenor published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on, the Adjusted Term SOFR Rate, other than, in each case, pursuant to clause (iii) of the definition of “ABR”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of Holdings most recently ended on or prior to such date of determination and for which Section 9.1 Financials shall have been delivered (or were required to be delivered) to the Administrative Agent (or, before the first delivery of Section 9.1 Financials, the most recent period of four fiscal quarters at the end of which financial statements are available).

“Title Policy” shall have the meaning provided in Section 9.14(d)(ii).

“Total 2026 Term Loan Commitment” shall mean the sum of the 2026 Term Loan Commitments of all Lenders.

“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total Term Loan Commitment at such date, and (ii) without duplication of clause (i), the aggregate outstanding principal amount of all Term Loans at such date.

~~“Total Initial Term Loan Commitment” shall mean the sum of the Initial Term Loan Commitments of all Lenders.~~

“Total Term Loan Commitment” shall mean the sum of (i) the ~~Initial~~2026 Term Loan Commitments and (ii) the New Term Loan Commitments, if applicable, of all the Lenders.

“Transaction Expenses” shall mean any fees, costs, or expenses incurred or paid by Holdings, the Borrower, or any of their respective Affiliates in connection with the Transactions, this Agreement, and the other Credit Documents, and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, the ABL Credit Agreement, the 2025 New Senior Notes Indenture, the Restatement Date Refinancing, the 2025 Series B Preferred Stock Redemption and the consummation of any other transactions in connection with the foregoing (including the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses)).

“Transferee” shall have the meaning provided in Section 13.6(e).

“Transformative Acquisition” shall mean any acquisition or other Investment or series of acquisitions or other Investments by Holdings, the Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or other Investment, (ii) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or other Investment, would not provide Holdings, the Borrower and the other Restricted Subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith, (iii) is for total cash consideration paid greater than or equal to the lesser of $315,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period and/or (iv) results in a refinancing of the ~~Initial~~2026 Term Loans that involves an upsizing in connection with such acquisition.

“Transformative Disposition” shall mean any disposition by Holdings, the Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such disposition, (ii) if permitted by the terms of the Credit Documents immediately prior to the consummation of such disposition, would not provide Holdings, the Borrower and the other Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Borrower acting in good faith, (iii) results in a refinancing of the ~~Initial~~2026 Term Loans that involves a downsizing in connection with such disposition and/or (iv) is in excess of the lesser of $315,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period.

“Type” shall mean as to any Term Loan, its nature as an ABR Loan or a Term SOFR Loan.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of Holdings, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary; provided that, (x) immediately following its designation as an “Unrestricted Subsidiary”, such Unrestricted Subsidiary shall not own material Intellectual Property such that the Borrower and the other Restricted Subsidiaries would not be able to operate their business at such time without such material Intellectual Property (as reasonably determined by the Borrower) and (y) no Credit Party or any of its Restricted Subsidiaries shall transfer to any Unrestricted Subsidiary any material Intellectual Property such that the Borrower and the other Restricted Subsidiaries would not be able to operate their business at such time without such material Intellectual Property (as reasonably determined by the Borrower).

The board of directors of Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than the Borrower or a Subsidiary of Holdings that is a direct or indirect parent of the Borrower to be an Unrestricted

Subsidiary, unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Holdings or any Subsidiary of Holdings (other than any Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary); provided that:

(a)such designation complies with Section 10.5;

(b)each of (1) the Subsidiary to be so designated and (2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary, and

(c)immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing.

The board of directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing.

Any such designation by the board of directors of Holdings shall be notified by Holdings to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the Board Resolution giving effect to such designation and a certificate of an Authorized Officer of Holdings certifying that such designation complied with the foregoing provisions.

“U.S.” and “United States” shall mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).

“Vehicle Security Documents” means (a) the Second Amended and Restated Security Agreement by and among the Borrower and the Subsidiaries party thereto and the Collateral Agent entered into as of the Restatement Date, substantially in the form of Exhibit D-2 and (b) the Second Amended and Restated Vehicle Collateral Trust Agreement by and among the Borrower and the Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., solely in its capacity as the Vehicle Collateral Trustee (as defined in the First Lien Intercreditor Agreement), entered into as of the Restatement Date, substantially in the form of Exhibit D-3.

“Vehicle Collateral Trustee” shall have the meaning assigned to such term in the First Lien Intercreditor Agreement or if no First Lien Intercreditor Agreement is in effect, shall mean the Collateral Agent.

“Vehicles” shall have the meaning as set forth in the Vehicle Security Documents.

“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)Section, Exhibit, and Schedule references are to the Credit Document in which such reference appears.

(d)The term “including” is by way of example and not limitation.

(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h)The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(i)All references to “knowledge” or “awareness” of any Credit Party or any Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of such Credit Party or such Restricted Subsidiary.

(j)The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.

1.3Accounting Terms.

(a)Except as expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner.

(b)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDA Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, the Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio and the Incremental Ratio Test shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c)Where reference is made to “Holdings and the Restricted Subsidiaries on a consolidated basis” or similar language, such combination shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.

1.4Rounding. Any financial ratios required to be maintained by Holdings pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

1.5References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents), and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are permitted by any Credit Document; and (b) references to any Requirements of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirements of Law.

1.6Exchange Rates. Notwithstanding the foregoing, for purposes of any determination under Section 9, Section 10 or Section 11 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate; provided, however, that for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Restricted Investment, Lien, Asset Sale, or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien or Restricted Investment is incurred or after such Asset Sale or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt or Consolidated First Lien Secured Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.

1.7Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission, or any other matter related to the rates in the definition of the Adjusted Term SOFR Rate or with respect to any comparable or successor rate thereto.

1.8Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.9Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.10Certifications. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.

1.11Compliance with Certain Sections. In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Restricted Payment, Affiliate transaction, Contractual Requirement, or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsection of Section 9.9 or any clause or subsection of Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6, then such transaction (or portion thereof) at any time shall be allocated to one or more of such clauses or subsections within the relevant sections as determined by the Borrower in its sole discretion at such time.

1.12Pro Forma and Other Calculations.

(a)For purposes of calculating the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (as determined in accordance with GAAP) that have been made by Holdings or any Restricted Subsidiary during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the date of determination shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Test Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio and Consolidated Total Debt to Consolidated EBITDA Ratio shall be calculated giving Pro Forma Effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, or disposed operation had occurred at the beginning of the Test Period. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, the Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio and the Consolidated Total Debt to Consolidated EBITDA Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 10.1 or Section 10.2.

(b)Whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, and operating expense reductions resulting from such Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have been or are expected to be realized; provided that such costs savings and operating expense reductions are made in compliance with the definition of Pro Forma Adjustment). If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(i)determining compliance with any provision of the Credit Documents which requires the calculation of the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, the Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio or the Consolidated Total Debt to Consolidated EBITDA Ratio or the Fixed Charge Coverage Ratio;

(ii)determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11; or

(iii)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(c)Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations (and the EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(d)Any determination of Consolidated Total Assets shall be made by reference to the last day of the Test Period most recently ended on or prior to the relevant date of determination.

(e)Except as otherwise specifically provided herein, all computations of Excess Cash Flow, Consolidated Total Assets, Available Amount, Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Senior Lien Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio, the Fixed Charge Coverage Ratio and other financial ratios and financial calculations (and all definitions (including accounting terms) used in determining any of the foregoing) shall be calculated, in each case, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis.

(f)All leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to December 31, 2014 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases; provided, however, that, solely for the purposes of determining whether a lease constitutes Indebtedness for the purposes of Section 10.1(d), any obligations relating to a lease that was accounted for by Holdings and/or its Subsidiaries as an operating lease as of the Original Issue Date and any similar lease entered into after the Original Issue Date shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes thereunder.

Section 2.Amount and Terms of Credit.

2.1Commitments. Subject to and upon the terms and conditions herein set forth (including with respect to the Restatement Date Funding Arrangements), (a) each Lender having an Initial Term Loan Commitment severally agrees to make a loan or loans in Dollars (each, an “Initial Term Loan”) to the Borrower on the Restatement Date, which Initial Term Loans shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender and in the aggregate shall not exceed $3,600,000,000 and (b)(i) each Additional 2026 Term Loan Lender severally agrees to make 2026 Term Loans in Dollars to the Borrower on the Amendment No. 1 Effective Date, which 2026 Term Loans shall not exceed for any such Lender the Additional 2026 Term Loan Commitment of such Lender and in the aggregate shall not exceed the aggregate Additional 2026 Term Loan Commitments and (ii) each Continuing Term Lender (as defined in Amendment No. 1) severally agrees to exchange all of its Initial Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date (or such lesser amount as allocated to such Continuing Term Lender by the Left Lead Arranger (as defined in Amendment No. 1) and notified to such Continuing Term Lender) for an equal principal amount of 2026 Term Loans denominated in Dollars on the Amendment No. 1 Effective Date. Such Term Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such 2026 Term Loan Lender the ~~Initial~~2026 Term Loan Commitment of such Lender, and (iv) for clause (b) above, shall not exceed in the aggregate the Total ~~Initial~~2026 Term Loan Commitments. On the ~~Initial~~2026 Term Loan Maturity Date, all then unpaid ~~Initial~~2026 Term Loans shall be repaid in full in Dollars.

2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof. More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than eight Borrowings of Term SOFR Loans that are Term Loans.

2.3Notice of Borrowing.

(a)The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 p.m. (New York City time) (i) at least one Business Day’s prior written notice in the case of a Borrowing of Initial Term Loans to be made on the Restatement Date if such Initial Term Loans are to be Term SOFR Loans or ABR Loans, (ii) at least three Business Days’ prior written notice in the case of a Borrowing of Loans to be made after the Restatement Date if such Loans are to be Term SOFR Loans (or, in the case of a Borrowing of 2026 Term Loans, at least one Business Day’s prior written notice) or (iii) at least one Business Day’s prior written notice in the case of a Borrowing of Loans to be made after the Restatement Date if such Loans are to be ABR Loans (or, in each case of clauses (i) through (iii), any shorter period agreed to by the Administrative Agent). Such notice (a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing (which, in the case of a Borrowing of 2026 Term Loans, shall be the ~~Restatement~~Amendment No. 1 Effective Date) and (C) whether the Term Loans shall consist of ABR Loans and/or Term SOFR Loans and, if the Term Loans are to include Term SOFR Loans, the Interest Period to be initially applicable thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a SOFR Borrowing. If no Interest Period with respect to any Borrowing of Term SOFR Loans is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.

(b)Without in any way limiting the obligation of the Borrower to confirm in writing any notice it shall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of Holdings or the Borrower.

2.4Disbursement of Funds.

(a)No later than 1:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Restatement Date, such funds may be made available at such earlier time as may be agreed among the Lenders, the Borrower, and the Administrative Agent for the purpose of consummating the Transactions.

(b)Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments, and in immediately available funds, to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (a) crediting the account(s) of the Borrower on the books of the Administrative Agent with the amount of such funds or (b) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that, notwithstanding the foregoing or anything else herein to the contrary, in the case of the Borrowing(s) of Initial Term Loans on the Restatement Date, (a) the principal amount of the Initial Term Loans provided by Cashless Roll Lenders shall not be funded in cash by such Cashless Roll Lenders (or any other Lenders) on the Restatement Date and shall instead be deemed exchanged for Existing Term Loans (as defined in the Cashless Roll Letter) on the Restatement Date pursuant to the terms of the Cashless Roll Letter, (b) the principal amount of the Initial Term Loans (less original issue discount) provided by KKR Corporate Lending LLC shall be funded in immediately available funds to the Administrative Agent on the Restatement Date and (c) the principal amount of the Initial Term Loans provided by Morgan Stanley Senior Funding, Inc.

shall be funded in immediately available funds and disbursed (or retained, as applicable) as set forth in the funds flow attached to that certain Letter of Direction, dated as of the Restatement Date, by and among the Borrower, the Administrative Agent and Morgan Stanley Senior Funding, Inc. (this proviso, the “Restatement Date Funding Arrangements”). Subject to the Restatement Date Funding Arrangements, unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c)Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5Repayment of Loans; Evidence of Debt.

(a)The Borrower shall repay to the Administrative Agent, for the benefit of the ~~Initial~~2026 Term Loan Lenders, on the ~~Initial~~2026 Term Loan Maturity Date, the then outstanding ~~Initial~~2026 Term Loans.

(b)The Borrower shall repay to the Administrative Agent, for the benefit of the ~~Initial~~2026 Term Loan Lenders, (i) on the last Business Day of each of March, June, September and December, commencing with the fiscal quarter ending on ~~March~~December 31, 2026 (each such date, ~~an~~a “~~Initial~~2026 Term Loan Repayment Date”), a principal amount of Term Loans equal to the aggregate outstanding principal amount of ~~Initial~~2026 Term Loans made ~~on the Restatement~~(including pursuant to the cashless exchange under Section 2.1(b)(ii)) on the Amendment No. 1 Effective Date multiplied by 0.25% and (ii) on the ~~Initial~~2026 Term Loan Maturity Date, any remaining outstanding amount of ~~Initial~~2026 Term Loans (the repayment amounts in clauses (i) and (ii) above, each, ~~an~~a “~~Initial~~2026 Term Loan Repayment Amount”).

(c)In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the Borrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.

(d)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e)The Administrative Agent shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is ~~an Initial~~a 2026 Term Loan or New Term Loan, the Type of each Loan made, the name of the Borrower and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(f)The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that, in the event of any inconsistency between the Registrar and any such account or subaccount, the Registrar shall govern; provided, further, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(g)The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made an initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit G, evidencing the ~~Initial~~2026 Term Loans and New Term Loans owing to such Lender. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

2.6Conversions and Continuations.

(a)Subject to the penultimate sentence of this clause (a), (x) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Term Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any Term SOFR Loans as Term SOFR Loans for an additional Interest Period; provided that (i) no partial conversion of Term SOFR Loans shall reduce the outstanding principal amount of Term SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Term SOFR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) Term SOFR Loans may not be continued as Term SOFR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent prior written notice at the Administrative Agent’s Office prior to 12:00 noon (New York City time) at least (i) three U.S. Government Securities Business Days prior, in the case of a continuation of or conversion to Term SOFR Loans, or (ii) 10:00 a.m. (New York City time) on the proposed day of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation” substantially in the form of Exhibit K) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as Term SOFR Loans, the Interest Period to be initially applicable thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term SOFR Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)If any Event of Default is in existence at the time of any proposed continuation of any Term SOFR Loans denominated in Dollars and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Term SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. Subject to the immediately preceding sentence, if upon the expiration of any Interest Period in respect of Term SOFR Loans, the Borrower has failed to deliver a Notice of Conversion or Continuation or has failed to make an interest election therein as provided in clause (a), the Borrower shall be deemed to have elected to continue such Borrowing of Term SOFR Loans as a Borrowing of Term SOFR Loans with an Interest Period of one month, effective as of the expiration date of such current Interest Period.

2.7Pro Rata Borrowings. Each Borrowing of ~~Initial~~2026 Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable ~~Initial~~2026 Term Loan Commitments. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation, under any Credit Document.

2.8Interest.

(a)The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans plus the ABR, in each case, in effect from time to time.

(b)The unpaid principal amount of each Term SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for Term SOFR Loans plus the Adjusted Term SOFR Rate.

(c)If an Event of Default has occurred and is continuing, if all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% per annum or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) for the applicable Class plus 2.00% per annum from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d)Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each fiscal quarter of Holdings, (ii) in respect of each Term SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, (A) on any prepayment in respect thereof, (B) at maturity (whether by acceleration or otherwise), (C) after such maturity, on demand and (D) in the event of any conversion of any Term SOFR Loan prior to the end of the Interest Period therefor, on the effective date of such conversion.

(e)All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)The Administrative Agent, upon determining the interest rate for any Borrowing of Term SOFR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Term SOFR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, three or six month period (or if approved by the Administrative Agent and all of the Lenders making such Term SOFR Loans as determined by such Lenders in good faith based on prevailing market conditions, a twelve month or shorter period).

Notwithstanding anything to the contrary contained above:

(a)the initial Interest Period for any Borrowing of Term SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)if any Interest Period relating to a Borrowing of Term SOFR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Term SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and

(d)the Borrower shall not be entitled to elect any Interest Period in respect of any Term SOFR Loan if such Interest Period would extend beyond the Maturity Date of such Loan.

2.10Increased Costs, Illegality, Etc.

(a)In the event that (x) in the case of clause (i) below, the Administrative Agent and (y) in the case of clauses (ii) and (iii) below, the Required Lenders shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)on any date for determining the Adjusted Term SOFR Rate for any Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such SOFR Borrowing are not generally available in the relevant market, (y) by reason of any changes arising on or after the Restatement Date affecting the Term SOFR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Term SOFR;

(ii)at any time, that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Term SOFR Loans (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes), because of any Change in Law; or

(iii)at any time, that the making or continuance of any Term SOFR Loan has become unlawful by compliance by such Lenders in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or has become impracticable as a result of a contingency occurring after the Restatement Date that materially and adversely affects the interbank market;

(such Loans, “Impacted Loans”), then, and in any such event, such Required Lenders (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Term SOFR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Term SOFR Loans, as applicable, that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lenders, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Required Lenders in their reasonable discretion shall determine) as shall be required to compensate such Lenders for such actual increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lenders, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lenders shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), and (z) in the case of subclause (iii) above, the Borrower shall take one of the actions specified in subclause (x) or (y), as applicable, of Section 2.10(b) promptly and, in any event, within the time period required by law.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 2 .10(a)(i)(x), the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (x) of the first sentence of the immediately preceding paragraph, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(b)At any time that any Term SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Term SOFR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if a Notice of Borrowing or Notice of Conversion or Continuation with respect to the affected Term SOFR Loan has been submitted pursuant to Section 2.3 but the affected Term SOFR Loan has not been funded or continued, cancel such requested Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by Lenders pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Term SOFR Loan is then outstanding, upon at least three (3) U.S. Government Securities Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Term SOFR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c)If, after the Restatement Date, any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring after the Restatement Date, has or would have the effect of reducing the actual rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such actual additional amount or amounts as will compensate such Lender or its parent for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Restatement Date or to the extent such Lender is not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities similar to the Credit Facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) promptly following receipt of such notice.

(d)If the Administrative Agent shall have received notice from the Required Lenders that the Adjusted Term SOFR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining its affected Term SOFR Loans during such Interest Period, the Administrative Agent shall give notice thereof to the Borrower and the Lenders as soon as practicable thereafter (which notice shall include supporting calculations in reasonable detail). If such notice is given, (i) any Term SOFR Loan requested to be made on the first day of such Interest Period shall be made as an ABR Loan, (ii) any Loans that were to have been converted on the first day of such Interest Period to Term SOFR Loans shall be continued as an ABR Loan and (iii) any outstanding Term SOFR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Term SOFR Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Term SOFR Loans.

(e)Notwithstanding anything in this Agreement or in any other Credit Document to the contrary, the provisions of this Section 2.10 are subject in their entirety to Section 2.17.

2.11Compensation. If (a) any payment of principal of any Term SOFR Loan, is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term SOFR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Term SOFR Loan is not made as a result of a withdrawn Notice of Borrowing or a failure to satisfy borrowing conditions, (c) any ABR Loan is not converted into a Term SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Term SOFR Loan is not continued as a Term SOFR Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any Term SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Term SOFR Loan. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive, absent manifest error. The obligations of the Borrower under this Section 2.11 shall survive the payment in full of the Loans and the termination of this Agreement.

2.12Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(b) or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or other material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10 or 5.4.

2.13Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.10 or 2.11 is given by any Lender more than 120 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Sections 2.10 or 2.11, as the case may be, for any such amounts incurred or accruing prior to the 121st day prior to the giving of such notice to the Borrower.

2.14Incremental Facilities.

(a)The Borrower may, by written notice to Administrative Agent, elect to request the establishment of one or more additional tranches of term loans or increases in Term Loans of any Class (the commitments thereto, the “New Term Loan Commitments”) by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $5,000,000 individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Term Loan Commitments obtained on or prior to such date). The Borrower may approach any Lender or any Person (other than a natural Person) to provide all or a portion of the New Term Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. In each case, such New Term Loan Commitments shall become effective as of the applicable Increased Amount Date; provided that (i) no Event of Default (except in connection with an acquisition or investment (including any Permitted Acquisition or Investment), no Event of Default under Section 11.1 or Section 11.5) shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments, as applicable, and subject to Section 1.12, (ii) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), and (iii) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Term Loan Commitments, as applicable. No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a). Any New Term Loans made on an Increased Amount Date shall, at the election of the Borrower and agreed to by Lenders providing such New Term Loan Commitments, be designated as (a) a separate series (a “Series”) of New Term Loans for all purposes of this Agreement or (b) as part of a Series of existing Term Loans for all purposes of this Agreement.

(b)[Reserved].

(c)On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrower (a “New Term Loan” and together with New Term Loan Commitments, the “Incremental Facilities”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d)The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the Borrower; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the ~~Initial~~2026 Term Loan Maturity Date; (ii) the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the then existing ~~Initial~~2026 Term Loans, as calculated without giving effect to any prepayments made in connection with the ~~Initial~~2026 Term Loans; (iii) the pricing, interest rate margins, discounts, premiums, rate floors, fees, and, subject to clauses (i) and (ii) above, amortization schedule applicable to any New Term Loans shall be determined by the Borrower and the Lenders thereunder; provided that with respect to any broadly syndicated New Term Loan that consists of floating rate term “B” loans denominated in Dollars that are pari passu in right of payment and secured by Liens on all or substantially all of the Collateral that rank on an equal priority basis with the Liens on the Collateral securing the Obligations, if the Effective Yield for Term SOFR Loans or ABR Loans in respect of such New Term Loans exceeds the Effective Yield for Term SOFR Loans or ABR Loans in respect of the then existing Initial Term Loans by more than 1.00%, the

Applicable Margin for Term SOFR Loans or ABR Loans in respect of the then existing Initial Term Loans shall be adjusted such that the Effective Yield in respect of the then existing Initial Term Loans is equal to the Effective Yield for Term SOFR Loans or ABR Loans in respect of such New Term Loans minus 1.00% (the terms of this proviso, the “MFN Protection”); provided further that the MFN Protection shall not apply to (I) any New Term Loans Incurred on or after the date that is six months after the Restatement Date, (II) New Term Loans (as selected by the Borrower) up to an amount equal to the greater of (x) $1,262,000,000 and (y) 100% of Consolidated EBITDA for the Test Period most recently ended on or prior to such date of determination (measured as of such date), (III) any New Term Loans Incurred in connection with a Permitted Acquisition or other Permitted Investment, (IV) any New Term Loans incurred in connection with any refinancing of Indebtedness permitted hereunder or a dividend recapitalization, (V) any New Term Loans that mature after the Initial Term Loan Maturity Date or (VI) any New Term Loans incurred pursuant to clause (iv) or clause (v) of the definition of “Maximum Incremental Facilities Amount”) and (iv) to the extent such terms and documentation are not consistent with the then existing ~~Initial~~2026 Term Loans (except to the extent permitted by clause (i), (ii) or (iii) above), they shall be reasonably satisfactory to the Administrative Agent (it being understood and agreed that, (1) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any corresponding Term Loans remaining outstanding after the issuance or incurrence of such Indebtedness and (2) no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the Latest Term Loan Maturity Date).

(e)[Reserved].

(f)Each Joinder Agreement may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

(g)(i)The Borrower may at any time, and from time to time, request that all or a portion of the Term Loans of any Class (an “Outstanding Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Outstanding Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans of the Outstanding Term Loan Class unless (x) the Lenders of the Term Loans of such applicable Outstanding Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Maturity Date of the applicable Outstanding Term Loan Class (a “Permitted Other Provision”); provided, however, that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Outstanding Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, with respect to the Outstanding Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iv) of this Section 2.14(g) below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Outstanding Term Loan Class and/or (B) additional fees, premiums or applicable high-yield discount obligation (“AHYDO”) payments may be payable to the

Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and to the extent that any Permitted Other Provision (including a financial maintenance covenant) is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such Permitted Other Provision is also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or if such Permitted Other Provision applies only after the Maturity Date of the applicable Outstanding Term Loan Class. Notwithstanding anything to the contrary in this Section 2.14 or otherwise, no Extended Term Loans may be optionally prepaid prior to the date on which the Outstanding Term Loan Class from which they were converted is repaid in full, except in accordance with the last sentence of Section 5.1(a). No Lender shall have any obligation to agree to have any of its Term Loans of any Outstanding Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Outstanding Term Loan Class from which they were converted.

(ii)[Reserved].

(iii)Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans. In the event that the aggregate amount of Term Loans of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request or Loans of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Loans in each such Extension Election.

(iv)Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(g)(iv) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Term Loans in an aggregate principal amount that is less than $5,000,000. In addition to any terms and changes required or permitted by Section 2.14(g)(i), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2. 5 or the applicable Joinder Agreement with respect to the Outstanding Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Outstanding Term Loan Class in the same proportion as the amount of Term Loans of the Outstanding Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Outstanding Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension Amendment. Notwithstanding anything to the contrary in this Section 2.14(g) and without limiting the generality or applicability of Section 13.1 to any Section 2.14 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.14 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.14 Additional Amendments are within the requirements of Section 2.14(g)(i) and do not become effective prior to the time that such Section 2.14 Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14 Additional Amendments to become effective in accordance with Section 13.1.

(v)Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clause (i) above (an “Extension Date”), the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date).

(vi)The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14.

2.15Permitted Debt Exchanges.

(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower, the Borrower may from time to time following the Restatement Date consummate one or more exchanges of Term Loans for Permitted Other Indebtedness in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Auction Agent, and (vi) any applicable Minimum Tender Condition shall be satisfied.

(b)With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.15, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.

(c)In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15 and without conflict with Section 2.15(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d)The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

2.16Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 13.1.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 4 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Credit Document (and any Secured Hedge Agreement shall be deemed not to be a “Credit Document” for purposes of this Section 2.17).

(a)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(b)Benchmark Replacement Conforming Changes. In connection with the use, implementation, adoption and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the commencement of any Benchmark Unavailability Period, (ii) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrower or any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.17.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period”(or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” for all settings of such Benchmark at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

Section 3.[Reserved]

Section 4.Fees

4.1Fees.

(a)Without duplication, the Borrower agrees to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.

(b)Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

4.2[Reserved].

4.3Mandatory Termination of Commitments.

(a)The Initial Term Loan Commitments shall terminate at 5:00 p.m. (New York City time) on the Restatement Date. The 2026 Term Loan Commitments shall terminate on the Amendment No. 1 Effective Date, contemporaneously with the Borrowing of the 2026 Term Loans.

(b)The New Term Loan Commitment for any Series shall, unless otherwise provided in the applicable Joinder Agreement, terminate at 5:00 p.m. (New York City time) on the Increased Amount Date for such Series.

Section 5.Payments

5.1Voluntary Prepayments.

(a)The Borrower shall have the right to prepay Loans, including Term Loans, other than as set forth in Section 5.1(b), without premium or penalty, in whole or in part from time to time on the following terms and conditions: (1) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice of its intent to make such prepayment, the amount of such prepayment and (in the case of Term SOFR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 12:00 noon (New York City time) (i) in the case of Term SOFR Loans, three U.S. Government Securities Business Days prior to or (ii) in the case of ABR Loans, one Business Day prior to the date of such prepayment (or, in each case of clauses (i) and (ii), a shorter period if agreed to by the Administrative Agent) and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (2) each partial prepayment of (i) any Borrowing of Term SOFR Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $1,000,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of Term SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding Term SOFR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such Term SOFR Loans, and (3) in the case of any prepayment of Term SOFR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2 .11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans as the Borrowers may specify and

(b) applied to reduce ~~Initial~~2026 Term Loan Repayment Amounts, any New Term Loan Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case may be, in each case, in such order as the Borrowers may specify (and if no such order is specified by the Borrower, in direct order of maturity). At the Borrowers’ election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan of a Defaulting Lender.

(b)In the event that, on or prior to the ~~six-month~~six-month anniversary of the ~~Restatement~~Amendment No. 1 Effective Date, the Borrower (i) makes any prepayment of ~~Initial~~2026 Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such 2026 Term ~~Initial Term~~ Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the ~~Initial~~2026 Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the ~~Initial~~2026 Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the applicable ~~Initial~~2026 Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

5.2Mandatory Prepayments.

(a)Term Loan Prepayments.

(i)On each occasion that a Prepayment Event occurs, the Borrower shall, within three Business Days after receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) and within ten Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within ten Business Days after the Deferred Net Cash Proceeds Payment Date), prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that, with respect to an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, the percentage in this Section 5.2(a)(i) shall be reduced to (A) 50% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in Section 5.2(a)(ii)(y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.50 to 1.00 but greater than 3.25 to 1.00 and (B) 0% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in Section 5.2(a)(ii)(y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.25 to 1.00, provided further, that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, in each case solely to the extent with respect to any Collateral, the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Permitted Other Indebtedness (and with such prepaid or repurchased Permitted Other Indebtedness permanently extinguished) with a Lien on the Collateral ranking equal with the Liens securing the Obligations, including, for the avoidance of doubt, the 2025 New Senior Notes, to the extent any applicable Permitted Other Indebtedness Document requires the issuer of such Permitted Other Indebtedness to prepay or make an offer to purchase such Permitted Other Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Permitted Other Indebtedness with a Lien on the Collateral ranking equal with the Liens securing the Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted Other Indebtedness and the outstanding principal amount of Term Loans.

(ii)Not later than ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 9.1(a) for any fiscal year (commencing with and including the fiscal year ending December 31, 2026), the Borrower shall prepay (or cause to be prepaid), in accordance with clause (c) below, Term Loans with a principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year; provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.75 to 1.00 but greater than 3.50 to 1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio on the date of prepayment (prior to giving effect thereto but giving effect to any prepayment described in clause (y) below and as certified by an Authorized Officer of Holdings) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.50 to 1.00 minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 or Section 13.6 (in each case, including purchases of the Loans by Holdings and its Subsidiaries at or below par, in which case the amount of voluntary prepayments of Loans shall be deemed not to exceed the actual purchase price of such Loans below par) during such fiscal year or after such fiscal year and prior to the date of the required Excess Cash Flow payment and other than to the extent any such prepayment is funded with the proceeds of Funded Debt.

(iii)On each occasion that Permitted Other Indebtedness is issued or incurred pursuant to Section 10.1(w), the Borrower shall within three Business Days of receipt of the Net Cash Proceeds of such Permitted Other Indebtedness prepay, in accordance with clause (c) below, Term Loans with a principal amount equal to 100% of the Net Cash Proceeds from such issuance or incurrence of Permitted Other Indebtedness.

(iv)Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event by a Subsidiary that is not a Credit Party giving rise to a prepayment pursuant to clause (i) above (a “Non-Credit Party Prepayment Event”) or Excess Cash Flow are prohibited or delayed by any Requirements of Law from being repatriated to the Credit Parties, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in clauses (i) and (ii) above, as the case may be, but only so long, as the applicable Requirements of Law will not permit repatriation to the Credit Parties (the Credit Parties hereby agreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable Requirements of Law to permit repatriation), and once a repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Requirements of Law, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clauses (i) and (ii)above, as applicable, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Non-Credit Party Prepayment Event or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Subsidiary; provided that in the case of this clause (B), on or before the date on which any Net Cash Proceeds from any Non-Credit Party Prepayment Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to clause (i) above or, in the case of Excess Cash Flow, a date on or before the date that is eighteen months after the date an amount equal to such Excess Cash Flow would have so required to be applied to prepayments pursuant to clause (ii) above unless previously actually repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to clause (ii) above, (x) the Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Credit Parties rather than such Subsidiary, less the amount of any taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Subsidiary that is not a Credit Party. For the avoidance of doubt, nothing in this Agreement, including Section 5 shall be construed to require any Subsidiary to repatriate cash.

(b)[Reserved].

(c)Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among the ~~Initial~~2026 Term Loans, the New Term Loans and the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder and shall be applied within each Class of Term Loans in respect of such Term Loans in direct order of maturity thereof or as otherwise directed by the Borrower; provided that if any Class of Extended Term Loans have been established hereunder, the Borrower may allocate such prepayment in its sole discretion to the Term Loans of the Outstanding Term Loan Class, if any, from which such Extended Term Loans were converted (except, as to Term Loans made pursuant to a Joinder Agreement, as otherwise set forth in such Joinder Agreement, or as to a Replacement Term Loan). Subject to Section 5.2(f), with respect to each such prepayment, the Borrower will, at least five (or, in the case of a prepayment due as a result of a Debt Incurrence Prepayment Event, three) Business Days prior to the date of such prepayment (or a shorter period if agreed to by the Administrative Agent), give the Administrative Agent written notice which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that the Administrative Agent provide notice of such prepayment to each ~~Initial~~2026 Term Loan Lender, New Term Loan Lender or Lender of Extended Term Loans, as applicable.

(d)Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that if any Lender has provided a Rejection Notice in compliance with Section 5.2(f), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e)[Reserved].

(f)Rejection Right. Holdings or the Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least five (or, in the case of a prepayment due as a result of a Debt Incurrence Prepayment Event, three) Business Days (or a shorter period if agreed to by the Administrative Agent) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of the prepayment. Each Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event under Section 5.2(a)(i) or Permitted Other Indebtedness under Section 5.2(a)(iii) (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining after offering such Declined Proceeds to the Lenders in accordance with the terms hereof shall be retained by the Borrower (“Retained Declined Proceeds”).

5.3Method and Place of Payment.

(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the Administrative Agent’s sole discretion) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b)Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion for purposes of calculating interest thereon. Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4Net Payments.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.

(ii)If any Credit Party, the Administrative Agent or any other applicable Withholding Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are reasonably determined by such Withholding Agent to be required by applicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 5.4) each Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.

(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a)above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.

(c)Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability (along with a written statement setting forth in reasonable detail the basis and calculation of such amounts) delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Evidence of Payments. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders and Tax Documentation.

(i)Each Lender shall deliver to the Borrower and to the Administrative Agent, at such time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Any documentation and information required to be delivered by a Lender pursuant to this Section 5.4(e) (including any specific documentation set forth in subsection (ii) below) shall be delivered by such Lender (i) on or prior to the Restatement Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before any date on which such documentation expires or becomes obsolete or invalid, (iii) after the occurrence of any change in the Lender’s circumstances requiring a change in the most recent documentation previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and each such Lender shall promptly notify in writing the Borrower and the Administrative Agent if such Lender is no longer legally eligible to provide any documentation previously provided.

(ii)Without limiting the generality of the foregoing:

(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B)each Non-U.S. Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Credit Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable:

(1)executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2)executed originals of Internal Revenue Service Form W-8ECI (or any successor form thereto);

(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit J-1, J-2, J-3 or J-4, as applicable, (a “Non-Bank Tax Certificate”), to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Document are effectively connected with such Non-U.S. Lender’s conduct of a United States trade or business and (y) executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form);

(4)where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), Internal Revenue Service Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the portfolio interest exemption, a Non-Bank Tax Certificate of such beneficial owner(s)) (provided that, if the Non-U.S. Lender is a partnership and not a participating Lender, the Non-Bank Tax Certificate(s) may be provided by the Non-U.S. Lender on behalf of the direct or indirect partner(s)); or

(5)executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(C)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(D)If the Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide the Borrower with two duly completed original copies of Internal Revenue Service Form W-9. If the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it shall provide to the Borrower two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI with respect to payments received on its own behalf and, with respect to payments received on account of any Lender, two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or successor form) certifying that the Administrative Agent is either (a) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (b) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, and in each of clause (a) and (b), that the Administrative Agent is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments.

(iii)Notwithstanding anything to the contrary in this Section 5. 4, no Lender or the Administrative Agent shall be required to deliver any documentation that it is not legally eligible to deliver.

(f)Treatment of Certain Refunds . If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.4 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, the Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that it deems confidential).

Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

(g)For the avoidance of doubt, for purposes of this Section 5.4, the term “applicable law” includes FATCA.

(h)Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.

5.5Computations of Interest and Fees.

(a)Except as provided in the next succeeding sentence, interest on Term SOFR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b)Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6Limit on Rate of Interest.

(a)No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules, and regulations.

(c)Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8; provided that to the extent lawful, the interest or other amounts that would have been payable but were not payable as a result of the operation of this Section shall be cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 6.Conditions Precedent to Initial Borrowing

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between Holdings and the Administrative Agent.

6.1Credit Documents.

The Administrative Agent (or its counsel) shall have received:

(a)this Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower and the Lenders;

(b)the Guarantee, executed and delivered by a duly Authorized Officer of the Guarantors;

(c)the Pledge Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower and each Guarantor;

(d)the Security Agreement, executed and delivered by a duly Authorized Officer of each Holdings, the Borrower and each Guarantor;

(e)the ABL Intercreditor Agreement, executed and delivered by a duly Authorized Officer of each of the ABL Administrative Agent, the trustee and notes collateral agent in respect of the 2025 New Senior Notes, the Administrative Agent, the Collateral Agent and the Credit Parties;

(f)the First Lien Intercreditor Agreement, executed and delivered by a duly Authorized Officer of each of the Administrative Agent, the Collateral Agent, the trustee and notes collateral agent in respect of the 2025 New Senior Notes and the Credit Parties

(g)each of the Vehicle Security Agreements, executed and delivered by the parties party thereto; and

(h)any Short-form Intellectual Property Security Agreements (as defined in the Security Agreement) required to be delivered on the Restatement Date under the Security Agreement, executed and delivered by the Credit Parties required to be a party thereto.

6.2Collateral. Except for any items referred to on Schedule 9.14:

(a)All outstanding equity interests in whatever form of the Borrower and each Restricted Subsidiary that is directly owned by or on behalf of any Credit Party and required to be pledged pursuant to the Security Documents shall have been pledged pursuant thereto;

(b)The Collateral Agent shall have received the certificates representing securities of the Borrower and of each Credit Party’s Restricted Subsidiaries to the extent required to be delivered under the Security Documents and pledged under the Security Documents to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank; and

(c)All Uniform Commercial Code financing statements required to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by such Security Document shall have been delivered to the Collateral Agent, and shall be in proper form, for filing, registration or recording.

6.3Legal Opinions. The Administrative Agent (or its counsel) shall have received the executed legal opinion, in customary form, of Kirkland & Ellis LLP, as New York and Delaware counsel to the Credit Parties. Holdings and the Borrower hereby instruct and agree to instruct the other Credit Parties to have such counsel deliver such legal opinions.

6.4[Reserved].

6.5Restatement Certificates. The Administrative Agent (or its counsel) shall have received(i) a certificate of each of Holdings, the Borrower and the other Guarantors, dated the Restatement Date, substantially in the form of Exhibit E, with appropriate insertions, executed by any Authorized Officer and the Secretary or any Assistant Secretary of Holdings, the Borrower and each Guarantor, as applicable, and attaching the documents referred to in Section 6.6 and (ii) an officer’s certificate certifying that the conditions set forth in Section 6.8 have been satisfied.

6.6Authorization of Proceedings of Holdings, the Borrower and the Guarantors; Corporate Documents. The Administrative Agent shall have received (i) a copy of the resolutions of the equity holders, board of directors or other managers of Holdings, the Borrower and the other Guarantors (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of Holdings, the Borrower and the other Guarantors, and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of Holdings, the Borrower and the other Guarantors executing the Credit Documents to which it is a party.

6.7Fees. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Initial Term Loans, fees and, to the extent invoiced at least three business days prior to the Restatement Date (except as otherwise reasonably agreed by the Borrower), reasonable and documented out-of-pocket expenses in the amounts previously agreed in writing to be paid on the Restatement Date (which amounts may, at the Borrower’s option, be offset against the proceeds of the Initial Term Loans).

6.8No Default; Representations and Warranties. On the Restatement Date, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties made by the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

6.9Solvency Certificate. On the Restatement Date, the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrower on a consolidated basis with the Restricted Subsidiaries is Solvent.

6.10Patriot Act. The Administrative Agent and the Initial Term Loan Lenders shall have received at least three Business Days prior to the Restatement Date all documentation and other information about the Credit Parties that is (x) required by applicable and customary regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and regulations pertaining to the beneficial ownership of legal entity customers (such rules and regulations, the “KYC Rules”) and (y) requested in writing at least ten (10) Business Days prior to the Restatement Date by the Administrative Agent and the Initial Term Loan Lenders.

6.11[Reserved].

6.12Refinancing. Substantially simultaneously with the funding of the Initial Term Loans, the Restatement Date Refinancing shall be consummated.

6.13Notice of Term Loan Borrowing and Prepayment Existing Term Loans . The Administrative Agent (or its counsel) shall have received (i) a Notice of Borrowing with respect to the Initial Term Loan meeting the requirements of Section 2.3 and (ii) a prepayment notice with respect to the Existing Term Loans.

For purposes of determining compliance with the conditions specified in Section 6 on the Restatement Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.

Section 7.Conditions Precedent to All Credit Events after the Restatement Date

The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction (or waiver) of the following conditions precedent:

7.1No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than any Credit Event on the Restatement Date or pursuant to any Loan made pursuant to Section 2.14 (which shall be subject to the applicable terms of Section 2.14) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).

7.2Notice of Borrowing. Prior to the making of each Term Loan after the Restatement Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

Section 8.Representations and Warranties

In order to induce the Lenders to enter into this Agreement and to make the Loans as provided for herein, Holdings and the Borrower make the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):

8.1Corporate Status. Each Credit Party (a) is a duly organized and validly existing corporation, limited liability company or other entity in good standing (if applicable) under the laws of the jurisdiction of its organization and has the corporate, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

8.2Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, Capital Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock and Stock Equivalents of Foreign Subsidiaries is governed by the Uniform Commercial Code), except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

8.3No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Transactions and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Holdings or the Borrower, threatened in writing against Holdings, the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

8.6Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.

8.7Investment Company Act. None of Holdings, the Borrower or any other Restricted Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8True and Complete Disclosure.

(a)None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower, any of the other Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger, and/or any Lender on or before the Restatement Date (including all such written information and data contained in (i) the Lender Presentation (as updated prior to the Restatement Date and including all information incorporated by reference therein) and (ii) the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished (after giving effect to all supplements and updates), it being understood and agreed that for the purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature.

(b)The projections (including financial estimates, forecasts, and other forward-looking information) contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9Financial Statements; Material Adverse Effect.

(a)The unaudited historical consolidated financial information of Holdings as set forth in the Lender Presentation present fairly in all material respects the consolidated financial position of Holdings at the respective dates of said information, statements and results of operations for the respective periods covered thereby.

(b)There has been no Material Adverse Effect since the Restatement Date.

Each Lender and the Administrative Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Credit Documents.

8.10Compliance with Laws; No Default. Each Credit Party is in compliance with all Requirements of Law applicable to it or its property, including without limitation, all applicable laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Foreign Corrupt Practices Act of 1977 as amended, and the rules and regulations promulgated thereunder, except where the failure to be so in compliance would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

8.11Tax Matters. Except as would not reasonably be expected to have a Material Adverse Effect, (a) each of Holdings, the Borrower and each of the other Restricted Subsidiaries has filed all Tax returns required to be filed by it and has timely paid all Taxes payable by it (whether or not shown on a Tax return and including in its capacity as withholding agent) that have become due, other than those being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of Holdings, the Borrower or such Restricted Subsidiary, as applicable) with respect thereto in accordance with GAAP and (b) each of Holdings, the Borrower and each of the Restricted Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of management of Holdings, the Borrower or such Restricted Subsidiary, as applicable) in accordance with GAAP for the payment of all Taxes not yet due and payable. There is no current or proposed Tax assessment, deficiency or other claim against Holdings, the Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.

8.12Compliance with ERISA.

(a)Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(b)Except as would not reasonably be expected to have a Material Adverse Effect, no Foreign Plan Event has occurred or is reasonably expected to occur.

8.13Subsidiaries. Schedule 8.13 lists each Subsidiary of Holdings and the Borrower (and the direct and indirect ownership interest of Holdings and the Borrower therein), in each case existing on the Restatement Date.

8.14Intellectual Property. Each of Holdings, the Borrower and the other Restricted Subsidiaries owns or has the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businesses as currently conducted, except where the failure to own or have a right to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings and the Borrower, the operation of their respective businesses by each of Holdings, the Borrower, and the other Restricted Subsidiaries does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

8.15Environmental Laws.

(a)Except as set forth on Schedule 8.15, or as would not reasonably be expected to have a Material Adverse Effect: (i) each of Holdings, the Borrower and the other Restricted Subsidiaries and their respective operations and properties are in compliance with all applicable Environmental Laws; (ii) none of Holdings, the Borrower or any other Restricted Subsidiary has received written notice of any Environmental Claim; (iii) none of Holdings, the Borrower or any Restricted Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) to the knowledge of the Borrower, no underground or above ground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by Holdings, the Borrower or any of the Restricted Subsidiaries.

(b)Except as set forth on Schedule 8.15, none of Holdings, the Borrower or any of the Restricted Subsidiaries has treated, stored, transported, Released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or from any currently or formerly owned or operated property nor, to the knowledge of the Borrower, has there been any other Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.

8.16Properties.

(a)(i) Each of Holdings, the Borrower and the other Restricted Subsidiaries has good and valid record title to, valid leasehold interests in, or rights to use, all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title or interest would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968, as amended, unless flood insurance available under such Act has been obtained in accordance with Section 9.3(b).

(b)Set forth on Schedule 1.1(a) is a list of each real property owned by any Credit Party as of the Restatement Date having a Fair Market Value in excess of the greater of (a) $65,000,000 and (b) 5% of Consolidated EBITDA for the most recently ended Test Period.

8.17Solvency. On the Restatement Date (after giving effect to the Transactions) immediately following the making of the Loans and after giving effect to the application of the proceeds of such Loans, the Borrower on a consolidated basis with the Restricted Subsidiaries will be Solvent.

8.18Patriot Act. On the Restatement Date, the use of proceeds of the Loans will not violate the Patriot Act in any material respect.

Section 9.Affirmative Covenants.

Each of Holdings and the Borrower hereby covenants and agrees that on the Restatement Date and thereafter, until the Commitments have terminated in accordance with the terms of this Agreement and the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations), are paid in full:

9.1Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year (or within 120 days for any fiscal year during which the Borrower or any Subsidiary has consummated a material (as determined by the good faith judgment of management of the Borrower) permitted acquisition or similar Investment), the consolidated balance sheets of Holdings and the Restricted Subsidiaries as at the end of each fiscal year, and the related consolidated income statements and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years, all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness, (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary).

(b)Quarterly Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of Holdings (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period) (or 75 days for any fiscal quarter during which the Borrower or any Subsidiary has consummated a material (as determined by the good faith judgment of management of the Borrower) permitted acquisition or similar Investment), the consolidated balance sheets of Holdings and the Restricted Subsidiaries as at the end of such quarterly period and the related consolidated income statements for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicable quarterly period, setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Restricted Subsidiaries in accordance with GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes.

(c)Budgets. Prior to an IPO, within 90 days after the commencement of each fiscal year of Holdings (or within 120 days for any fiscal year during which the Borrower or any Subsidiary has consummated a material (as determined by the good faith judgment of management of the Borrower) permitted acquisition or similar Investment), a consolidated budget of Holdings in reasonable detail on a quarterly basis for such fiscal year as customarily prepared by management of Holdings for its internal use consistent in scope with the financial statements provided pursuant to Section 9.1(a), setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer of Holdings or the Borrower stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood and agreed that such Projections and assumptions as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.

(d)Officer’s Certificates. Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Restatement Date or the most recent fiscal year or period, as the case may be and (ii) the then applicable Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio and underlying calculations in connection therewith. At the time of the delivery of the certificate required by the immediately preceding sentence for the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer (which, for the avoidance of doubt, may be included in the certificate required by the immediately preceding sentence) of the Borrower setting forth changes to the legal name, jurisdiction of formation, type of entity and organizational number (or equivalent) to the Person organized in a jurisdiction where an organizational identification number is required to be included in a Uniform Commercial Code financing statement, in each case for each Credit Party or confirming that there has been no change in such information since the Restatement Date or the date of the most recent certificate delivered pursuant to this clause (d), as the case may be.

(e)Notice of Default or Litigation. Promptly after an Authorized Officer of Holdings or any of the Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against Holdings or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(f)Environmental Matters. Promptly after an Authorized Officer of Holdings or any of the Restricted Subsidiaries obtains knowledge of any one or more of the following environmental matters, unless such environmental matters would not reasonably be expected to result in a Material Adverse Effect, notice of:

(i)any pending or threatened Environmental Claim against any Credit Party or any Real Estate; and

(ii)the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation or removal, remedial or other corrective action in response thereto. The term “Real Estate” shall mean land, buildings, facilities and improvements owned or leased by any Credit Party.

(g)Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements (other than drafts of pre-effective versions of registration statements) with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices, and reports that Holdings or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of Holdings and/or any of the Restricted Subsidiaries (including the 2025 New Senior Notes (whether publicly issued or not)), in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time; provided that none of Holdings, the Borrower nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) that is otherwise subject to Section 13.16 or the limitations set forth in Section 9.2.

Documents required to be delivered pursuant to clauses (a), (b), and (g) of this Section 9.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; (ii) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided that (A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission) of such documents to the Administrative Agent and (B) the Borrower shall notify (which notification may be by electronic transmission) the Administrative Agent of the posting of any such documents on any website described in this paragraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary in this Section 9.1, the financial statements delivered pursuant to clause (a) and (b) of this Section 9.1 may be the applicable financial statements of Holdings or any other Parent Entity of the Borrower so long as, simultaneously with the delivery of such financial statements, the related consolidated financial statements reflecting adjustments necessary to eliminate the accounts of Holdings or such other Parent Entity are also delivered.

Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to

Sections 9.1(a), (b) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material nonpublic information.

Notwithstanding anything to the contrary contained above, the Administrative Agent may, in its sole discretion, extend the applicable delivery periods in each of Sections 9.1(a), (b) and (c), in each case, by thirty (30) days.

9.2Books, Records, and Inspections. Holdings will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings and any such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of Holdings and any such Subsidiary and discuss the affairs, finances and accounts of Holdings and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year, which such visit will be at Holdings’ expense, and (c) notwithstanding anything to the contrary in this Section 9.2, none of Holdings or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any agreement binding on a third-party or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of Holdings at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give Holdings the opportunity to participate in any discussions with Holdings’ independent public accountants.

9.3Maintenance of Insurance. (a) Holdings will, and will cause each Material Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, promptly following written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried and (b) with respect to each Mortgaged Property, Holdings will obtain flood insurance in such total amount as may reasonably be required by the Collateral Agent, if at any time the area in which any improvements located on any Mortgaged Property is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lenders loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the lenders loss payee thereunder.

9.4Payment of Taxes. Holdings will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all material Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of Holdings or any of the Restricted Subsidiaries; provided that neither Holdings nor any of the Restricted Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of Holdings) with respect thereto in accordance with GAAP and the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

9.5Preservation of Existence; Consolidated Corporate Franchises. Holdings and the Borrower will, and will cause each Material Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence, organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (if applicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that Holdings and its Subsidiaries may consummate any transaction permitted under Permitted Investments and Sections 10.2, 10.3, 10.4, or 10.5.

9.6Compliance with Statutes, Regulations, Etc. Holdings will, and will cause each Restricted Subsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property, including, without limitation, applicable laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, and all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, (b) comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws, and (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives which are being timely contested in good faith by proper proceedings, except in each case of (a), (b), and (c) of this Section 9.6, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

9.7ERISA. (a) The Borrower will furnish to the Administrative Agent promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Credit Party has received with respect to any Multiemployer Plan to which a Credit Party is obligated to contribute; provided that if the Credit Parties or any of their Subsidiaries have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Credit Parties shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; provided, further, that the rights granted to the Administrative Agent in this Section shall be exercised not more than once during a 12-month period, and (b) the Borrower will notify the Administrative Agent promptly following the occurrence of any ERISA Event or Foreign Plan Event that, alone or together with any other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to result in liability of any Credit Party that would reasonably be expected to have a Material Adverse Effect.

9.8Maintenance of Properties. Holdings will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty, and condemnation excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.9Transactions with Affiliates. Holdings will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than Holdings and the Restricted Subsidiaries) involving aggregate payments or consideration in excess of the greater of (x) $85,000,000 and (y) 6.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Affiliate transaction, for any individual transaction or series of related transactions on terms that are at least substantially as favorable to Holdings or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors of Holdings or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to (a) the payment of fees to the Sponsor for management, consulting and financial services rendered to Holdings and the Restricted Subsidiaries pursuant to the Sponsor Management Agreement and customary investment banking fees paid to the Sponsor for services rendered to Holdings and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions which payments are approved by a majority of the board of directors of Holdings in good faith, (b) transactions permitted by Section 10.5, (c) consummation of the Transactions and the payment of the Transaction Expenses, (d) the issuance of Capital Stock or Stock Equivalents of Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries not otherwise prohibited by the Credit Documents, (e) loans, advances and other transactions between or among Holdings, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) in which Holdings or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of Holdings but for Holdings’ or a Subsidiary’s ownership of Capital Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Section 10, (f) employment and severance arrangements between Holdings and the Restricted Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) in the ordinary course of business (including loans and advances in connection therewith), (g) payments by Holdings (and any direct or indirect parent thereof) and the Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent) and the Subsidiaries that are permitted under Section 10.5(b)(15); provided that in each case the amount of such payments in any fiscal year does not exceed the amount that Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would have been required to pay in respect of such foreign, federal, state and/or local taxes for such fiscal year had Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) paid such taxes separately from any such direct or indirect parent company of Holdings, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers or employees of Holdings (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and the Subsidiaries, (i) transactions undertaken pursuant to membership in a purchasing consortium, (j) transactions pursuant to any agreement or arrangement as in effect as of the Restatement Date, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Restatement Date as determined by the Borrower in good faith), (k) customary payments by Holdings (or any direct or indirect parent) and any Restricted Subsidiaries to the Sponsor made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), (l) the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable, (m) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof, (n) any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility and (o) undertaking or consummating any IPO Reorganization Transactions.

9.10End of Fiscal Years. Holdings will, for financial reporting purposes, cause each of its, and each of the Restricted Subsidiaries’, fiscal years to end on dates consistent with past practice; provided, however, that Holdings may, upon written notice to the Administrative Agent change the financial reporting convention specified above to (x) align the dates of such fiscal year and for any Restricted Subsidiary whose fiscal years end on dates different from those of Holdings or (y) any other financial reporting convention (including a change of fiscal year) reasonably acceptable (such consent not to be unreasonably withheld or delayed) to the Administrative Agent, in which case Holdings and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Security Documents, Holdings will cause each direct or indirect Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Restatement Date (including pursuant to a Permitted Acquisition), and each other Subsidiary that ceases to constitute an Excluded Subsidiary, within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and Holdings may at its option cause any other Subsidiary, to execute a supplement to each of the Guarantee, the Pledge Agreement and the Security Agreement in order to become a Guarantor under the Guarantee and a grantor under such Security Documents or, to the extent reasonably requested by the Collateral Agent, enter into a new Security Document substantially consistent with the analogous existing Security Documents and otherwise in form and substance reasonably satisfactory to the Collateral Agent and take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Credit Parties on the Restatement Date and pursuant to Section 9.14(d) in the case of such Credit Parties. For the avoidance of doubt, no Credit Party or any Restricted Subsidiary that is a Domestic Subsidiary shall be required to take any action outside the United States to perfect any security interests in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States any State thereof or the District of Columbia).

9.12Pledge of Additional Stock and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, Holdings will cause (i) all certificates representing Capital Stock and Stock Equivalents of any Restricted Subsidiary (other than any Excluded Stock and Stock Equivalents) held directly by Holdings or any other Credit Party and (ii) all other evidences of Indebtedness in excess of the greater of (a) $126,000,000 and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of any disposition of assets pursuant to Section 10.4(b); received by Holdings or any of the Guarantors in connection with any disposition of assets pursuant to Section 10.4(b), and (iii) any promissory notes executed after the Restatement Date evidencing Indebtedness in excess of the greater of (a) $126,000,000and (b) 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time such promissory note is executed of Holdings or any Subsidiary that is owing to Holdings or any other Credit Party, in each case, to be delivered to the Collateral Agent as security for the Obligations accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security Documents. Notwithstanding the foregoing any promissory note among Holdings and/or its Subsidiaries need not be delivered to the Collateral Agent so long as (i) a global intercompany note superseding such promissory note has been delivered to the Collateral Agent, (ii) such promissory note is not delivered to any other party other than Holdings or any other Credit Party, in each case, owed money thereunder, and (iii) such promissory note indicates on its face that it is subject to the security interest of the Collateral Agent.

9.13Use of Proceeds.

(a)~~.~~ On the Restatement Date, the Borrower will use the proceeds of the Initial Term Loans (i) to effect the Transactions (including the payment of any transaction costs in connection therewith) and (ii) for other general corporate purposes and any other transactions not prohibited by the Credit Documents.

(b)On the Amendment No. 1 Effective Date, the Borrower will use the proceeds of the 2026 Term Loans to (i) refinance the Initial Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date and (ii) pay all fees, premiums, costs and expenses incurred in connection with the foregoing.

9.14Further Assurances.

(a)Subject to the terms of Sections 9.11 and 9.12, this Section 9. 14 and the Security Documents, Holdings will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of Holdings and the Restricted Subsidiaries.

(b)Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and the Borrower (as agreed to in writing), the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, if any assets (other than Excluded Property) (including any real estate or improvements thereto or any interest therein but excluding Capital Stock and Stock Equivalents of any Subsidiary and excluding any real estate which the applicable Credit Party intends to dispose of pursuant to a Permitted Sale Leaseback so long as actually disposed of within 270 days of acquisition (or such longer period as the Administrative Agent may reasonably agree)) with a book value in excess of the greater of

(a) $ 65,000,000 and (b) 5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (at the time of acquisition) are acquired by Holdings or any other Credit Party after the Restatement Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document or that constitute a fee interest in real property in the United States, the Borrower will notify the Collateral Agent, and, if requested by the Collateral Agent, Holdings will cause such assets to be subjected to a Lien securing the Obligations (provided, however, that in the event any Mortgage delivered pursuant to this clause (b) shall incur any mortgage recording tax or similar charges in connection with the recording thereof, such Mortgage shall not secure an amount in excess of the Fair Market Value of the applicable Mortgaged Property) and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent, as soon as commercially reasonable but in no event later than 90 days, unless extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents,, including actions described in clause (a) of this Section 9.14.

(c)Any Mortgage delivered to the Administrative Agent in accordance with the preceding clause (b) shall, if requested by the Collateral Agent, be received as soon as commercially reasonable but in no event later than 90 days (except as set forth in the preceding clause(b)), unless extended by the Administrative Agent acting reasonably and accompanied by (x) a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy) of title insurance issued by a nationally recognized title insurance company (each such policy, a “Title Policy”), in such amounts as reasonably acceptable to the Administrative Agent not to exceed the Fair Market Value of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2 or as otherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Borrower, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request but only to the extent such endorsements are (i) available in the relevant jurisdiction (provided in no event shall the Administrative Agent request a creditors’ rights endorsement) and (ii) available at commercially reasonable rates, (y) an opinion of local counsel to the applicable Credit Party in form and substance reasonably acceptable to the Administrative Agent, (z) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and if any improvements on such Mortgaged Property are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (ii) certificates of insurance evidencing the insurance required by Section 9.3 in form and substance reasonably satisfactory to the Administrative Agent, and (aa) an ALTA survey in a form and substance reasonably acceptable to the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title company to remove all standard survey exceptions from the Title Policy related to such Mortgaged Property and issue the endorsements required in (x) above.

(d)Post-Closing Covenant. Holdings agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.14 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.

9.15Maintenance of Ratings. Holdings will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a corporate family and/or corporate credit rating in respect of the Borrower, as applicable, and ratings in respect of the credit facilities provided pursuant to this Agreement, in each case, from each of S&P and Moody’s.

9.16Lines of Business. Holdings and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by Holdings and the Subsidiaries, taken as a whole, on the Restatement Date and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment).

Section 10.Negative Covenants.

Each of Holdings and the Borrower hereby covenants and agrees that on the Restatement Date and thereafter, until the Commitments have terminated in accordance with the terms of this Agreement and the Loans, together with interest, Fees, and all other Obligations incurred hereunder (other than contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations), are paid in full:

10.1Limitation on Indebtedness. Holdings will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and Holdings will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors, preferred stock; provided that Holdings, the Borrower and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving effect thereto, either, at the option of the Borrower, (A) the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be no greater than 6.50 to 1.00 (“Ratio Debt”) or (B) the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) would be at least 2.00 to 1.00; provided, further, that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under Section 10.1(n)(x), by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $505,000,000 and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding.

The foregoing limitations will not apply to:

(a)Indebtedness arising under the Credit Documents;

(b)(x) Indebtedness represented by the ABL Facility and any guarantee thereof in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof and all accrued interest, fees and expenses) not to exceed the greater of (A) $800,000,000 and (B) the Borrowing Base Basket as of the date of such incurrence and (y) Indebtedness represented by the 2025 New Senior Notes and exchange notes issued in respect of such notes and any guarantee thereof in an aggregate principal amount (together with any Refinancing Indebtedness in respect thereof and all accrued interest, fees and expenses) not to exceed $1,000,000,000;

(c)(i) Indebtedness (including any unused commitment) outstanding on the Restatement Date (provided that, in each case, to the extent such Indebtedness is in excess of $10,000,000, it shall be set forth on Schedule 10.1) and (ii) intercompany Indebtedness (including any unused commitment) outstanding on the Restatement Date;

(d)Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by Holdings or any Restricted Subsidiary, to finance the purchase, lease, construction, installation, maintenance, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of Holdings or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of Holdings or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) $445,000,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence provided that Capitalized Lease Obligations incurred by Holdings or any Restricted Subsidiary pursuant to this clause (d) in connection with a Permitted Sale Leaseback shall not be subject to the foregoing limitation so long as the proceeds of such Permitted Sale Leaseback are used by Holdings or such Restricted Subsidiary to permanently repay outstanding Term Loans or other Indebtedness secured by a Lien on the assets subject to such Permitted Sale Leaseback (excluding any Lien ranking junior to the Lien securing the Obligations);

(e)Indebtedness incurred by Holdings or any Restricted Subsidiary (including letter of credit obligations consistent with past practice constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business), in respect of workers’ compensation claims, deferred compensation, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(f)Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary or other Person, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(g)Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Borrower or a Guarantor is subordinated in right of payment to Holdings’ Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(h)Indebtedness of the Borrower or a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary or the Borrower; provided that if the Borrower or a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not the Borrower or a Guarantor, such Indebtedness is, subordinated in right of payment to the Guarantee of such Guarantor as the case may be; provided, further, that any subsequent transfer of any such

Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause;

(i)shares of preferred stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause;

(j)Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(k)(i) obligations in respect of self-insurance, performance, bid, appeal, and surety bonds and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary or (ii) obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business and consistent with past practice;

(l)(i) (i) Indebtedness, Disqualified Stock and preferred stock of Holdings or any Restricted Subsidiary in an aggregate principal amount or liquidation preference (together with any Refinancing Indebtedness in respect thereof) up to 200% of the net cash proceeds received by Holdings since immediately after the Restatement Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to Holdings or any of its Subsidiaries) as determined in accordance with Sections 10.5(a)(iii)(B) and 10.5(a)(iii)(C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.5(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof) and (ii) Indebtedness, Disqualified Stock or preferred stock of Holdings or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (l)(ii) (the “General Debt Basket”), does not at any one time outstanding exceed the greater of (x) $635,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence less the General Debt Basket Reallocated Amount (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (l)(ii) shall cease to be deemed incurred or outstanding for purposes of this clause (l)(ii) but shall be deemed incurred for the purposes of the first paragraph of this Section 10.1 from and after the first date on which Holdings or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this Section 10.1 without reliance on this clause (l)(ii));

(m)the incurrence or issuance by Holdings or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this Section 10.1 and clauses (b) and (c) above, clause (l)(i) and this clause (m) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refinance, replace, refund, extend, renew, defease, restructure, amend, restate or otherwise modify (collectively, “refinance”) such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing

Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness (1) has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Indebtedness, Disqualified Stock or preferred stock being refinanced, (2) to the extent such Refinancing Indebtedness refinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, respectively, (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and (iii) Indebtedness subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the Indebtedness being Refinanced and (3) shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of Holdings that is not the Borrower or a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of the Borrower or a Guarantor,;

(n)Indebtedness, Disqualified Stock or preferred stock of (x) Holdings or a Restricted Subsidiary incurred or issued to finance an acquisition, merger, or consolidation; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing, together with any amounts incurred under the first paragraph of this Section 10.1 by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (x) $505,000,000 and (y) 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding, or (y) Persons that are acquired by Holdings or any Restricted Subsidiary or merged into or consolidated with Holdings or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to any such acquisition, merger, consolidation or designation described in this clause (n), (i) either (1) Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 10.1 or (2) the Fixed Charge Coverage Ratio of Holdings and the Restricted Subsidiaries is equal to or greater than that immediately prior to such acquisition, merger, consolidation or designation or (ii) either (1) the Consolidated Total Debt to Consolidated EBITDA Ratio (calculated on a Pro Forma Basis) shall be either (A) less than or equal to the Consolidated Total Debt to Consolidated EBITDA Ratio immediately prior to such acquisition, merger, consolidation or designation or (2) less than or equal to 6.50:1.00;

(o)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(p)(i) Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of Holdings to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(q)(1) any guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee or (2) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower;

(r)Indebtedness of Restricted Subsidiaries that are not Guarantors; provided that the principal amount of such Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Guarantor shall not exceed, in the aggregate at any one time outstanding, the greater of (x) $285,000,000 and (y) 22.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (it being understood that any Indebtedness incurred pursuant to this clause (r) shall cease to be deemed incurred or outstanding for purposes of this clause (r) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (r)) ;

(s)Indebtedness of Holdings or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business or consistent with past practice;

(t)(i) Indebtedness of Holdings or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of Cash Management Services and (ii) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Restricted Subsidiaries;

(u)Indebtedness consisting of Indebtedness issued by Holdings or any of the Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent company of Holdings to the extent described in clause (4) of Section 10.5(b);

(v)Indebtedness in the form of letters of credit issued by any captive insurance Subsidiary in an amount of up to $50,000,000;

(w)Indebtedness in respect of (i) Permitted Other Indebtedness to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of Term Loans in the manner set forth in Section 5.2(a)(i) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness;

(x)Indebtedness in respect of (i) Permitted Other Indebtedness; provided that either (a) the aggregate principal amount of all such Permitted Other Indebtedness issued or incurred pursuant to this subclause (i)(a) shall not exceed the Maximum Incremental Facilities Amount or (b) the Net Cash Proceeds thereof shall be applied no later than ten Business Days after the receipt thereof to repurchase, repay, redeem or otherwise defease 2025 New Senior Notes and

(ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses and premium and accrued and unpaid interest in connection with such refinancing), (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness, and (z) in the case of a refinancing of Permitted Other Indebtedness incurred pursuant to clause (i)(b) above with other Permitted Other Indebtedness (“Refinancing Permitted Other Indebtedness”); and

(y)(i) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.15 (and which does not generate any additional proceeds) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (except for any original issue discount thereon and the amount of fees, expenses, and premium and accrued and unpaid interest in connection with such refinancing) and (y) such Indebtedness otherwise complies with the definition of Permitted Other Indebtedness.

For purposes of determining compliance with this Section 10.1: (i) in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (y) above or is entitled to be incurred pursuant to the first paragraph of this Section 10.1, Holdings, in its sole discretion, will classify and may reclassify (including within the definition of Maximum Incremental Facilities Amount) such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses or paragraphs; and (ii) at the time of incurrence, Holdings will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 10.1; provided that all Indebtedness outstanding under the ABL Facility and the 2025 New Senior Notes on the Restatement Date will be treated as incurred under clause (b)(x) and clause (b)(y), respectively, above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (a) and (l)(i) above shall be deemed to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees, and expenses in connection with such refinancing.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable Dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums, and other costs and expenses and accrued and unpaid interest incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

10.2Limitation on Liens.

(a)Holdings will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any Restricted Subsidiary, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Restricted Subsidiary, except:

(i)if such Subject Lien is a Permitted Lien;

(ii)any other Subject Lien if the obligations secured by such Subject Lien are junior to the Obligations; provided that at the Borrower’s election, in the case of Liens securing Permitted Other Indebtedness Obligations, the applicable Permitted Other Indebtedness Secured Parties (or a representative thereof on behalf of such holders) shall enter into security documents with terms and conditions not materially more restrictive to the Credit Parties, taken as a whole, than the terms and conditions of the Security Documents and shall (x) in the case of the first such issuance of Permitted Other Indebtedness (or if a Second Lien Intercreditor Agreement is otherwise not then in effect), the Collateral Agent, the Administrative Agent and the representative of the holders of such Permitted Other Indebtedness Obligations shall have entered into a Second Lien Intercreditor Agreement and (y) in the case of subsequent issuances of Permitted Other Indebtedness (and a Second Lien Intercreditor Agreement is then in effect), the representative for the holders of such Permitted Other Indebtedness shall have become a party to a Second Lien Intercreditor Agreement in accordance with the terms thereof; and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to execute and deliver on behalf of the Secured Parties the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement contemplated by this clause (ii); and

(iii)in the case of any Subject Lien on assets or property not constituting Collateral, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Debt) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

(b)Any Lien created for the benefit of the Secured Parties pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

10.3Limitation on Fundamental Changes. Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a)so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of Holdings or any other Person may be merged, amalgamated or consolidated with or into Holdings or the Borrower; provided that (A) Holdings or the Borrower shall be the continuing or surviving corporation or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or the Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Borrower shall expressly assume all the obligations of a Holdings or the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto or in a form otherwise reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to the Guarantee, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have, by a supplement to any applicable Security Document, affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation, or consolidation does not violate this Agreement or any other Credit Document and that the provisions set forth in the preceding clauses (3) through (5) preserve the enforceability of the Guarantee and the perfection of the Liens created under the applicable Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement);

(b)so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of Holdings or any other Person (in each case, other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of Holdings (in each case, other than the Borrower); provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) Holdings shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation and if the surviving Person is not already a Guarantor, such Person shall execute a supplement to the Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, and (iii) Holdings shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any such supplements to any Security Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the applicable Security Documents;

(c)the Transactions may be consummated;

(d)(i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to Holdings or any other Restricted Subsidiary or (ii) any Credit Party (other than a Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Credit Party;

(e)any Subsidiary (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Credit Party; provided that the consideration for any such disposition by any Person other than a Guarantor shall not exceed the fair value of such assets;

(f)any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders;

(g)Holdings and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect an Asset Sale (which for purposes of this Section 10.3(g), will include any disposition below the dollar threshold set forth in clause (d) of the definition of “Asset Sale”) permitted by Section 10.4 or an investment permitted pursuant to Section 10.5 or an investment that constitutes a Permitted Investment; and

(h)undertaking or consummating any IPO Reorganization Transactions.

10.4Limitation on Sale of Assets. Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(a)Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(b)except in the case of a Permitted Asset Swap, (A) if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of the greater of (a) $105,000,000 and (b) 1.5% of Consolidated Total Assets for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or (B) if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of the greater of (a) $105,000,000 and (b) 1.5% of Consolidated Total Assets for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such disposition, at least 50% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents (provided that the Net Cash Proceeds received pursuant to this clause (B) must be used to repay the Loans in accordance with Section 5.2(a) within ten (10) Business Days of receipt thereof and without giving effect to clause (d) of the definition of Net Cash Proceeds or the reinvestment rights set forth in the immediately following paragraph); provided that the amount of:

(i)any liabilities (as reflected on Holdings’ most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Holdings’ consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such consolidated balance sheet, as determined in good faith by Holdings) of Holdings, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which Holdings and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(ii)any securities, notes or other obligations or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

(iii)Indebtedness, other than liabilities that are by their terms subordinated to the Loans, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Holdings and all Restricted Subsidiaries have been validly released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and

(iv)any Designated Non-Cash Consideration received by Holdings or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of $440,520,000 or 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this clause (b) of this provision and for no other purpose.

Within the Reinvestment Period after Holdings’ or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale:

(i)(x) to prepay Loans or Permitted Other Indebtedness in accordance with Section 5.2(a)(i) or (y) to the extent not required to prepay Loans pursuant to Section 5.2(a)(i), be retained by the Borrower and/or Restricted Subsidiaries (any such amounts, “Retained Asset Sale Proceeds”); and/or

(ii)to make investments in the Borrower and its Subsidiaries; provided that Holdings and the Restricted Subsidiaries will be deemed to have complied with this clause (ii) if and to the extent that, within the Reinvestment Period after the Asset Sale that generated the Net Cash Proceeds, Holdings or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement or letter of intent to consummate any such investment described in this clause (ii) with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, Holdings or such Restricted Subsidiary prepays the Loans in accordance with Section 5.2(a)(i).

(c)Pending the final application of any Net Cash Proceeds pursuant to this covenant, Holdings or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under the ABL Facility or any other revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.

10.5Limitation on Restricted Payments.

(a)Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)declare or pay any dividend or make any payment or distribution on account of Holdings’ or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A)dividends or distributions by Holdings payable in Equity Interests (other than Disqualified Stock) of Holdings or in options, warrants or other rights to purchase such Equity Interests, or

(B)dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent company of Holdings, including in connection with any merger or consolidation;

(3)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Debt of Holdings or any Restricted Subsidiary, other than (A) Indebtedness permitted under clauses (g) and (h) of Section 10.1 or (B) the purchase, repurchase or other acquisition of Junior Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(i)no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof);

(ii)except in the case of a Restricted Investment and other than with respect to amounts attributable to subclauses (B), (C), and (G) below, immediately after giving effect to such transaction on a pro forma basis, Holdings could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of Section 10.1; and

(iii)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Restatement Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only) and (6)(C) of Section 10.5(b) below, but excluding all other Restricted Payments permitted by Section 10.5(b)), is less than the sum of (without duplication) (the sum of the amounts attributable to clauses (A) through (G) below is referred to herein as the “Available Amount”):

(A)50% of Consolidated Net Income of Holdings for the period (taken as one accounting period) from the first day of the fiscal quarter ending September 30, 2025 to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(B)100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Holdings since immediately after the Restatement Date (other than net cash proceeds from ABL Cure Amounts or to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1) from the issue or sale of (x) Equity Interests of Holdings, including Retired Capital Stock, but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of (A) Equity Interests to any employee, director, manager or consultant of Holdings, any direct or indirect parent company of Holdings and Holdings’ Subsidiaries after the Restatement Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below, and (B) Designated Preferred Stock, and, to the extent such net cash proceeds are actually contributed to Holdings, Equity Interests of any direct or indirect parent company of Holdings (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 10.5(b) below) or (y) Indebtedness of Holdings or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of Holdings or any direct or indirect parent company of Holdings; provided that this clause (B) shall not include the proceeds from (a) Refunding Capital Stock, (b) Equity Interests or Indebtedness that has been converted or exchanged for Equity Interests of Holdings sold to a Restricted Subsidiary or Holdings, as the case may be, (c) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (d) Excluded Contributions, plus

(C)100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of Holdings following the Restatement Date (other than net cash proceeds from ABL Cure Amounts or to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (l)(i) of Section 10.1), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(D)100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of (A) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted

Investments made by Holdings and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Holdings and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by Holdings or the Restricted Subsidiaries, in each case, after the Restatement Date; or (B) the sale (other than to Holdings or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Restatement Date, plus

(E)in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Restatement Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by Holdings or a Restricted Subsidiary pursuant to clause (7) of Section 10.5(b) below or to the extent such Investment constituted a Permitted Investment, plus

(F)the aggregate amount of any Retained Declined Proceeds and Retained Asset Sale Proceeds since the Restatement Date, plus

(G)the greater of (x) $635,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period (calculated on Pro Forma Basis).

(b)	The foregoing provisions of Section 10.5(a) will not prohibit:

(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Junior Debt of Holdings or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of Holdings, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings or any direct or indirect Parent Entity or management investment vehicle to the extent contributed to Holdings (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 10.5(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt of Holdings or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 10.1 so long as: (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) if such Junior Debt is subordinated to the Obligations, such new Indebtedness is subordinated to the Obligations or the applicable Guarantee at least to the same extent as such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired, (D) if such Junior Debt so purchased, exchanged, redeemed, repurchased, acquired or retired for value is (i) unsecured then such new Indebtedness shall be unsecured or (ii) Permitted Other Indebtedness incurred pursuant to Section 10 .1(x)(i)(b) and is secured by a Lien ranking junior to the Liens securing the Obligations then such new Indebtedness shall be unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, and (E) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired;

(4)a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect Parent Entity or management investment vehicle held by any future, present or former employee, director, manager or consultant of Holdings, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle, or their estates, descendants, family, spouse or former spouse pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by Holdings or any direct or indirect Parent Entity or management investment vehicle in connection with such repurchase, retirement or other acquisition), including any Equity Interests rolled over by management of Holdings or any direct or indirect Parent Entity or management investment vehicle in connection with the Transactions; provided that, except with respect to non-discretionary purchases, the aggregate Restricted Payments made under this clause (4) subsequent to the Restatement Date do not exceed in any calendar year the greater of (a) $110,000,000 and (b) 8.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (which subsequent to the consummation of an IPO shall increase to the greater of (a) $ 215,000,000 and (b) 17% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis)) (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Holdings and, to the extent contributed to Holdings, the cash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity or management investment vehicle, in each case to any future, present or former employees, directors, managers or consultants of Holdings, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle that occurs after the Restatement Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of Section 10.5(a), plus (B) the cash proceeds of key man life insurance policies received by Holdings and the Restricted Subsidiaries after the Restatement Date, less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4); and provided, further, that cancellation of Indebtedness owing to Holdings or any

Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of Holdings, any direct or indirect Parent Entity or management investment vehicle or any Restricted Subsidiary, or their estates, descendants, family, spouse or former spouse in connection with a repurchase of Equity Interests of Holdings or any direct or indirect Parent Entity or management investment vehicle will not be deemed to constitute a Restricted Payment for purposes of this Section 10.5 or any other provision of this Agreement;

(5)the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holdings or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with Section 10.1 to the extent such dividends are included in the definition of Fixed Charges;

(6)(A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Holdings after the Restatement Date; (B) the declaration and payment of dividends to any direct or indirect parent company of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Restatement Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Holdings from the sale of such Designated Preferred Stock; or (C) the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 10.5(b); provided that, in the case of each of (A), (B), and (C) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Holdings and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $285,000,000 and (y) 22.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)(i) payments made or expected to be made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager, or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;

(9)the declaration and payment of dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent company of Holdings to fund a payment of dividends on such company’s common stock), following consummation of an IPO, not to exceed the sum (a) of up to 7.00% per annum of the net cash proceeds received by or contributed to

Holdings in or from such IPO, other than public offerings with respect to Holdings’ common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution and (b) Restricted Payments in an aggregate amount per annum not to exceed 7.00% of the market capitalization of Holdings;

(10)Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Restatement Date;

(11)other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause not to exceed the greater of (x) $420,000,000 and (y) 33% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time made;

(12)distributions or payments of Receivables Fees;

(13)Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Permitted Investment and to satisfy indemnity and other similar obligations under any Permitted Acquisitions or other Permitted Investments;

(14)other Restricted Payments; provided that after giving Pro Forma Effect to such Restricted Payments, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio is equal to or less than 3.50:1.00;

(15)the declaration and payment of dividends by Holdings to, or the making of loans to, any direct or indirect parent company of Holdings in amounts required for any direct or indirect parent company to pay: (A) franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence, (B)(i) if and so long as Holdings is a member (or disregarded as separate from a member) of a group filing a consolidated or combined tax return with any direct or indirect parent company of Holdings, consolidated, combined or similar foreign, federal, state and local income and similar taxes, to the extent that such income taxes are attributable to the income of Holdings and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that Holdings, the Restricted Subsidiaries and the Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state and local income taxes for such fiscal year had Holdings, the Restricted Subsidiaries and Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer or stand-alone group (separate from any such direct or indirect parent company of Holdings) for all fiscal years ending after the Restatement Date or (ii) Permitted Tax Distributions, (C) customary salary, bonus, and other benefits payable to officers, employees, directors, and managers of any direct or indirect parent company of Holdings to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, including Holdings’ proportionate share of such amount relating to such parent company being a public company, (D) general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of Holdings to the extent such costs and expenses are attributable to the ownership or operation of Holdings and its Restricted Subsidiaries, including Holdings’ proportionate share of such amount relating to such parent company being a public company, (E) amounts required for any direct or indirect parent company of Holdings to pay fees and expenses incurred by any direct or indirect parent company of Holdings related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) transactions of such parent company of Holdings of the type described in clause (xi) of the definition of Consolidated Net Income, (F) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any such direct or indirect parent company of Holdings, and (G) repurchases deemed to occur upon the cashless exercise of stock options;

(16)the repurchase, redemption or other acquisition for value of Equity Interests of Holdings deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Holdings, in each case, permitted under this Agreement;

(17)the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to a Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(18)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt in an aggregate amount pursuant to this clause (18) not to exceed the greater of (x) $315,000,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(19)	undertaking or consummating any IPO Reorganization Transactions;

(20)payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 10.3; and

(21)	the 2025 Series B Preferred Stock Redemption;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (14), and (18), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof (or in the case of a Restricted Investment, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing or would occur as a consequence thereof).

Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of Investment. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 10.5(a) or under clauses (7), (10) or (11) of Section 10.5(b), or pursuant to the definition of Permitted Investments, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (1) through (20) above or is entitled to be made pursuant to Section 10.5(a) and/or one or more of the exceptions contained in the definition of Permitted Investments, Holdings will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (1) through (20), Section 10. 5(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments”, in a manner that otherwise complies with this covenant.

(c)Prior to the ~~Initial~~2026 Term Loan Maturity Date, to the extent any Permitted Debt Exchange Notes are issued pursuant to Section 10.1(y) for the purpose of consummating a Permitted Debt Exchange, (i) Holdings will not, and will not permit its Restricted Subsidiaries to, prepay, repurchase, redeem or otherwise defease or acquire any Permitted Debt Exchange Notes unless Holdings or a Restricted Subsidiary shall concurrently voluntarily prepay Term Loans pursuant to Section 5.1(a) on a pro rata basis among the Term Loans, in an amount not less than the product of (a) a fraction, the numerator of which is the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes that are proposed to be prepaid, repurchased, redeemed, defeased or acquired and the denominator of which is the aggregate principal amount (calculated on the face amount thereof) of all Permitted Debt Exchange Notes in respect of the relevant Permitted Debt Exchange then outstanding (prior to giving effect to such proposed prepayment, repurchase, redemption, defeasance or acquisition) and (b) the aggregate principal amount (calculated on the face amount thereof) of Term Loans then outstanding and (ii) Holdings will not waive, amend or modify the terms of any Permitted Debt Exchange Notes or any indenture pursuant to which such Permitted Debt Exchange Notes have been issued in any manner inconsistent with the terms of Section 2.15(a), Section 10.1(y), or the definition of Permitted Other Indebtedness or that would result in a Default hereunder if such Permitted Debt Exchange Notes (as so amended or modified) were then being issued or incurred.

10.6Limitation on Subsidiary Distributions. Holdings will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)(i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;

(b)	make loans or advances to Holdings or any Restricted Subsidiary; or
(c)	sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary;

except (in each case) for such encumbrances or restrictions (x) which the Borrower has reasonably determined in good faith will not materially impair the Borrower’s ability to make payments under this Agreement when due or (y) existing under or by reason of:

(i)contractual encumbrances or restrictions in effect on the Restatement Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;

(ii)(x) the ABL Credit Document and the ABL Loans and (y) the 2025 New Senior Secured Indenture, the 2025 New Senior Notes and the related guarantees;

(iii)purchase money obligations for property acquired in the ordinary course of business or consistent with past practice and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(iv)Requirements of Law or any applicable rule, regulation or order;

(v)any agreement or other instrument of a Person acquired by or merged or consolidated with or into Holdings or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(vi)contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and restrictions on transfer of assets subject to Permitted Liens;

(vii)(x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);

(viii)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Restatement Date pursuant to the provisions of Section 10.1;

(x)customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and the Equity Interests issued thereby;

(xi)customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(xii)restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Holdings, are necessary or advisable to effect such Receivables Facility; and

(xiii)any encumbrances or restrictions of the type referred to in clauses (a), (b), and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings (x) are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing or (y) do not materially impair the Borrower’s ability to pay their respective obligations under the Credit Documents as and when due (as determined in good faith by the Borrower).

Section 11.Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or of any other amounts owing hereunder or under any other Credit Document; or

11.2Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower; or

11.3	Covenants. Any Credit Party shall:

(a)default in the due performance or observance by it of any term, covenant or agreement contained in the last paragraph of Section 9.1(e)(i), Section 9.5 (solely with respect to Holdings or the Borrower), Section 9.14(d) or Section 10; or

(b)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4Default Under Other Agreements. (a) Holdings or any of the Restricted Subsidiaries shall (i) fail to make any payment with respect to any Indebtedness (other than the Obligations) in excess of the greater of (x) $215,000,000 and (y) 17% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate, for Holdings and such Restricted Subsidiaries, beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace period and delivery of all required notices) (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) shall apply to any failure to make any payment in excess of the greater of (x) $215,000,000 and (y) 17% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis)) that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith)), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (a) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of the greater of (x) $215,000,000 and (y) 17% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) that is required as a result of any such termination or equivalent event and that is not otherwise being contested in good faith)), prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock in accordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I) remedied by Holdings or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 11; provided, further, that no ABL Financial Covenant Default shall constitute an Event of Default under this Section 11.4 until the acceleration of the Indebtedness (if any) or termination of commitments under the ABL Facility; or

11.5Bankruptcy, Etc. Except as otherwise permitted by Section 10.3, Holdings, the Borrower or any Significant Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Significant Subsidiary and the petition is not controverted within 60 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against Holdings, a Borrower or any Significant Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), judicial manager, compulsory manager, receiver, receiver manager, trustee, liquidator, administrator, administrative receiver or similar Person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any Significant Subsidiary; or Holdings, the Borrower or any Significant Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding-up, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any Significant Subsidiary; or there is commenced against Holdings, the Borrower or any Significant Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary is adjudicated bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrower or any Significant Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any Significant Subsidiary makes a general assignment for the benefit of creditors; or

11.6ERISA. (a) An ERISA Event or a Foreign Plan Event shall have occurred, (b) a trustee shall be appointed by a United States district court to administer any Pension Plan(s), (c) the PBGC shall institute proceedings to terminate any Pension Plan(s), or (d) any Credit Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal

Liability in a timely and appropriate manner, and in each case in clauses (a) through (d) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or

11.7Guarantee. Other than as expressly permitted hereunder, any Guarantee provided by any Credit Party or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee; or

11.8Pledge Agreement. Other than as expressly permitted hereunder, the Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the Borrower or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent or any Lender or solely as a result of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under any Security Document; or

11.9Security Agreement. Other than as expressly permitted hereunder, the Security Agreement or any other Security Document pursuant to which the assets of Holdings, the Borrower or any Guarantor are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof, solely as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it (including as a result of the Collateral Agent’s failure to file a Uniform Commercial Code continuation statement)) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement or any other Security Document; or

11.10Judgments. One or more judgments or decrees shall be entered against Holdings or any of the Restricted Subsidiaries involving a liability in excess of the greater of (x) $215,000,000 and (y) 17% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate for all such judgments and decrees for Holdings and the Restricted Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

11.11	Change of Control. A Change of Control shall occur.

11.12Remedies Upon Event of Default. If an Event of Default occurs and is continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to Holdings, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against Holdings and the Borrower, except as otherwise specifically provided for in this Agreement, declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law; provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or Holdings, the result that would occur upon the giving of written notice by the Administrative Agent shall occur automatically without the giving of any such notice.

11.13	Application of Proceeds.

(a)Subject to the terms of the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement and, if executed, the Second Lien Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i)first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder or thereunder;

(ii)second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution; and

(iii)third, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.

Section 12.The Agents.

12.1Appointment.

(a)Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Joint Lead Arrangers and Bookrunners and Sections 12.1, 12.9, 12.11 and 12.12 with respect to Holdings) are solely for the benefit of the Agents and the Lenders, none of Holdings, the Borrower or any other Credit Party shall have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, the Borrower or any of their respective Subsidiaries.

(b)The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent and the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c)Each of the Joint Lead Arrangers and Bookrunners each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

12.3	Exculpatory Provisions.

(a)No Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and the duties of the Administrative Agent and the Collateral Agent hereunder and under the other Collateral Documents shall be administrative in nature. Without limiting the generality of the foregoing, neither any Agent nor any of its Related Parties:

(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that, such Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided; provided further that, such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or its Related Parties to liability or that is contrary to any Credit Document or Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and neither any Agent nor any of its Relates Parties shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Related Parties in any capacity.

(b)No Agent shall be liable for any action taken or not taken by it or any of its Related Parties (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.12 and 13.1, as applicable), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower or a Lender.

(c)No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 6, Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d)[Reserved].

(e)The parties hereto acknowledge that each of the Administrative Agent and the Collateral Agent, together with their respective affiliated companies (collectively, the “MS Group”), is a member of a global financial services firm engaged in the securities, investment management, credit services businesses and individual wealth management businesses involving, without limitation, the provision of securities underwriting, hedging, trading, brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services. As a result, members of the MS Group and their respective Related Parties may also at any time (i) invest on a principal basis or manage funds that invest on a principal basis, in the loans or debt or equity securities of the Borrower, the other Credit Parties or any other company that may be involved in any of the transactions contemplated herein, or in any currency, commodity or instrument that may be involved in any of the transactions contemplated herein, or in any related derivative instrument, (ii) carry out ordinary course investment and wealth management or brokerage activities for any the Borrower, the other Credit Parties or any other company (or their respective Related Parties) that may be involved in any of the transactions contemplated herein, and (iii) perform various investment banking, commercial banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Borrower, the other Credit Parties and their respective Related Parties. The parties hereto therefore acknowledge that (i) in the course of such activities and relationships, one or more members of the MS Group, other than the Administrative Agent or the Collateral Agent performing its duties and responsibilities expressly set forth in this Agreement, may acquire information about the Borrower, the other Credit Parties, their respective Related Parties or other entities and persons which may be the subject of any transaction contemplated hereunder, and (ii) any such member of the MS Group are doing so in their respective capacities (including, without limitation, as investment manager, hedge counterparty, financial advisor, Lender or Joint Lead Arranger and Bookrunner), which are separate from and independent of the function and duties of the Administrative Agent and the Collateral Agent. The Lenders party hereto further acknowledge that no other member of the MS Group (or the Administrative Agent or the Collateral Agent to the extent it receives any such information from another member of the MS Group) shall have any obligation to disclose (or any liability for failing to disclose) such information, or the fact that any of them are in possession of such information, to any Lender or to use such information on behalf of any of them.

12.4Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law.

12.5Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

12.6Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective Related Parties has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any of the Credit Parties. Except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective Related Parties. Each Lender represents and warrants to the Administrative Agent and the Collateral Agent that (a) the Credit Documents set forth the terms of a commercial lending facility and (b) it is engaged in the making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Credit Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and/or any Credit Party, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as security. Each Lender also acknowledges and agrees that it will not assert any claim under federal or state securities law or otherwise in contravention of this Section 12.6.

12.7Indemnification. The Lenders agree to severally indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Holdings or the Borrower; provided that such reimbursement by the Lenders shall not affect Holdings’ or the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. The indemnity provided to each Agent under this Section 12. 7 shall also apply to such Agent’s respective Affiliates, directors, officers, members, controlling persons, employees, trustees, investment advisors and agents and successors.

12.8Agents in Their Individual Capacities. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms Lender and Lenders shall include each Agent in its individual capacity.

12.9	Successor Agents.

(a)Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders and Holdings. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Sections 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Borrower’s consent); provided that if the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

(b)If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition of Lender Default, the Required Lenders may to the extent permitted by applicable law, subject to the consent of the Borrower (not to be unreasonably withheld or delayed), by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above, any resignation or removal of Morgan Stanley Senior Funding, Inc. as the Administrative Agent pursuant to this Section 12.9 shall also constitute the resignation or removal of Morgan Stanley Senior Funding, Inc. as the Collateral Agent. The fees payable by Holdings or the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between Holdings or the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.

12.10Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective) or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so), fully for all amounts paid, directly or indirectly, by the Administrative Agent or as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. The agreements in Section 12.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

12.11Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (a) release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Credit Document (i) upon the payment in full of all Obligations (except for contingent indemnification obligations in respect of which a claim has not yet been made and Secured Hedge Obligations and

Secured Cash Management Obligations), (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder or under any other Credit Document to a Person that is not a Credit Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its Guarantee otherwise in accordance with the Credit Documents, (iv) as to the extent provided in the Security Documents, (v) that constitutes Excluded Property or Excluded Stock and Stock Equivalents or (vi) if approved, authorized or ratified in writing in accordance with Section 13.1; (b) release any Guarantor (other than Holdings) from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder (provided that, in the case of any Guarantor (other than Holdings) that becomes an Excluded Subsidiary solely due to becoming non-wholly owned, such Guarantor shall only be released from the Guarantee if the applicable transfer of the Equity Interests of such Subsidiary shall have been made in connection with a bona fide business purpose); (c) subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Credit Document to the holder of any Lien permitted under clause (vi) (solely with respect to Section 10.1(d)), and (ix) of the definition of Permitted Lien; and (d) enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or the Collateral Agent is otherwise expressly contemplated herein as being a party to such intercreditor or subordination agreement, including the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement (if any).

The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Section 12.11, irrespective of any discharge of the Borrower’s obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrower to preserve their entitlement to be paid those amounts.

Any amount due and payable by the Borrower to the Collateral Agent under this Section 12. 11 shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents and any amount due and payable by the Borrower to the Collateral Agent under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 12.11.

12.12Right to Realize on Collateral and Enforce Guarantee . Anything contained in any of the Credit Documents to the contrary notwithstanding, Holdings, the Borrower, the Agents, and each Secured Party hereby agree that (i) no Secured Party (other than the Administrative Agent and/or the Collateral Agent) shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights, and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. No holder of Secured Hedge Obligations or Secured Cash Management Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Credit Party under this Agreement. No holder of Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

12.13Intercreditor Agreement Governs. The Administrative Agent, the Collateral Agent, and each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into each intercreditor agreement entered into pursuant to the terms hereof and to subject the Liens securing the Secured Obligations to the provisions thereof, and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any then existing intercreditor agreement to provide for, the terms described in the definition of Permitted Other Indebtedness.

12.14	Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and (k) of Section I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, such Lender and Borrower, provided that Borrower’s consent may not be unreasonably withheld.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that no Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Collateral Agent under this Agreement, any other Credit Document or any documents related hereto or thereto).

12.15Erroneous Payments.

(a)If the Administrative Agent (x) notifies a Lender or other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party (any such Lender, other Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.15 and held in trust for the benefit of the Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting the immediately preceding clause (a), each Lender or other Secured Party or any Person who has received funds on behalf of a Lender or other Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment

(whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this clause (b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made

(c)Each Lender or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under the preceding clause (a).

(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with the preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)Subject to Section 13.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise); provided that no assignment shall be made to any Disqualified Lender), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or other Secured Party, to the rights and interests of such Lender or other Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided that this Section 12.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Credit Document), the Borrower for the purpose of making a payment on the Obligations.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim,

defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 12.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

12.16Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 13.5) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel under Section 13.5 and any other amount due to the Administrative Agent pursuant to the Credit Documents.

Section 13.Miscellaneous.

13.1Amendments, Waivers, and Releases. Except as otherwise expressly set forth in the Credit Documents, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. Except as provided to the contrary under Section 2.14 or 2.15, the fifth and sixth paragraphs hereof in respect of Replacement Term Loans and other than with respect to any amendment, modification or waiver contemplated in the proviso to clause (i) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders, the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such waiver and no such amendment, supplement or modification shall (x) (i) forgive or reduce any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or forgive any portion thereof, or extend the date for the payment, of any principal hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 or 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal, premium or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment, in each case for purposes of this clause (i), or (ii) consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, or (iv) release all or substantially all of the Guarantors under the Guarantees (except as expressly permitted by the Guarantees, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement (if executed) or this Agreement) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement (if executed) or this Agreement) without the prior written consent of each Lender, or (v) decrease the ~~Initial~~2026 Term Loan Repayment Amount applicable to ~~Initial~~2026 Term Loans or extend any scheduled ~~Initial~~2026 Term Loan Repayment Date applicable to ~~Initial~~2026 Term Loans, in each case without the written consent of each Lender directly and adversely affected thereby, or (vi) reduce the percentage specified in the definition of the term Required Lenders or amend, modify or waive any provision of this Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver, without the written consent of each Lender, or (vii) contractually subordinate (x) the Liens securing any of the Term Loans on all or substantially all of the Collateral to the liens securing any other Indebtedness for borrowed money or (y) any Term Loans in contractual right of payment to any Indebtedness (any such other Indebtedness, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in the case of subclause (x) or (y), shall require the consent of each directly and adversely affected Term Loan Lender, unless each directly and adversely affected Term Loan Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their affiliates) of the Senior Indebtedness and to the extent such directly and adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to such Lenders describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to such Lender for a period of not less than three Business Days; provided, however, that if any such Lender does not accept an offer to provide its pro rata share of such Senior Indebtedness within the time specified for acceptance of such offer being made, such Lender shall be deemed to have declined such offer (it being understood and agreed that this clause (vii) shall not (A) override the permission for (x) Liens expressly permitted by Section 10.2 as in effect on the Restatement Date or (y) Indebtedness expressly permitted by Section 10.1 as in effect on the Restatement Date, (B) restrict an amendment to increase the maximum permitted amount of Indebtedness that is secured by Liens on all or a portion of the Collateral on a senior basis to the Liens securing the Obligations, (C) any Indebtedness incurred pursuant to the ABL Facility, factoring, securitization or other similar facility, (D) apply to the incurrence of “debtor-in-possession” financing and (E) any other Indebtedness (including to the extent exchanged for, or utilized to refinance ~~Initial~~2026 Term Loans shall not be restricted by subclauses (x) and (y) above, (y) notwithstanding anything to the contrary in clause (x), (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount of the Commitments of any Lender, in each case, without the written consent of such Lender, or (z) in connection with an amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with a replacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear) a lower Effective Yield (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately from the other Lender of the same Class (other than because of its status as a Defaulting Lender).

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, Holdings, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

Notwithstanding the foregoing, in addition to any credit extensions and related Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2 .14, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Term Loans.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”)

hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus an amount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith), (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, unless any such Applicable Margin applies after the ~~Initial~~2026 Term Loan Maturity Date, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), and (d) the covenants, events of default and guarantees shall be not materially more restrictive (taken as a whole) (as determined in good faith by the Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants, events of default and guarantees applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the termination of this Agreement and the payment of all Obligations hereunder (except for (x) contingent indemnification obligations in respect of which a claim has not yet been made, (y) Secured Hedge Obligations and (z) Secured Cash Management Obligations), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13. 1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Property or Excluded Stock or Stock Equivalents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary (provided that, in the case of any Guarantor (other than Holdings) that becomes an Excluded Subsidiary solely due to becoming non-wholly owned, such Guarantor shall only be released from the Guarantee if the applicable transfer of the Equity Interests of such Subsidiary shall have been made in connection with a bona fide business purpose) . The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

Notwithstanding anything herein to the contrary, the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Borrower and the Administrative Agent.

Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended to effect an incremental facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility or extension facility); (ii) no Lender consent is required to effect any amendment or supplement to the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement (if executed) or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement (if executed) or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) and (y) effect administrative changes of a technical or immaterial nature and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.

Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 9.11, 9.12 and 9.14 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

13.2Notices.

Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)if to Holdings, the Borrower, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Holdings, the Borrower, the Administrative Agent and the Collateral Agent.

(c)All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

13.4Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5	Payment of Expenses; Indemnification.

(a)Each of Holdings and the Borrower, jointly and severally, agree (i) to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses (without duplication) incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of (x) Latham & Watkins LLP (or such other counsel as may be agreed by the Administrative Agent and the Borrower) and (y) one counsel in each relevant local jurisdiction with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), (ii) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent and, to the extent required, one firm or local counsel in each relevant local jurisdiction with the Borrower’s consent (such consent not to be unreasonably withheld or delayed (which may include a single special counsel acting in multiple jurisdictions), and (iii) to pay, indemnify and hold harmless each Lender, each Agent and their respective Related Parties (without duplication) (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, obligations, demands, actions, judgments, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever (and the reasonable and documented out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnified Person), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnified Person arising out of or relating to any action, claim, litigation, investigation or other proceeding (regardless of whether such Indemnified Person is a party thereto or whether or not such action, claim, litigation or proceeding was brought by Holdings, any of its Subsidiaries or any other Person), arising out of, or with respect to the Transactions or to the execution, enforcement, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence, Release or threatened Release of Hazardous Materials relating in any way to Holdings or any of its Subsidiaries (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”); provided that Holdings and the Borrower shall have no obligation hereunder to any Indemnified Person with respect to indemnified liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Person or any of its Related Parties under the terms of this Agreement by such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, or (iii) any proceeding between and among Indemnified Persons that does not involve an act or omission by Holdings, the Borrower or their respective Restricted Subsidiaries; provided the Agents, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such person at such time. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.

(b)No Credit Party, Lender, Agent or Related Party of any of the foregoing shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Restatement Date); provided that the foregoing shall not limit Holdings’ and the Borrower’s indemnification obligations to the Indemnified Persons pursuant to Section 13. 5(a) in respect of damages incurred or paid by an Indemnified Person to a third party. No Lender, Agent or Related Party of any of the foregoing shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Person or any of its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.

13.6Successors and Assigns; Participations and Assignments.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A)the Borrower; provided that no consent of the Borrower shall be required for (1) an assignment of Term Loans to (X) a Lender, (Y) an Affiliate of a Lender, or (Z) an Approved Fund or (2) an assignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section 11.5 (with respect to Holdings or the Borrower) has occurred and is continuing; and

(B)the Administrative Agent (not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing, no such assignment shall be made to a natural Person, Disqualified Lender or Defaulting Lender. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Persons who are Disqualified Lenders at any time.

(ii)	Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above (and simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system or other method reasonably acceptable to the Administrative Agent;

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (as required under Section 5.4(e)); and

(E)any assignment to Holdings, a Borrower, any Subsidiary or an Affiliated Lender (other than an Affiliated Institutional Lender) shall also be subject to the requirements of Section 13.6(h).

For the avoidance of doubt, the Administrative Agent bears no responsibility for tracking or monitoring assignments to or participations by any Affiliated Lender.

(iii)Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6. For the avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) the Administrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an original Lender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of the assignment and to the extent of the assignment the assigning Lender shall each be released from further obligations under the Credit Documents and (ii) the benefit of each Security Document shall be maintained in favor of the new Lender.

(iv)The Administrative Agent, acting for this purpose as a non -fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and stated interest amounts) owing to each

Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Administrative Agent and its Affiliates and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).

(c)(i)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than (x) a natural person, (y) Holdings and its Subsidiaries and (z) any Disqualified Lender provided, however, that, notwithstanding clause (y) hereof, participations may be sold to Disqualified Lenders unless a list of Disqualified Lenders has been made available to all Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Disqualified Lenders or the sales of participations thereto at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) and (vii) of the second proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2 .10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4) (it being agreed that any documentation required under Section 5.4(e) shall be provided to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant shall be subject to Section 13.8(a) as though it were a Lender.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2 .10, 2.11 or 5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this

Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or other central bank having jurisdiction over such Lender and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative

Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) other than a Disqualified Lender providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 13.16, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement but subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5. 4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the Granting Lender)). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2. 10, 2.11 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(h)Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to Holdings, the Borrower, any Subsidiary or an Affiliated Lender and (y) Holdings, the Borrower and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between Holdings or the Borrower and the Auction Agent or (2) open market purchases; provided that:

(i)any Loans or Commitments acquired by Holdings, the Borrower or any other Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii)by its acquisition of Loans or Commitments, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)it shall not have any right to (i) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrower or their representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (iii) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender; and

(B)except with respect to any amendment, modification, waiver, consent or other action (I) in Section 13.1 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (II) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (III) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Affiliated Lender in a manner that is materially adverse to such Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph); and

(iii)the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase; and

(iv)any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to a Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such Loans or Commitments shall be retired and cancelled promptly).

For avoidance of doubt, the foregoing limitations shall not be applicable to Affiliated Institutional Lenders. None of the Borrower, Holdings, any Subsidiary of Holdings or any Affiliated Lender shall be required to make any representation that it is not in possession of information which is not publicly available and/or material with respect to Holdings, the Borrower and their respective Subsidiaries or their respective securities for purposes of U.S. federal and state securities laws.

13.7Replacements of Lenders Under Certain Circumstances.

(a)The Borrower shall be permitted (x) to replace any Lender or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date that (a) requests reimbursement for amounts owing pursuant to Sections 2 .10 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirements of Law, (ii) no Event of Default under Sections 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts pursuant to Sections 2.10, 2.11, or 5.4, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, an Affiliate of the Lender, an Affiliated Lender or Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to the provisions of Section 13.6(b), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that unless otherwise agreed the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of either (i) all of the Lenders directly and adversely affected or (ii) all of the Lenders, and, in each case, with respect to which the Required Lenders (or at least 50.1% of the directly and adversely affected Lenders) shall have granted their consent, then, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) and repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that (a) all Obligations hereunder of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender may be owed pursuant to Section 2.11, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the Borrower shall pay to such Non-Consenting Lender the amount, if any, owing to such Lender pursuant to Section 5.1(b). In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

13.8Adjustments; Set-off.

(a)Except as contemplated in Section 13.6 or elsewhere herein, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Credit Parties but with the prior consent of the Administrative Agent, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by the Credit Parties hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Credit Parties. Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature” and words of like import in this Agreement relating to the execution and delivery of this Agreement shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, the Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY HERETO RELATED TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13	Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)agrees that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)agrees that nothing herein shall affect the right of the Administrative Agent, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings, the Borrower or any other Credit Party in any other jurisdiction; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5.

13.14	Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Credit Documents;

(b)(i)the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);

(ii)in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees, or any other Person;

(iii)neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising the Borrower, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;

(iv)the Administrative Agent, each other Agent and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and

(v)neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of Holdings and the Borrower hereby agrees that it will not claim that any Agent owes a fiduciary or similar duty to the Credit Parties in connection with the Transactions contemplated hereby and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15WAIVERS OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE).

13.16Confidentiality. The Administrative Agent, each other Agent and each Lender (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall treat confidentially all non-public information provided to any Restricted Person by or on behalf of any Credit Party hereunder in connection with such Restricted Person’s evaluation of whether to become a Lender hereunder or obtained by such Restricted Person pursuant to the requirements of this Agreement (“Confidential Information”) and shall not publish, disclose or otherwise divulge such Confidential Information; provided that nothing herein shall prevent any Restricted Person from disclosing any such Confidential Information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Restricted Person or any of its Affiliates (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent that such Confidential Information becomes publicly available other than by reason of improper disclosure by such Restricted Person or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing under this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Person from a third party that is not, to such Restricted Person’s knowledge, subject to confidentiality obligations owing to any Credit Party or any of their respective subsidiaries or affiliates, (e) to the extent that such Confidential Information was already in the possession of the Restricted Persons prior to any duty or other undertaking of confidentiality or is independently developed by the Restricted Persons without the use of such Confidential Information, (f) to such Restricted Person’s affiliates and to its and their respective officers, directors, partners, employees, legal counsel, independent auditors, and other experts or agents who need to know such Confidential Information in connection with providing the Loans or action as an Agent hereunder and who are informed of the confidential nature of such Confidential Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such Restricted Person, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers (or other derivative transaction counterparties) (any such person, a “Derivative Counterparty”), participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16); provided that (i) the disclosure of any such Confidential Information to any Lenders, Derivative Counterparties or prospective Lenders, Derivative Counterparties or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender, Derivative Counterparty or prospective Lender or participant or prospective participant that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) in accordance with the standard syndication processes of such Restricted Person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such Confidential Information and (ii) no such disclosure shall be made by such Restricted Person to any person that is at such time a Disqualified Lender, (h) for purposes of establishing a “due diligence” defense, or (i) to rating agencies in connection with obtaining ratings for the Borrower and the Facilities to the extent such rating agencies are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16). Notwithstanding the foregoing, (i) Confidential Information shall not include, with respect to any Person, information available to it or its Affiliates on a non-confidential basis from a source other than Holdings, its Subsidiaries or its Affiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any other Restricted Person (other than its officers, directors or employees), (iii) in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, and (iv) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement, the other Credit Documents and the Loans. For the avoidance of doubt, nothing herein prohibits or impedes any individual from communicating or disclosing Information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.

13.17Direct Website Communications. Each of Holdings and the Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial, and other reports, certificates, and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto, (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) upon written request by the Administrative Agent, Holdings or the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Holdings or the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(a)Each of Holdings and the Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.

(b)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents as determined in the final non-appealable judgment of a court of competent jurisdiction.

(c)Each of Holdings and the Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings and the Borrower, the Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Borrower have indicated contains only publicly available information with respect to Holdings or the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If Holdings or the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to Holdings, the Borrower, the Subsidiaries and their securities. Notwithstanding the foregoing, each of Holdings and the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information; provided, however, that the following documents shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of the Credit Facility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a),(b) and (d).

13.18USA PATRIOT Act. Each Lender hereby notifies each Credit Party that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

13.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability:

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

13.20Payments Set Aside. To the extent that any payment by or on behalf of Holdings or the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.21No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders or creditors. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

13.22Nature of Borrower Obligations.

(a)Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all of the Borrower’s Obligations to repay principal of, interest on, and all other amounts with respect to, all Loans and all other Obligations of the Borrower pursuant to this Agreement (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Commitments) shall be guaranteed pursuant to, and in accordance with the terms of, the Guarantee.

(b)The obligations of the Borrower with respect to the Borrower’s Obligations are independent of the obligations of any Guarantor under its guaranty of the Borrower’s Obligations, and a separate action or actions may be brought and prosecuted against the Borrower, whether or not any such Guarantor is joined in any such action or actions. The Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

(c)The Borrower authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by the Credit Documents and applicable statute that cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(i)exercise or refrain from exercising any rights against any Guarantor or others or otherwise act or refrain from acting;

(ii)apply any sums paid by any other Person, howsoever realized or otherwise received to or for the account of the Borrower to any liability or liabilities of such other Person regardless of what liability or liabilities of such other Person remain unpaid; and/or

(iii)consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Person.

(d)It is not necessary for the Administrative Agent or any other Lender to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf.

(e)The Borrower waives any right to require the Administrative Agent or the other Lenders to (i) proceed against any Guarantor or any other party, (ii) proceed against or exhaust any security held from any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s or the Lenders’ power whatsoever. The Borrower waives any defense based on or arising out of suretyship or any impairment of security held from the Borrower, any Guarantor or any other party or on or arising out of any defense of any Guarantor or any other party other than payment in full in cash of the Obligations of the Credit Parties, including, without limitation, any defense based on or arising out of the disability of any Guarantor or any other party, or the unenforceability of the Obligations of the Borrower or any part thereof from any cause, in each case other than as a result of the payment in full in cash of the Obligations of the Borrower.

(f)All provisions contained in any Credit Document shall be interpreted consistently with this Section 13.22 to the extent possible.

13.23Amendment and Restatement; Binding Effect.

(a)On the Restatement Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except that Holdings, the Borrower (on behalf of itself and the other Credit Parties), the Administrative Agent, the Collateral Agent and the Lenders agree that (i) the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Restatement Date) shall continue to exist under and be evidenced by this Agreement and the other Credit Documents, (ii) the Existing Credit Agreement shall continue to evidence the representations and warranties made by Holdings and the Borrower prior to the Restatement Date, (iii) except as expressly stated herein or amended or amended and restated, the other Credit Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations, and (iv) the Existing Credit Agreement shall continue to evidence any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Restatement Date (including any failure, prior to the Restatement Date, to comply with the covenants contained in the Existing Credit Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement existing prior to the Restatement Date. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(b)The terms and conditions of this Agreement and the Administrative Agent’s, the Collateral Agent’s and the Lenders’ rights and remedies under this Agreement and the other Credit Documents shall apply to all of the Obligations incurred under the Existing Credit Agreement.

(c)On and after the Restatement Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Credit Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby (as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time), (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Credit Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Restatement Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby (as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

(d)This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Credit Document, all terms and conditions of the Credit Documents remain in full force and effect unless specifically amended hereby or by any other Credit Document.

(e)The Initial Term Loans constitute “Replacement Term Loans” under and as defined in the Existing Credit Agreement in respect of the Existing Term Loans.

(f)Any Restricted Subsidiary of the Borrower that was a “Guarantor” under and as defined in the Existing Credit Agreement immediately prior to the Restatement Date and that is not a party to a Guarantee immediately after giving effect to the amendment and restatement of the Guarantee on the Restatement Effective Date is hereby released from its guarantee under the Credit Documents. For avoidance of doubt, the Lenders hereby authorize the Administrative Agent and the Collateral Agent to release from the Collateral any property or assets that constitute Excluded Property or Excluded Stock and Stock Equivalents upon the occurrence of the Restatement Date (which may include, without limitation, (w) execution and delivery of account control agreement termination notices, (x) execution and delivery of releases of security interests and Liens on aircraft or aircraft parts, (y) execution and delivery of intellectual property security agreement releases for any intellectual property owned by any Restricted Subsidiaries of the Borrower that are released from their guarantees pursuant to the immediately preceding sentence and (z) filing UCC termination statements with respect to any UCC-1 financing statements filed against any Restricted Subsidiaries of the Borrower that are released from their guarantees pursuant to the immediately preceding sentence).

13.24Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b)	As used in this Section 13.24, the following terms have the following meanings:

(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)“Covered Entity” means any of the following:

(A)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)

(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

13.25Cashless Settlement.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

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